Filed pursuant to Rule 424(b)(3)
File No. 333-124535

SUBJECT TO COMPLETION, DATED JANUARY 24, 2007

This prospectus supplement relates to an effective registration statement under the Securities Act of 1933, but it is not complete and may be changed. This prospectus supplement and the accompanying prospectus are not an offer to sell these securities and they are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS SUPPLEMENT (To Prospectus Dated August 3, 2005)

         Securities

USB Capital XII

         Trust Preferred Securities

fully and unconditionally guaranteed by

The      % Trust Preferred Securities, each with a $25 liquidation amount, are referred to in this prospectus supplement as the “capital securities”. Each capital security represents an undivided beneficial interest in the assets of USB Capital XII, or the “trust,” which is a Delaware statutory trust. U.S. Bancorp will own all of the common securities of the trust.

The only assets of the trust will be      % Income Capital Obligation NotesSM due February 15, 2067, issued by U.S. Bancorp, which we refer to in this prospectus supplement as the “ICONs,” and related proceeds. The trust will pay distributions on the capital securities only from the proceeds, if any, of interest payments on the ICONs. The ICONs are junior subordinated debt instruments and will bear interest from the date they are issued at the annual rate of     % of their principal amount, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning May 15, 2007.

We may elect to defer interest payments on the ICONs as described in this prospectus supplement. We will not be required to settle deferred interest pursuant to the alternative payment mechanism described in this prospectus supplement until we have deferred interest for five consecutive years or made a payment of current interest, and we may defer interest for up to ten consecutive years without giving rise to an event of default and acceleration. If we do not pay interest on the ICONs, the trust will not make the corresponding distributions on the capital securities. U.S. Bancorp will guarantee payment of distributions on the capital securities only to the extent U.S. Bancorp makes corresponding payments to the trust on the ICONs. In the event of bankruptcy, holders may have a limited claim for deferred interest.

We may redeem the ICONs in whole or in part on or after February 15, 2012, or in whole at any time if certain changes occur in tax or investment company laws and regulations or if the capital securities cease to constitute Tier 1 capital of U.S. Bancorp for regulatory capital purposes. We will not redeem the ICONs unless we obtain the prior approval of the Board of Governors of the Federal Reserve System to do so, if such approval is then required. To the extent we redeem the ICONs, the trust must redeem a corresponding amount of the capital securities.

Investing in the capital securities involves risks. See “Risk Factors” beginning on page S-16.

The capital securities and the ICONs are not deposits or other obligations of a bank. They are not insured by the FDIC or any other government agency. We will apply to list the capital securities on the New York Stock Exchange under the symbol “USB Pr K”. Trading of the capital securities on the New York Stock Exchange is expected to commence within 30 days of the date of the initial delivery of the capital securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Capital Security	Total
Public offering price(1)	$	$
Underwriting commission to be paid by U.S. Bancorp(2)	$	$
Proceeds (before expenses)	$	$

(1)              Any accrued distributions on the capital securities from            , 2007 should be added to the public offering price.

(2)              U.S. Bancorp will pay the underwriters compensation of $      per capital security for sales of more than         capital securities to a single purchaser. As a result of such sales, the total underwriting discounts will decrease, and the total proceeds to U.S. Bancorp will increase, by $      .

We have granted the underwriters a right to request from us the opportunity to purchase up to        additional capital securities at the public offering price less the underwriting commission of $    per capital security, within 30 days from the date of this prospectus supplement, to cover over-allotments, if any.

The underwriters expect to deliver the capital securities in book-entry form only through The Depository Trust Company on or about           , 2007.

Joint Book-runners

Merrill Lynch & Co.	Morgan Stanley	UBS Investment Bank
Structuring Advisor

A.G. Edwards & Sons
Citigroup
RBC Capital Markets
Wachovia Securities

Banc of America Securities LLC
Bear, Stearns & Co. Inc.
Charles Schwab
Credit Suisse
Goldman, Sachs & Co.
Jefferies & Company
Lehman Brothers
Stifel Nicolaus

The date of this prospectus supplement is               , 2007

SM Income Capital Obligation Notes is a service mark of Merrill Lynch & Co., Inc.

TABLE OF CONTENTS

Prospectus Supplement

Prospectus

You should rely only on the information contained in or incorporated by reference in this prospectus supplement, any related issuer free writing prospectus and the accompanying prospectus. This prospectus supplement, any related issuer free writing prospectus and the accompanying prospectus may be used only for the purpose for which they have been prepared. No one is authorized to give information other than that contained in this prospectus supplement, any related issuer free writing prospectus and the accompanying prospectus and in the documents referred to in this prospectus supplement, any related issuer free writing prospectus and the accompanying prospectus and which are made available to the public. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it.

We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information appearing in this prospectus supplement, any related issuer free writing prospectus, the accompanying prospectus or any document incorporated by reference is accurate as of any date other than the date of the applicable document. Our business, financial condition, results of operations and prospects may have changed since that date. This prospectus supplement, any related issuer free writing prospectus and the accompanying prospectus do not constitute an offer, or an invitation on our behalf or on behalf of the underwriters, to subscribe for and purchase, any of the capital securities, and may not be used for or in connection with an offer or solicitation by anyone, in any jurisdiction in which such an offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

i

SUMMARY

The following information should be read together with the information contained in other parts of this prospectus supplement and in the accompanying prospectus. It may not contain all the information that is important to you. You should carefully read this entire prospectus supplement and the accompanying prospectus to understand fully the terms of the capital securities and the related guarantee and the ICONs, as well as the tax and other considerations that are important to you in making a decision about whether to invest in the capital securities. To the extent the following information is inconsistent with the information in the accompanying prospectus, you should rely on the following information. You should pay special attention to the “Risk Factors” section of this prospectus supplement to determine whether an investment in the capital securities is appropriate for you.

About U.S. Bancorp

We are a multi-state financial holding company headquartered in Minneapolis, Minnesota. We were incorporated in Delaware in 1929 and operate as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956. We provide a full range of financial services through our subsidiaries, including lending and depository services, cash management, foreign exchange and trust and investment management services. Our subsidiaries also engage in credit card services, merchant and automated teller machine processing, mortgage banking, insurance, brokerage and leasing services. We are the parent company of U.S. Bank National Association and U.S. Bank National Association ND.

Our common stock is traded on the New York Stock Exchange under the ticker symbol “USB”. Our principal executive offices are located at 800 Nicollet Mall, Minneapolis, Minnesota 55402. Our telephone number is (651) 466-3000.

About USB Capital XII

USB Capital XII is a statutory trust organized under Delaware law as of April 28, 2005 by the trustees and us. USB Capital XII was established solely for the following purposes:

•       to issue the capital securities, which represent undivided beneficial ownership interests in USB Capital XII’s assets, to the public;

•       to use proceeds from the sale of capital securities to buy our       % Income Capital Obligation NotesSM (“ICONs”) due 2067;

•       to issue the common securities in a total liquidation amount of $1,000,000 to us in exchange for our ICONs;

•       to maintain USB Capital XII’s status as a grantor trust for United States federal income tax purposes; and

•       to engage in other activities that are directly related to the activities described above, such as registering the transfer of the capital securities.

Because USB Capital XII was established only for the purposes listed above, the ICONs will be USB Capital XII’s sole assets. Payments on the ICONs will be USB Capital XII’s sole source of income. USB Capital XII will issue only one series of capital securities.

SMIncome Capital Obligation Notes is a service mark of Merrill Lynch & Co., Inc.

The Offering

Title	USB Capital XII % Trust Preferred Securities.
Securities Offered

             capital securities in denominations of $25 each with an aggregate liquidation amount of $25. Each capital security will represent an undivided beneficial ownership interest in the assets of the trust. Each capital security will entitle its holder to receive quarterly cash distributions as described below.

USB Capital XII

The issuer of the capital securities is USB Capital XII, a Delaware statutory trust. We created it for the sole purpose of issuing the capital securities to the public, using the proceeds of the sale to buy our             % Income Capital Obligation Notes SM (“ICONs”) due 2067, issuing common securities in a total liquidation amount of $1,000,000 to us in exchange for an additional amount of ICONs, and engaging in the other transactions described below. The ICONs are junior subordinated debt instruments.

USB Capital XII has five trustees. The three administrative trustees are officers of U.S. Bancorp. Wilmington Trust Company will act as the property trustee and the Delaware trustee of the trust.

The trust will hold the ICONs that we issue to it in exchange for the issuance of common securities to us. We will retain the common securities that we receive from the trust. The trust will make payments on the capital securities at the same rate and at the same times as we pay interest on the ICONs. The trust will use the payments it receives on the ICONs to make the corresponding payments on the capital securities. We will guarantee payments made on the capital securities to the extent described below. Both the ICONs and the guarantee will be subordinated to our other indebtedness to the extent described under “Certain Terms of the ICONs — Ranking of the ICONs and Guarantee”.

Distributions

If you purchase the capital securities, as an undivided beneficial owner of the ICONs, you will be entitled to receive cumulative cash distributions at an annual rate of              %. Interest on the ICONs will accrue, and as a result distributions on the capital securities will accumulate from the initial issuance, and will be paid quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning May 15, 2007.

Distribution Deferral

We may, on one or more occasions, defer the quarterly interest payments on the ICONs for one or more periods (each, an “Optional Deferral Period”) of up to 20 consecutive quarters, or five years, without being subject to our obligations described under “Certain Terms of the ICONs — Alternative Payment Mechanism”, and for one or more consecutive interest periods that do not exceed a total of ten consecutive years without giving rise to an event of default and acceleration under the terms of the ICONs or the capital securities. A deferral of interest payments cannot extend, however, beyond the maturity date of the ICONs, nor can we begin a new Optional Deferral Period until we have paid all accrued interest on the ICONs.

If we defer interest payments on the ICONs, the trust also will defer distributions on the capital securities. Any deferred interest on the ICONs will accrue additional interest at an annual rate of             % (which rate will be equal to the annual interest rate on the ICONs), compounded quarterly, to the extent permitted by applicable law. Once we pay all deferred interest payments on the ICONs, including all accrued interest, we may again defer interest payments on the ICONs as described above, but not beyond the maturity date of the ICONs.

We will provide to the trust written notice of any optional deferral of interest at least ten and not more than 60 business days prior to the applicable interest payment date, and any such notice will be forwarded promptly by the trust to each holder of record of capital securities.

On or immediately following the first interest payment date during an Optional Deferral Period on which we elect to pay current interest or, if earlier, by the next interest payment date following a five-year Optional Deferral Period:

•  unless we notify the trust that a Market Disruption Event (as defined below) has occurred and except as otherwise described below, we will be required to sell our qualifying warrants or common stock and/or perpetual non-cumulative preferred stock pursuant to the Alternative Payment Mechanism (as defined below) and use the net proceeds of those sales to pay all accrued and unpaid deferred interest on the ICONs on or prior to the next interest payment date, in each case as described below under “Certain Terms of the ICONs — Alternative Payment Mechanism”; and

•  we will be prohibited from paying deferred interest on the ICONs (and compounded interest thereon) from any other source until all accrued and unpaid deferred interest has been paid pursuant to the Alternative Payment Mechanism as described under “Certain Terms of the ICONs — Alternative Payment Mechanism” (the “Alternative Payment Mechanism”). We may pay current interest from any available funds.

Although the failure to comply with the foregoing rules with respect to the Alternative Payment Mechanism and payment of interest during an Optional Deferral Period would be a breach of our obligations under the ICONs, it would not constitute an event of default or give rise to a right of acceleration under the indenture. However, an event of default under the indenture will occur if we fail to pay all accrued and unpaid interest for a period of more than ten consecutive years after the commencement of an Optional Deferral Period.

Furthermore, if the Board of Governors of the Federal Reserve System (including the Federal Reserve Bank of Minneapolis or any other Federal Reserve Bank having primary regulatory authority over us, the “Federal Reserve Board”) has disapproved of the sale of qualifying warrants or common stock and/or perpetual non-cumulative preferred stock pursuant to the Alternative Payment Mechanism, we may pay interest from any source without a breach of our obligations under the indenture. In addition, if we sell qualifying warrants or common stock and/or perpetual non-cumulative preferred stock pursuant to the Alternative Payment Mechanism but the Federal Reserve Board disapproves of the use of the proceeds to pay deferred interest, we may use the proceeds for other purposes and continue to defer interest without a breach of our obligations under the indenture. See “Certain Terms of the ICONs — Option to Defer Interest Payments”.

Alternative Payment Mechanism

Subject to the exclusions described below and in “Certain Terms of the ICONs — Market Disruption Events”, if we have optionally deferred interest payments otherwise due on the ICONs we will be required, commencing not later than on or immediately following the first interest payment date during an Optional Deferral Period on which we elect to pay current interest, or, if earlier, by the next interest payment date following a five-year Optional Deferral Period, to sell our qualifying warrants or common stock and/or perpetual non-cumulative preferred stock until we have raised an amount of Eligible Equity Proceeds, as described below, at least equal to the aggregate amount of deferred interest on the ICONs that will be accrued and unpaid as of the next interest payment date. We have agreed to pay all accrued and unpaid deferred interest on the ICONs on or before the next interest payment date to the extent, and only to the extent, of those Eligible Equity Proceeds, provided that our use of other sources of funds to pay deferred interest payments would not, by itself, be an event of default under the indenture that would permit the trust or holders of capital securities to accelerate the ICONs.

For each interest payment date, “Eligible Equity Proceeds” means the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuances) we have received during the 180-day period prior to that interest payment date from the sale or offering of any combination of the following equity securities (subject to certain caps and other limitations described below) to persons that are not our affiliates:

•  “qualifying warrants”, which are net share settled warrants to purchase our common stock that have an exercise price greater than the current stock market price of our common stock as of their date of issuance, that we are not entitled to redeem for cash and the holders of such warrants are not entitled to require us to repurchase for cash in any circumstance; or

• shares of our common stock, including treasury shares and shares of common stock sold pursuant to our dividend reinvestment plan and employee benefit plans; and/or

•  “perpetual non-cumulative preferred stock”, which means shares of our perpetual non-cumulative preferred stock that (i) are subject to a replacement capital covenant similar to the Replacement Capital Covenant described herein and/or (ii) contain  provisions which would oblige us upon the occurrence of certain events to defer dividends;

provided, in each case, that we have obtained the prior approval of the Federal Reserve Board for the issuance and sale of such securities. If the Federal Reserve Board disapproves of the issuance and sale of such securities, we may pay interest from any source without a breach of our obligations under the indenture. In addition, if we sell such securities pursuant to the Alternative Payment Mechanism but the Federal Reserve Board disapproves the use of the proceeds to pay deferred interest, we may use the proceeds for other purposes and continue to defer interest without a breach of our obligations under the indenture.

Our issuance of qualifying warrants, common stock and/or perpetual non-cumulative preferred stock under the Alternative Payment Mechanism is subject to certain caps and other limitations, as described in “Certain Terms of the ICONs — Alternative Payment Mechanism”.

Market Disruption Events	A “Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:

•  trading in securities generally on the New York Stock Exchange or any other national securities, futures or options exchange or over-the-counter market on which our qualifying warrants, common stock or perpetual non-cumulative preferred stock is then listed or traded shall have been suspended or the settlement of such trading activity generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the Securities and Exchange Commission, by the relevant exchange or by another regulatory body or governmental authority having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of our qualifying warrants, common stock or perpetual non-cumulative preferred stock;

•  we would be required to obtain the consent or approval of our shareholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell our qualifying warrants, common stock or perpetual non-cumulative preferred stock and we fail to obtain that consent or approval notwithstanding our commercially reasonable efforts to obtain that consent or approval (including, without limitation, (i) failing to obtain approval for such issuance from the Federal Reserve Board after having given notice to the Federal Reserve Board as required under the indenture, or (ii) failing to obtain approval of the Federal Reserve Board to use the proceeds of such issuance to pay deferred interest);

•  a banking moratorium shall have been declared by the federal or state authorities of the United States such that market trading in our qualifying warrants, common stock or perpetual non-cumulative preferred stock has been materially disrupted;

•  a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States such that market trading in our qualifying warrants, common stock or perpetual non-cumulative preferred stock has been materially disrupted;

•  the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis such that market trading in our qualifying warrants, common stock or perpetual non-cumulative preferred stock has been materially disrupted;

•  there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, such that market trading in our qualifying warrants, common stock or perpetual non-cumulative preferred stock has been materially disrupted;

•  an event occurs and is continuing as a result of which the offering document for such offer and sale of our qualifying warrants, common stock or perpetual non-cumulative preferred stock would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (a) the disclosure of that event at such time, in our reasonable judgment, would have a material adverse effect on our business or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction and we have a bona fide reason for keeping the same confidential or its disclosure would impede our ability to consummate such transaction, provided that no single suspension period described in this bullet may exceed 90 consecutive days and multiple suspension periods may not exceed an aggregate of 180 days in any 360-day period; or

•  we reasonably believe that the offering document for the offer and sale of our qualifying warrants, common stock or perpetual non-cumulative preferred stock would not be in compliance with a rule or regulation of the Securities and Exchange Commission and we are unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period described in this bullet may exceed 90 consecutive days and multiple suspension periods may not exceed an aggregate of 180 days in any 360-day period.

We will be excused from our obligations under the Alternative Payment Mechanism in respect of any interest payment date if we provide written certification to the trust (which the trust will promptly forward upon receipt to each holder of record of capital securities) no more than 20 and no fewer than ten business days in advance of that interest payment date certifying that:

• a Market Disruption Event was existing after the immediately preceding interest payment date; and

•  either (a) the Market Disruption Event continued for the entire period from the day after the immediately preceding interest payment date on which the Market Disruption Event occurred to the business day immediately preceding the date on which that certification is provided or (b) the Market Disruption Event continued for only part of this period, but we were unable after commercially reasonable efforts to raise sufficient Eligible Equity Proceeds during the rest of that period to pay all accrued and unpaid interest.

Our certification of a Market Disruption Event will identify which type of Market Disruption Event has occurred with respect to the applicable interest payment date, and the date(s) on which that event occurred or existed.

If, due to a Market Disruption Event or otherwise, we were able to raise some, but not all, Eligible Equity Proceeds in respect of any interest payment date, we will apply any available Eligible Equity Proceeds in chronological order to pay accrued and unpaid deferred interest no later than the applicable interest payment date, and you will be entitled to receive your pro rata share of any amounts received on the ICONs; provided, however, that if we have outstanding securities in addition to the ICONs under which we are obligated to sell qualifying warrants or shares of our common stock and/or perpetual non-cumulative preferred stock and apply the net proceeds to the payment of deferred interest, then on any date and for any period the amount of net proceeds received by us from those sales and available for payment of the deferred interest will be applied to the ICONs and those other securities on a pro rata basis, or on such other basis as the Federal Reserve Board may approve.

Dividend Stopper	Unless we have paid all accrued and payable interest on the ICONs, we will not and our subsidiaries will not do any of the following, with certain limited exceptions:
• declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of our capital stock;

•  make any payment of principal of or interest or premium, if any, on or repay, purchase or redeem any of our debt securities (including other ICONs) that rank equally with or junior in interest to the ICONs, other than pro rata payments of accrued and unpaid interest on the ICONs and any other of our debt securities (including the ICONs or other junior subordinated debt) that rank equally with the ICONs except and to the extent the terms of any such debt securities would prohibit us from making such pro rata payment; or

•  make any guarantee payments on any guarantee of debt securities of any of our subsidiaries (including under other guarantees of ICONs) if the guarantee ranks equally with or junior in interest to the guarantee, other than pro rata payments of accrued and unpaid amounts on the guarantee and any other of our guarantees of debt securities of our subsidiaries that rank equally with the guarantee except and to the extent the terms of any such debt securities would prohibit us from making such pro rata payment.

Our outstanding junior subordinated debt securities contain comparable provisions that will restrict the payment of principal of, and interest on, and the purchase or redemption of, any of the ICONs as well as any guarantee payments on the guarantee of the ICONs if any of the foregoing circumstances occur with respect to those securities.

In addition, if any deferral period lasts longer than one year, the restrictions on our ability to redeem or purchase any of our securities that rank equally with or junior in interest to the ICONs will continue until the first anniversary of the date on which all deferred interest has been paid.

If we are involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the immediately preceding paragraph will not apply to any deferral period that is terminated on the earlier of (a) the second interest payment date or (b) ninety days, in each case following the date of consummation of the business combination.

Redemption	The trust will redeem all of the outstanding capital securities when the ICONs are repaid at maturity. The ICONs are scheduled to mature on February 15, 2067.

In addition, if we redeem any ICONs before their maturity, the trust will use the cash it receives on the redemption of the ICONs to redeem, on a proportionate basis, the capital securities and the common securities. We may redeem the ICONs before their maturity at 100% of their principal amount plus accrued and unpaid interest in whole or in part on one or more occasions any time on or after February 15, 2012, or in whole at any time if certain changes occur in tax or investment company laws and regulations or if the capital securities cease to constitute Tier 1 capital of U.S. Bancorp under the capital guidelines of the Federal Reserve Board. These circumstances are more fully described below under the caption “Certain Terms of the ICONs — Redemption” in this prospectus supplement.

We will not redeem the ICONs before their maturity unless we obtain the prior approval of the Federal Reserve Board to do so, if such approval is then required by the Federal Reserve Board.
Replacement Capital Covenant

Around the time of the initial issuance of the ICONs, we will enter into a Replacement Capital Covenant (as defined under “Certain Terms of the Replacement Capital Covenant”) in which we will covenant for the benefit of holders of a designated series of our indebtedness, other than the ICONs, or in certain limited cases a designated series of indebtedness of our subsidiary, U.S. Bank National Association, that we will not redeem or purchase the ICONs and the trust will not redeem or purchase the capital securities on or before February 15, 2057, unless (a) subject to certain limitations, during the 180 days prior to the date of that redemption or purchase we have received proceeds from the sale of specified securities that have equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the ICONs at that time and (b) we have obtained the prior approval of the Federal Reserve Board, if such approval is then required by the Federal Reserve Board. The Replacement Capital Covenant is not intended for the benefit of holders of the ICONs or capital securities and may not be enforced by them, and the Replacement Capital Covenant is not a term of the indenture, the trust agreement, the ICONs or the capital securities.

Liquidation Preference

Upon any dissolution, winding-up or liquidation of USB Capital XII involving the liquidation of the ICONs, the holders of the capital securities will be entitled to receive, out of assets held by the trust, subject to the rights of any creditors of the trust, the liquidation distribution in cash. The trust will be able to make this distribution of cash only if we redeem or repay the ICONs.

The Guarantee

We will fully and unconditionally guarantee the payment of all amounts due on the capital securities to the extent the trust has funds available for payment of such distributions. The guarantee will be subordinated to our other indebtedness to the extent described under “Ranking of the ICONs and Guarantee” below.

We also are obligated to pay most of the expenses and obligations of the trust (other than the trust’s obligations to make payments on the capital securities and common securities, which are covered only by the guarantee).

The guarantee does not cover payments when the trust does not have sufficient funds to make payments on the capital securities. In other words, if we do not make a payment on the ICONs, the trust will not have sufficient funds to make payments on the capital securities, and the guarantee will not obligate us to make those payments on the trust’s behalf. In addition, our obligations under the guarantee are subordinate to our obligations to other creditors to the same extent as the ICONs. For more information, see “Description of the Guarantee” in the accompanying prospectus.

Ranking of the ICONs and
Guarantee

Our payment obligations under the ICONs and the guarantee will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of our current and future indebtedness, including, among other things, indebtedness for borrowed money, indebtedness evidenced by bonds, debentures, notes or similar instruments, similar obligations arising from off-balance sheet guarantees and direct credit substitutes, obligations associated with derivative products including but not limited to interest rate and foreign exchange contracts and forward contracts related to mortgages, commodity contracts, capitalized lease obligations, and guarantees of any of the foregoing, but not including trade account payables and accrued liabilities arising in the ordinary course of business; provided, however, that the ICONs and the guarantee will rank equally in right of payment with any Pari Passu Securities and trade account payables and accrued liabilities arising in the ordinary course of business.

“Pari Passu Securities” means: (i) indebtedness that, among other things, (a) qualifies as, or is issued to financing vehicles issuing securities that qualify as, Tier 1 capital of U.S. Bancorp at the time of issuance under the capital guidelines of the Federal Reserve Board and (b) by its terms ranks equally with our 6.35% Income Capital Obligation Notes underlying the trust preferred securities issued by USB Capital VIII, our Junior Subordinated Notes underlying the 6.189% Fixed-to-Floating Rate Normal Income Trust Securities issued by USB Capital IX, our 6.50% Income Capital Obligation Notes underlying the trust preferred securities issued by USB Capital X, our 6.60% Income Capital Obligation Notes underlying the 6.60% Trust Preferred Securities issued by USB Capital XI and the ICONs in right of payment and upon liquidation; and (ii) guarantees of indebtedness described in clause (i) or securities issued by one or more financing vehicles described in clause (i). “Pari Passu Securities” does not include our junior subordinated debentures or guarantees issued in connection with our currently outstanding and future traditional trust preferred securities, each of which will rank senior to the capital securities issued by USB Capital VIII, USB Capital IX, USB Capital X and USB Capital XI and being issued by USB Capital XII.

As a holding company, our assets primarily consist of the equity securities of our subsidiaries. As a result, the ability of holders of the ICONs to benefit from any distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to the prior claims of present and future creditors of that subsidiary. The capital securities, the ICONs and the guarantee do not limit our or our subsidiaries’ ability to incur additional debt, including debt that ranks senior in priority of payment to the ICONs and the guarantee. At September 30, 2006, our indebtedness and obligations, on an unconsolidated basis, totaled approximately $15 billion. In addition, the ICONs will be effectively subordinated to all of our subsidiaries’ existing and future indebtedness and other obligations, including, but not limited to, obligations to depositors. At September 30, 2006, our subsidiaries’ direct borrowings and deposit liabilities totaled approximately $173 billion.

Trust Enforcement Events

An event of default under the indenture constitutes an event of default under the amended and restated trust agreement. We refer to such an event as a “Trust Enforcement Event”. For more information on events of default under the indenture, see “Certain Terms of the ICONs — Events of Default and Acceleration” in this prospectus supplement. Upon the occurrence and continuance of a Trust Enforcement Event, the property trustee, as the sole holder of the ICONs, will have the right under the indenture to declare the principal amount of the ICONs due and payable. See “Certain Terms of the ICONs — Events of Default and Acceleration”. The amended and restated trust agreement does not provide for any other events of default.

If the property trustee fails to enforce its rights under the ICONs (whether or not a Trust Enforcement Event has occurred), any holder of capital securities may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee’s rights under the ICONs and the indenture without first instituting legal proceedings against the property trustee or any other person. In addition, if a Trust Enforcement Event has occurred due to our failure to pay interest in full on the ICONs for a period of 30 days after the conclusion of a ten-year period following the commencement of an Optional Deferral Period, then the registered holder of capital securities may institute a direct action on or after the due date directly against us for enforcement of payment to that holder of the principal of or interest on the ICONs having a principal amount equal to the total liquidation amount of that holder’s capital securities. See “Certain Terms of the ICONs — Events of Default and Acceleration”. In connection with such a direct action, we will have the right under the indenture to set off any payment made to that holder by us. The holders of capital securities will not be able to exercise directly any other remedy available to the holders of the ICONs.

Pursuant to the amended and restated trust agreement, the holder of the common securities will be deemed to have waived any Trust Enforcement Event regarding the common securities until all Trust

Enforcement Events regarding the capital securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events regarding the capital securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and only the holders of the capital securities will have the right to direct the enforcement actions of the property trustee.

Voting Rights

Holders of capital securities will have only limited voting rights. In particular, holders of capital securities may not elect or remove any trustee, except after a Trust Enforcement Event. If a Trust Enforcement Event occurs, a majority in liquidation amount of the holders of the capital securities would be entitled to remove or appoint the property trustee and the Delaware trustee.

Dissolution of the Trust and
Distribution of the ICONs	We may dissolve USB Capital XII at any time, subject to obtaining the prior approval of the Federal Reserve Board to do so, if such approval is then required by the Federal Reserve Board.

If we dissolve the trust, or if the trust dissolves because of certain other specified events (such as our bankruptcy), the trust will distribute the ICONs to holders of the capital securities and the common securities on a proportionate basis.

Use of Proceeds

The net proceeds from the offering of the capital securities are estimated to be $      , or $      if the underwriters exercise their over-allotment option in full. USB Capital XII will use the proceeds of the sale of the capital securities to purchase the ICONs. We intend to use all of the proceeds from the sale of the ICONs for general corporate purposes. We expect the capital securities to qualify as Tier 1 capital of U.S. Bancorp under the capital guidelines of the Federal Reserve Board.

Listing

We will apply to list the capital securities on the New York Stock Exchange. Trading is expected to commence within 30 days after the capital securities are first issued. You should be aware that the listing of the capital securities will not necessarily ensure that an active trading market will be available for the capital securities or that you will be able to sell your capital securities at the price you originally paid for them.

If USB Capital XII distributes the ICONs, we will use our best efforts to list them on the New York Stock Exchange or wherever the capital securities are then listed.
Expected Ratings

We expect that the capital securities will be rated A1, A and A+ by Moody’s Investor Services, Standard & Poor’s and Fitch Ratings, respectively. None of these securities ratings is a recommendation to buy, sell or hold these securities. Each rating may be subject to revision or withdrawal at any time, and should be evaluated independently of any other rating.

Form of the Capital Securities	The capital securities will be represented by one or more global securities that will be deposited with and registered in the name of The Depository Trust Company, New York, New York. This means that you will not receive a certificate for your capital securities and the capital securities will not be registered in your name. For more details, see the information under the caption “Book-Entry Issuance” in the accompanying prospectus.

U.S. Federal Income Tax
Consequences

In connection with the issuance of the capital securities, Squire, Sanders & Dempsey L.L.P., as special tax counsel, will render its opinions to us and the trust that, for United States federal income tax purposes, (i) the trust will be classified as a grantor trust and not an association taxable as a corporation and (ii) the ICONs will be classified as indebtedness (although there is no clear authority on point). These opinions are subject to certain customary conditions. See “Certain United States Federal Income Tax Consequences”.

Each purchaser of capital securities or a beneficial interest therein agrees to treat the trust as a grantor trust and itself as the owner of an undivided beneficial interest in the ICONs, and to treat the ICONs as indebtedness for all United States federal, state and local tax purposes. We intend to treat the trust and the ICONs in the same manner.

A holder of the capital securities thus will include its proportionate share of income and deductions on the ICONs for United States federal tax purposes. If we elect to defer interest on the ICONs, the holders of the capital securities will be required to accrue income for United States federal income tax purposes in an amount of the accrued interest on the ICONs, in the form of original issue discount, even though cash distributions are deferred and even though they may be cash basis taxpayers.

Risk Factors

See “Risk Factors” and the other information in this prospectus supplement, the accompanying prospectus and our reports incorporated by reference therein for a discussion of factors you should carefully consider before deciding to invest in the capital securities.

Selected Consolidated Condensed Financial Data

The following is selected audited consolidated condensed financial information for U.S. Bancorp for each of the years ended December 31, 2005, 2004 and 2003, and our selected unaudited consolidated condensed financial information for the nine months ended September 30, 2006 and 2005. The summary below should be read in conjunction with our consolidated financial statements, and the related notes thereto as incorporated by reference into this prospectus supplement and the accompanying prospectus.

	Nine Months Ended	Nine Months Ended	Year Ended December 31
	September 30, 2006	September 30, 2005	2005	2004	2003
	($ and shares in millions, except per share data)
Condensed Income Statement
Net interest income (taxable-equivalent basis)	$5,095	$5,303	$7,088	$7,140	$7,217
Noninterest income	5,114	4,556	6,151	5,624	5,068
Securities gains (losses), net	3	(57)	(106)	(105)	245
Total net revenue (taxable-equivalent basis)	10,212	9,802	13,133	12,659	12,530
Noninterest expense	4,568	4,399	5,863	5,785	5,597
Provision for credit losses	375	461	666	669	1,254
Income from continuing operations before taxes	5,269	4,942	6,604	6,205	5,679
Taxable-equivalent adjustment	34	23	33	29	28
Applicable income taxes	1,678	1,573	2,082	2,009	1,941
Income from continuing operations	3,557	3,346	4,489	4,167	3,710
Discontinued operations (after-tax)	—	—	—	—	23
Net income	$3,557	$3,346	$4,489	$4,167	$3,733
Net income applicable to common equity	$3,524	$3,346	$4,489	$4,167	$3,733
Financial Ratios
Return on average assets	2.24%	2.22%	2.21%	2.17%	1.99%
Return on average common equity	23.7	22.5	22.5	21.4	19.2
Net interest margin (taxable-equivalent basis)	3.68	4.00	3.97	4.25	4.49
Efficiency ratio	44.7	44.6	44.3	45.3	45.6
Per Common Share
Earnings per share from continuing operations	$1.98	$1.82	$2.45	$2.21	$1.93
Diluted earnings per share from continuing operations	1.95	1.80	2.42	2.18	1.92
Earnings per share	1.98	1.82	2.45	2.21	1.94
Diluted earnings per share	1.95	1.80	2.42	2.18	1.93
Dividends declared per share	.99	.90	1.23	1.02	.85
Average Balance Sheet Data
Loans	$139,561	$129,909	$131,610	$120,670	$116,937
Loans held for sale	3,560	3,246	3,290	3,079	5,041
Investment securities	39,858	42,308	42,103	43,009	37,248
Earning assets	185,075	176,851	178,425	168,123	160,808
Assets	212,188	201,505	203,198	191,593	187,630
Noninterest-bearing deposits	28,666	29,003	29,229	29,816	31,715
Deposits	120,456	120,552	121,001	116,222	116,553
Short-term borrowing	23,398	18,313	19,382	14,534	10,503
Long-term debt	40,462	36,016	36,141	35,115	33,663
Shareholders’ equity	20,543	19,911	19,953	19,459	19,393
Average common shares outstanding	1,784	1,836	1,831	1,887	1,924
Average diluted common shares outstanding	1,809	1,862	1,857	1,913	1,936
Period End Balances
Loans	$142,931	$135,049	$136,462	$124,941	$116,811
Allowance for credit losses	2,256	2,258	2,251	2,269	2,369
Investment securities	39,520	41,516	39,768	41,481	43,334
Assets	216,855	206,895	209,465	195,104	189,471
Deposits	120,961	120,795	124,709	120,741	119,052
Long-term debt	41,230	36,257	37,069	34,739	33,816
Shareholders’ equity	20,926	19,864	20,086	19,539	19,242
Regulatory capital ratios
Tier 1 capital	8.8%	8.4%	8.2%	8.6%	9.1%
Total risk-based capital	13.0	12.8	12.5	13.1	13.6
Leverage	8.3	7.7	7.6	7.9	8.0
Tangible common equity	5.4	6.2	5.9	6.4	6.5

Recent Selected Consolidated Condensed Financial Data

The following is selected unaudited consolidated condensed financial information for U.S. Bancorp for the years ended December 31, 2006 and 2005. The summary below should be read in conjunction with our consolidated financial statements, and the related notes thereto, and the other detailed information contained in our 2006 Third Quarter Report on Form 10-Q and our 2005 Annual Report on Form 10-K.

	Year Ended December 31, 2006	Year Ended December 31, 2005
	(Dollars and shares in millions except per share data)
Condensed Income Statement
Net interest income (taxable-equivalent basis)	$6,790	$7,088
Noninterest income	6,832	6,151
Securities gains (losses), net	14	(106)
Total net revenue	13,636	13,133
Noninterest expense	6,180	5,863
Provision for credit losses	544	666
Income before taxes	6,912	6,604
Taxable-equivalent adjustment	49	33
Applicable income taxes	2,112	2,082
Net income	$4,751	$4,489
Net income applicable to common equity	$4,703	$4,489
Financial Ratios
Return on average assets	2.23%	2.21%
Return on average common equity	23.6	22.5
Net interest margin (taxable-equivalent basis)	3.65	3.97
Efficiency ratio	45.4	44.3
Per Common Share
Earning per share	$2.64	$2.45
Diluted earnings per share	2.61	2.42
Dividends declared per share	1.39	1.23
Average Balance Sheet Data
Loans	$140,601	$131,610
Loans held for sale	3,663	3,290
Investment securities	39,961	42,103
Earning assets	186,231	178,425
Assets	213,512	203,198
Noninterest-bearing deposits	28,755	29,229
Deposits	120,589	121,001
Short-term borrowings	24,422	19,382
Long-term debt	40,357	36,141
Shareholders’ equity	20,710	19,953
Average common shares outstanding	1,778	1,831
Average diluted common shares outstanding	1,804	1,857
Period End Balances
Loans	$143,597	$136,462
Allowance for credit losses	2,256	2,251
Investment securities	40,117	39,768
Assets	219,232	209,465
Deposits	124,882	124,709
Long-term debt	37,602	37,069
Shareholders’ equity	21,197	20,086
Regulatory capital ratios
Tier 1 capital	8.8%	8.2%
Total risk-based capital	12.6	12.5
Leverage	8.2	7.6
Tangible common equity	5.5	5.9

RISK FACTORS

Before purchasing any capital securities, you should read carefully this prospectus supplement and the accompanying prospectus, carefully consider the risk factors included in our Annual Report on Form 10-K for the year ended December 31, 2005 and pay special attention to the following risk factors.

Because USB Capital XII will rely on the payments it receives on the ICONs to fund all payments on the capital securities, and because USB Capital XII may distribute the ICONs in exchange for the capital securities, you are making an investment decision regarding the ICONs as well as the capital securities. You should carefully review the information in this prospectus supplement and the accompanying prospectus about the capital securities, the guarantee and the ICONs.

You May Not Receive Distributions on the Capital Securities for a Total of Up to Ten Years if after the First Five Years of Interest Deferral We Are Unable or Otherwise Fail to Issue Securities.

We may elect at our option to defer payment of all or part of the current and accrued interest otherwise due on the ICONs for a period of up to 20 consecutive interest periods, or five years, as described in this prospectus supplement under “Certain Terms of the ICONs — Option to Defer Interest Payments”. If we fail to pay interest on the ICONs, the trust will make no distributions on the capital securities. If we elect to defer interest payments, we will be prohibited from paying accrued and unpaid deferred interest during such Optional Deferral Period from any source other than Eligible Equity Proceeds. In addition, following a five-year Optional Deferral Period, we may fail to pay interest for up to an additional five years — resulting in a total of up to ten years without payment of interest on the ICONs and, accordingly, without payment of distributions on the capital securities.

Our ability to raise Eligible Equity Proceeds will depend on a variety of factors within and beyond our control, including, without limitation, our financial performance, the strength of the equity markets generally, the relative demand for stock of companies within our industry, dilution caused by prior stock offerings, and the expectation among investors that future stock offerings may cause additional dilution. It is possible that we may need shareholder approval to sell our securities, for example to approve an amendment to our certificate of incorporation increasing the number of authorized shares or to comply with stock exchange regulation, and we may not be successful in obtaining this approval. If we do not sell sufficient securities to fund interest payments in these circumstances, we will not be permitted to pay interest to the trust, even if we have cash available from other sources.

You Will Have Limited Remedies for Breach of Obligations Under the Indenture.

Although various events may constitute a breach of our obligations under the indenture, most such events will not constitute an event of default or give rise to a right of acceleration of principal and interest on the ICONs. Such event of default or acceleration of principal and interest will occur only upon our failure to pay in full all interest accrued upon the conclusion of an Optional Deferral Period of ten consecutive years or as a result of certain specified events of bankruptcy, insolvency, or reorganization. See “Certain Terms of the ICONs — Events of Default and Acceleration”.

If the Federal Reserve Board Does Not Allow Our Use of the Alternative Payment Mechanism to Pay Deferred Interest, We May be Unable to Pay Deferred Interest.

We must notify the Federal Reserve Board if the Alternative Payment Mechanism is applicable. We may not sell our qualifying warrants or common stock and/or perpetual non-cumulative preferred stock pursuant to the Alternative Payment Mechanism or use the proceeds of such sale to pay deferred interest, in each case, if the Federal Reserve Board has disapproved such actions. Accordingly, if we elect to defer interest and the Federal Reserve Board disapproves either our sale of qualifying warrants or common stock and/or perpetual non-cumulative preferred stock pursuant to the Alternative Payment Mechanism or our use of the proceeds to pay deferred interest, we may be unable to pay deferred interest that otherwise would be paid pursuant to the Alternative Payment Mechanism. We may continue to defer interest in the event of Federal Reserve Board disapproval of all or part of the Alternative Payment Mechanism until ten years have elapsed since the beginning of the Optional Deferral Period without triggering an event of default and acceleration under the indenture. As a result, we could defer interest for up to ten consecutive years without being required to sell our qualifying warrants or common stock and/or perpetual non-cumulative preferred stock and apply the proceeds to pay deferred interest.

Our Failure to Raise Eligible Equity Proceeds Is Not, by Itself, an Event of Default under the Indenture for the ICONs.

Although we are required under the terms of the indenture for the ICONs, absent a Market Disruption Event, to pay all accrued and unpaid interest on the ICONs on or immediately following the first interest payment date during an Optional Deferral Period on which we elect to pay current interest or, if earlier, by the next interest payment date following a five-year Optional Deferral Period, our failure to raise sufficient Eligible Equity Proceeds or our use of other funds to pay interest will not, by itself, constitute an event of default under the indenture. In addition, an event of default under the indenture for the ICONs will not occur if we fail to pay interest during the five-year period following the end of the initial five-year Optional Deferral Period if we have notified the trust of the occurrence of one or more Market Disruption Events.

Holders of Our Senior Indebtedness Will Get Paid Before You Will Get Paid Under the Guarantee.

Our obligations under the ICONs and the guarantee will be junior in right of payment and upon liquidation to all of our existing and future indebtedness, with certain limited exceptions. Accordingly, we will not be permitted to make any payments on the ICONs or the guarantee if we are in default on this other indebtedness. In addition, in the event of our bankruptcy, liquidation or dissolution, our assets must be used to pay off this other indebtedness in full before any payments may be made on the ICONs or the guarantee.

At September 30, 2006, our indebtedness and obligations, on an unconsolidated basis, totaled approximately $15 billion, all of which will rank senior in right of payment and upon liquidation to the ICONs. None of the indenture pursuant to which the ICONs will be issued, the guarantee, the certificate of trust which created USB Capital XII or the amended and restated trust agreement limit our ability to incur additional indebtedness.

For more information, see below under the captions “Certain Terms of the ICONs — Ranking of the ICONs and Guarantee” in this prospectus supplement and “Description of the Guarantee — Status of Guarantees” in the accompanying prospectus.

Your Claims in Bankruptcy, Insolvency and Receivership to Receive Payment in Respect of Accrued Interest May Be Limited.

In certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of any ICONs, whether voluntary or not, a holder of ICONs will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the Alternative Payment Mechanism to the extent the amount of such interest exceeds two years of accumulated and unpaid interest (including compounded interest on such two years’ worth of interest) on such holder’s ICONs. Since we are permitted to defer interest payments for up to ten consecutive years without an event of default and acceleration, claims may be extinguished in respect of interest accrued during as many as eight years.

Our Results of Operations Depend Upon the Results of Operations of Our Subsidiaries.

We are a holding company that conducts substantially all of our operations through our banks and other subsidiaries. As a result, our ability to make payments on the ICONs and the guarantee will depend primarily upon the receipt of dividends and other distributions from our subsidiaries.

Federal banking laws regulate the amount of dividends that may be paid by banking subsidiaries without prior approval. The amount of dividends available to us from our banking subsidiaries after meeting the regulatory capital requirements for well-capitalized banks was approximately $1.2 billion at September 30, 2006.

In addition, our right to participate in any distribution of assets of any of our subsidiaries upon the subsidiary’s liquidation or otherwise, and thus your ability as a holder of the capital securities to benefit indirectly from such distribution, will be subject to the prior claims of creditors of that subsidiary, except to the extent that any of our claims as a creditor of such subsidiary may be recognized. As a result, the capital securities will effectively be subordinated to all existing and future liabilities and obligations of our subsidiaries. Therefore, holders of the capital securities should look only to our assets for payments on the ICONs and indirectly on the capital securities. Further, the ICONs and the guarantee also will be effectively subordinated to all existing and future obligations of our subsidiaries.

At September 30, 2006, our subsidiaries’ direct borrowings and deposit liabilities totaled approximately $173 billion.

If We Do Not Make Payments on the ICONs, USB Capital XII Will Not Be Able to Pay Distributions and Other Payments on the Capital Securities and the Guarantee Will Not Apply.

USB Capital XII’s ability to make timely distribution and redemption payments on the capital securities is completely dependent upon our making timely payments on the ICONs. If we default on the ICONs, USB Capital XII will lack funds for the payments on the capital securities. If this happens, holders of capital securities will not be able to rely upon the guarantee for payment of such amounts because the guarantee only guarantees that we will make distribution and redemption payments on the capital securities if USB Capital XII has the funds to do so itself but does not. Instead, you or the property trustee may proceed directly against us for payment of any amounts due on the capital securities.

For more information, see below under the caption “Certain Terms of the Capital Securities — Trust Enforcement Events” in this prospectus supplement.

Our Right to Redeem or Purchase the ICONs Is Limited by a Covenant That We Are Making in Favor of Certain of our Debtholders.

By their terms, the ICONs may be redeemed by us, in whole or in part, before their maturity at 100% of their principal amount plus accrued and unpaid interest on one or more occasions any time on or after February 15, 2012, or in whole at any time if certain changes occur in tax or investment company laws and regulations or in the treatment of the capital securities as Tier 1 capital of U.S. Bancorp under the capital guidelines of the Federal Reserve Board. However, around the time of the initial issuance of the ICONs, we are entering into a “Replacement Capital Covenant,” which is described under “Certain Terms of the Replacement Capital Covenant,” that will limit our right to redeem or purchase ICONs. In the Replacement Capital Covenant, we covenant for the benefit of holders of a designated series of our indebtedness that ranks senior to the ICONs, or in certain limited cases holders of a designated series of indebtedness of U.S. Bank National Association, that we will not redeem or purchase ICONs or capital securities on or before February 15, 2057 unless (a) subject to certain limitations, during the 180 days prior to the date of that redemption or purchase we have received proceeds from the sale of specified securities that have equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the ICONs at the time of redemption or purchase, and (b) we have obtained the prior approval of the Federal Reserve Board, if such approval is then required by the Federal Reserve Board.

Our ability to raise proceeds from qualifying securities during the 180 days prior to a proposed redemption or purchase will depend on, among other things, market conditions at such time as well as the acceptability to prospective investors of the terms of such qualifying securities. Accordingly, there could be circumstances where we would wish to redeem or purchase some or all of the ICONs, including as a result of a tax event, investment company event or regulatory capital event, and sufficient cash is available for that purpose, but we are restricted from doing so because we have not been able to obtain proceeds from the sale of qualifying securities.

You May Have to Include Interest in Your Taxable Income Before You Receive Cash.

If we defer interest payments on the ICONs, you will be required to accrue interest income for United States federal income tax purposes in respect of your proportionate share of the accrued but unpaid interest on the ICONs held by USB Capital XII, even if you normally report income when received. As a result, you will be required to include the accrued interest in your gross income for United States federal income tax purposes prior to your receiving any cash distribution. If you sell your capital securities prior to the record date for the first distribution after a deferral period, you would never receive the cash from us related to the accrued interest that you reported for tax purposes. You should consult with your own tax advisor regarding the tax consequences of an investment in the capital securities.

For more information regarding the tax consequences of purchasing the capital securities, see below under the captions “Certain United States Federal Income Tax Consequences — United States Holders — Interest Income and Original Issue Discount,” “— Receipt of ICONs or Cash Upon Liquidation of the Trust” and “— Sales of Capital Securities” in this prospectus supplement.

The Capital Securities May Be Redeemed Prior to Maturity; You May Be Taxed on the Proceeds and You May Not Be Able to Reinvest the Proceeds at the Same or a Higher Rate of Return.

The ICONs (and therefore the capital securities) may be redeemed in whole or in part on one or more occasions any time on or after February 15, 2012, or in whole upon the occurrence of certain special events relating to changes in tax or investment company laws or regulations or the treatment of the capital securities as Tier 1 capital of U.S. Bancorp under the capital guidelines of the Federal Reserve Board, subject to receipt of any necessary Federal Reserve Board approval. The redemption price for the ICONs would be equal to 100% of the principal amount plus accrued and unpaid interest. If such a redemption happens, USB Capital XII must use the redemption price it receives to redeem, on a proportionate basis, capital securities and common securities having an aggregate liquidation amount equal to the aggregate principal amount of the ICONs redeemed.

The redemption of the capital securities would be a taxable event to you for United States federal income tax purposes.

In addition, you may not be able to reinvest the money that you receive in the redemption at a rate that is equal to or higher than the rate of return on the capital securities.

Federal Banking Authorities May Restrict the Ability of USB Capital XII to Make Distributions on or Redeem the Capital Securities.

Federal banking authorities will have the right to examine USB Capital XII and its activities because USB Capital XII is our subsidiary. Under certain circumstances, including any determination that our relationship to USB Capital XII would result in an unsafe and unsound banking practice, these banking authorities have the authority to issue orders which could restrict the ability of USB Capital XII to make distributions on or to redeem the capital securities.

An Active Trading Market for the Capital Securities May Not Develop.

We will apply to list the capital securities on the New York Stock Exchange. Trading is expected to commence within 30 days after the capital securities are first issued. You should be aware that the listing of the capital securities will not necessarily ensure that an active trading market will be available for the capital securities or that you will be able to sell your capital securities at the price you originally paid for them.

A Classification of the Capital Securities by the National Association of Insurance Commissioners (“NAIC”) Would Affect U.S. Insurance Investors and May Affect the Value of the Capital Securities.

The Securities Valuation Office (the “SVO”) of the NAIC may from time to time classify securities in U.S. insurers’ portfolios as debt, preferred equity or common equity instruments. Under the written guidelines outlined by the SVO, it is not always clear which securities classify as debt, preferred equity or common equity or which features are specifically relevant in making this determination. We are aware that the SVO has classified several fixed income securities, either definitively or preliminarily, as common equity. We cannot assure you that the capital securities would not be classified as common equity, if reviewed and classified by the SVO. If the NAIC were to classify the capital securities as common equity, the willingness of U.S. insurance investors to hold the capital securities could be reduced, which in turn could reduce the price of the capital securities in any available after-market. On September 12, 2006, the NAIC Financial Condition E Committee adopted a proposal under which securities such as the capital securities will be reported as preferred stock for the 2006 reporting year. This proposal remains subject to final review by the NAIC and there can be no assurance of the classification that the SVO may assign to the capital securities in the future.

We Generally Will Control USB Capital XII Because Your Voting Rights Are Very Limited.

You will only have limited voting rights. In particular, you may not elect and remove any trustees, except when there is a default under the ICONs. If such a default occurs, a majority in liquidation amount of the holders of the capital securities would be entitled to remove or appoint the property trustee and the Delaware trustee.

For more information, see below under the caption “USB Capital XII” in this prospectus supplement.

FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying prospectus contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Statements that are not historical or current facts, including statements about beliefs and expectations, are forward-looking statements. These statements often include the words “may,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” “potentially,” “probably,” “projects,” “outlook” or similar expressions.

These forward-looking statements cover, among other things, anticipated future revenue and expenses and the future plans and prospects of U.S. Bancorp. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including:

•       changes in general business and economic conditions;

•       changes in interest rates, legal and regulatory developments;

•       increased competition from both banks and non-banks;

•       changes in customer behavior and preferences;

•       effects of mergers and acquisitions and related integration, and

•       effects of critical accounting policies and judgments.

For discussion of these and other risks that may cause actual results to differ from expectations, refer to our Annual Report on Form 10-K for the year ended December 31, 2005, on file with the Securities and Exchange Commission, including the sections entitled “Risk Factors” and “Corporate Risk Profile.” Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

U.S. BANCORP

We are a multi-state financial holding company headquartered in Minneapolis, Minnesota. We were incorporated in Delaware in 1929 and operate as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956. We provide a full range of financial services through our subsidiaries, including lending and depository services, cash management, foreign exchange and trust and investment management services. Our subsidiaries also engage in credit card services, merchant and automated teller machine processing, mortgage banking, insurance, brokerage and leasing services. We are the parent company of U.S. Bank National Association and U.S. Bank National Association ND. Our common stock is traded on the New York Stock Exchange under the ticker symbol “USB”.

Contact Information

Our principal executive offices are located at 800 Nicollet Mall, Minneapolis, Minnesota 55402, and our telephone number is (651) 466-3000.

USB CAPITAL XII

Purpose and Ownership of USB Capital XII

USB Capital XII is a statutory trust organized under Delaware law by the trustees and us. USB Capital XII was established solely for the following purposes:

•       to issue the capital securities, which represent undivided beneficial ownership interests in USB Capital XII’s assets, to the public;

•       to use proceeds from the sale of capital securities to buy the ICONs;

•       to issue the common securities to us in a total liquidation amount of $1,000,000 to us in exchange for the ICONs;

•       to maintain USB Capital XII’s status as a grantor trust for United States federal income tax purposes; and

•       to engage in other activities that are directly related to the activities described above, such as registering the transfer of the capital securities.

Because USB Capital XII was established only for the purposes listed above, the ICONs will be USB Capital XII’s sole assets. Payments on the ICONs will be USB Capital XII’s sole source of income. USB Capital XII will issue only one series of capital securities.

As issuer of the ICONs, we will pay:

•       all fees, expenses and taxes related to USB Capital XII and the offering of the capital securities and common securities; and

•       all ongoing costs, expenses and liabilities of USB Capital XII, except obligations to make distributions and other payments on the common securities and the capital securities.

For so long as the capital securities remain outstanding, we will:

•       own, directly or indirectly, all of the common securities;

•       cause USB Capital XII to remain a statutory trust and not to voluntarily dissolve, wind-up, liquidate or be terminated, except as permitted by the certificate of trust by which USB Capital XII was created;

•       use our commercially reasonable efforts to ensure that USB Capital XII will not be an “investment company” for purposes of the Investment Company Act of 1940; and

•       take no action that would be reasonably likely to cause USB Capital XII to be classified as other than a grantor trust for United States federal income tax purposes.

The Trustees

The business and affairs of USB Capital XII will be conducted by its five trustees. The three administrative trustees will be individuals who are our employees. The fourth trustee, Wilmington Trust Company, as property trustee, will hold title to the ICONs for the benefit of the holders of the capital securities and will have the power to exercise all the rights and powers of a registered holder of the ICONs. The fifth trustee, Wilmington Trust Company, as Delaware trustee, maintains its principal place of business in Delaware and meets the requirements of Delaware law for Delaware statutory trusts. In addition, Wilmington Trust Company, as guarantee trustee, will hold the guarantee for the benefit of the holders of the capital securities.

We have the sole right to appoint, remove and replace the trustees of USB Capital XII, unless an event of default occurs with respect to the ICONs. In that case, the holders of a majority in liquidation amount of the capital securities will have the right to remove and appoint the property trustee and the Delaware trustee.

Additional Information

For additional information concerning USB Capital XII, see “About the Trusts” in the accompanying prospectus. USB Capital XII will not be required to file any reports with the SEC after the issuance of the capital securities. As discussed below under the caption “Accounting Treatment” in this prospectus supplement, we will provide certain information concerning USB Capital XII and the capital securities in the financial statements included in our own periodic reports to the SEC.

Office of USB Capital XII

The executive office of USB Capital XII is c/o U.S. Bancorp, 800 Nicollet Mall, Minneapolis, Minnesota 55402, and its telephone number is (651) 466-3000.

USE OF PROCEEDS

The net proceeds from the offering of the capital securities by USB Capital XII are estimated to be $     , or $      if the underwriters exercise their over-allotment option in full. USB Capital XII will use the proceeds of the sale of the capital securities to buy the ICONs. We intend to use all of the proceeds from the sale of the ICONs for general corporate purposes.

ACCOUNTING TREATMENT

Financial Accounting Standards Board (“FASB”) Interpretation No. 46, “Consolidation of Variable Interest Entities,” or FIN 46, as revised in December 2003, provides guidance for determining when an entity should consolidate another entity that meets the definition of a variable interest entity. FIN 46 requires a variable interest entity to be consolidated if the company will absorb a majority of the expected losses, will receive a majority of the expected residual returns, or both. In accordance with FIN 46, we treat our existing trusts formed for the purpose of issuing trust preferred securities, and will treat USB Capital XII, as unconsolidated entities and report the aggregate principal amount of the ICONs we issue to the various trusts as liabilities, record the assets related to the cash and common securities received from the trusts in our consolidated balance sheet, and report interest payable on the ICONs as an interest expense in our consolidated statements of operations.

REGULATORY TREATMENT

We are required by the Federal Reserve Board to maintain certain levels of capital for bank regulatory purposes. We expect that the capital securities will be treated as Tier 1 capital of U.S. Bancorp. Since 1996, it has been the position of the Federal Reserve Board that certain qualifying amounts of cumulative preferred stock instruments having the characteristics of the capital securities could be included as Tier 1 capital for bank holding companies; however, capital received from the sale of such cumulative preferred stock instruments, including the capital securities, cannot constitute, as a whole, more than 25% of total Tier 1 capital. On March 1, 2005, the Federal Reserve Board adopted a final rule which amended its risk-based capital standards. The amended standards provide that “qualifying trust preferred securities” will continue to be included in Tier 1 capital, subject to stricter quantitative limits within Tier 1 capital that do not become effective until March 31, 2009 and that will reduce the amount of trust preferred securities that we will be able to include in Tier 1 capital in the future.

RATIO OF EARNINGS TO FIXED CHARGES

Our ratio of earnings to fixed charges for each of the periods indicated is as follows:

	Nine Months
	Ended September 30,	Year Ended December 31,
	2006	2005	2004	2003	2002	2001
Ratio of Earnings to Fixed Charges:
Excluding interest on deposits	3.25	4.27	5.98	6.40	4.88	2.26
Including interest on deposits	2.29	2.84	3.88	3.64	2.79	1.50

For the purpose of computing the ratios of earnings to fixed charges, earnings consist of consolidated income from continuing operations before provision for income taxes, minority interest and fixed charges, and fixed charges consist of interest expense, amortization of debt issuance costs and the portion of rental expense deemed to represent interest.

CERTAIN TERMS OF THE CAPITAL SECURITIES

We have summarized below certain terms of the capital securities. This summary supplements the general description of the capital securities under the caption “Description of Capital Securities” and elsewhere in the accompanying prospectus. To the extent that this summary is inconsistent with the description in the accompanying prospectus, you should rely on the summary below. This summary is not a complete description of all of the terms and provisions of the capital securities. For more information, we refer you to the certificate of trust, the form of the amended and restated trust agreement and the form of capital security certificate, which we filed as exhibits to the registration statement of which the accompanying prospectus is a part.

The capital securities represent undivided beneficial ownership interests in the assets of USB Capital XII. The only assets of USB Capital XII will be the ICONs. The capital securities will rank equally with the common securities except as described below under the caption “Subordination of Common Securities” in this section.

Distributions

As an undivided beneficial owner of the ICONs, you will receive distributions on the capital securities that are cumulative and will accumulate from the date of issuance at the annual rate of        % of the liquidation amount of $25 for each capital security. Interest on the ICONs will accrue and, as a result, distributions on the capital securities will accumulate and will be payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning May 15, 2007. The amount of distributions payable for any period will be computed on the basis of a 360-day year comprised of twelve 30-day months. The amount of distributions payable for any period shorter than a full quarterly period will be computed on the basis of a 30-day month and, for periods of less than a month, the actual number of days elapsed per 30-day month.

Interest not paid when due will accrue additional interest at the annual rate of       % (which rate will be equal to the annual interest rate on the ICONs) on the amount of unpaid interest, compounded quarterly, to the extent permitted by applicable law. As a result, distributions not paid when due will accumulate additional distributions at the annual rate of       % on the amount of unpaid distributions, compounded quarterly, to the extent permitted by applicable law. When we refer to any payment of distributions, the term “distributions” includes any such additional accumulated distributions.

If distributions are payable on a date that is not a “business day,” payment will be made on the next business day and without any interest or other payment as a result of such delay. A “business day” means each day except Saturday, Sunday and any day on which banking institutions in The City of New York are authorized or required by law to close or on which the corporate trust office of the property trustee or the indenture trustee is closed for business.

USB Capital XII’s income available for the payment of distributions will be limited to our payments made on the ICONs. As a result, if we do not make interest payments on the ICONs, then USB Capital XII will not have funds to make distributions on the capital securities.

Deferral of Distributions

If the ICONs are not in default, we may, on one or more occasions, defer the quarterly interest payments on the ICONs for one or more periods (each, an “Optional Deferral Period”) of up to 20 consecutive quarters, or five years, without being subject to our obligations under “Certain Terms of the ICONs — Alternative Payment Mechanism” and for one or more consecutive interest periods that do not exceed a total of ten years without giving rise to an event of default and acceleration under the terms of the ICONs. A deferral of interest payments cannot extend, however, beyond the maturity date of the ICONs. If we defer interest payments on the ICONs, USB Capital XII also will defer distributions on the capital

securities. During an Optional Deferral Period, interest on the ICONs will accrue and compound quarterly at the annual rate of      %, to the extent permitted by applicable law, and, as a result, distributions otherwise due to you would continue to accumulate from the date that these distributions were due.

Once we make all deferred interest payments on the ICONs, including all accrued interest, we again can defer interest payments on the ICONs in the same manner as discussed above, but not beyond the maturity date of the ICONs. As a result, there could be multiple periods of varying length during which you would not receive cash distributions from USB Capital XII. In addition, we will be prohibited from paying deferred interest, except from the net proceeds of certain sales of our qualifying warrants or common stock and/or perpetual non-cumulative preferred stock, in the circumstances described under “Certain Terms of the ICONs — Option to Defer Interest Payments”. Our use of other sources to fund interest payments would be a breach of our obligations under the ICONs, but would not be an event of default under the indenture. In the limited circumstances described under “Certain Terms of the ICONs — Limitation on Claims in the Event of Bankruptcy, Insolvency or Receivership”, a holder of the ICONs will have no claim for, and thus no right to receive, certain amounts of deferred and unpaid interest, and corresponding distributions on the capital securities will not be made.

We currently do not intend to defer interest payments on the ICONs. If we defer such interest payments, however, neither we nor our subsidiaries generally will be permitted to pay dividends on or repurchase shares of our capital stock or make payments on debt securities or guarantees that rank equal or junior to the ICONs and the guarantee, other than certain pro rata payments. These limitations are described in greater detail below under the caption “Certain Terms of the ICONs — Option to Defer Interest Payments” and “— Alternative Payment Mechanism” in this prospectus supplement.

If we choose to defer payments of interest on the ICONs, then the ICONs would at that time be treated as being issued with original issue discount for United States federal income tax purposes. This means you will be required to include your share of the accrued but unpaid interest on the ICONs in your gross income for United States federal income tax purposes before you receive cash distributions from USB Capital XII. This treatment will apply as long as you own capital securities. For more information, see below under the caption “Certain United States Federal Income Tax Consequences — Interest Income and Original Issue Discount” in this prospectus supplement.

We will provide to the trust written notice of any optional deferral of interest at least ten and not more than 60 business days prior to the applicable interest payment date, and any such notice will be forwarded promptly by the trust to each holder of record of capital securities. In addition, we will be excused from our obligations under the Alternative Payment Mechanism in respect of any interest payment date if we provide written certification to the trust (which the trust will promptly forward upon receipt to each holder of record of capital securities) no more than 20 and no fewer than ten business days in advance of that interest payment date certifying as to the matters regarding the occurrence of a Market Disruption Event described under “Certain Terms of the ICONs — Alternative Payment Mechanism”.

Unless we have paid all accrued and payable interest on the ICONs, we will not and our subsidiaries will not do any of the following, with certain limited exceptions:

•       declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of our capital stock;

•       make any payment of principal of or interest or premium, if any, on or repay, purchase or redeem any of our debt securities (including other ICONs) that rank equally with or junior in interest to the ICONs, other than pro rata payments of accrued and unpaid interest on the ICONs and any other of our debt securities (including the ICONs or other junior subordinated debt) that rank equally with the ICONs; or

•       make any guarantee payments on any guarantee of debt securities of any of our subsidiaries if the guarantee ranks equally with or junior in interest to the guarantee, other than pro rata payments of accrued and unpaid amounts on the guarantee and any other of our guarantees of debt securities of our subsidiaries that rank equally with the guarantee.

Payment of Distributions

Distributions on the capital securities will be payable to holders on the relevant record date. If the capital securities are issued in the form of global securities, as is expected, the record date for determining who will receive distributions on the capital securities will be the business day preceding the payment date for such distributions; otherwise the record date will be the fifteenth day preceding the payment date for such distributions. For more information on global securities, see “— Global Securities; Book-Entry Issue” below, and under the caption “Book-Entry Issuance” in the accompanying prospectus. Distributions payable on any capital securities that are not paid on the scheduled distribution date will cease to be payable to the person in whose name such capital securities are registered on the relevant record date, and such distribution will instead be payable to the person in whose name such capital securities are registered on a special record date set for this purpose.

Payments on the capital securities while they are in book-entry form will be made in immediately available funds to DTC, the depositary for the capital securities.

Redemption

As described further below under “Certain Terms of the ICONs — Redemption,” we may redeem the ICONs before their maturity at 100% of their principal amount plus accrued and unpaid interest:

•       in whole or in part, on one or more occasions at any time on or after February 15, 2012; or

•       in whole at any time if certain changes occur in tax or investment company laws and regulations, or in the treatment of the capital securities as Tier 1 capital of U.S. Bancorp for purposes of the capital guidelines of the Federal Reserve Board. These events, which we refer to as “Special Events,” are described in detail below under the caption “Certain Terms of the ICONs — Redemption — Redemption Upon a Special Event”.

We may not redeem the ICONs before their maturity unless we receive the prior approval of the Federal Reserve Board to do so, if such approval is then required by the Federal Reserve Board.

When we repay the ICONs, either at maturity on February 15, 2067, or upon early redemption (as discussed above), USB Capital XII will use the cash it receives from the repayment or redemption of the ICONs to redeem a corresponding amount of the capital securities and common securities. The redemption price for the capital securities will be equal to the liquidation amount, $25 per capital security, plus accumulated but unpaid distributions on the capital securities to the redemption date. For more information, see “Certain Terms of the ICONs — Redemption”.

Redemption Procedures

USB Capital XII will give you at least 30 days’ but not more than 60 days’ notice before any redemption of capital securities. To the extent funds are available for payment, USB Capital XII will irrevocably deposit with DTC sufficient funds to pay the redemption amount for the capital securities being redeemed. USB Capital XII also will give DTC irrevocable instructions and authority to pay the redemption amount to its participants. Any distribution to be paid on or before a redemption date for any capital securities called for redemption will be payable to the registered holders on the record date for the distribution.

Once notice of redemption is given and USB Capital XII irrevocably deposits the redemption amount, additional distributions on the capital securities will cease to accumulate from and after the redemption date. In addition, all rights of the holders of the capital securities called for redemption will cease, except for the right to receive distributions payable prior to the redemption date and the redemption amount.

If any redemption date is not a business day, the redemption amount will be payable on the next business day, without any interest or other payment in respect of any such delay.

If payment of the redemption amount for any capital securities called for redemption is not paid because the payment of the redemption price on the ICONs is not made, interest on the ICONs will continue to accrue from the originally scheduled redemption date to the actual date of payment, and, as a result, distributions on the capital securities will continue to accumulate.

In addition, we may and our affiliates may, at any time, purchase outstanding capital securities by tender, in the open market or by private agreement.

Optional Liquidation of USB Capital XII and Distribution of ICONs

We may dissolve USB Capital XII at any time, and after satisfying the creditors of USB Capital XII, may cause the ICONs to be distributed to the holders of the common securities and the capital securities on a proportionate basis. We may not dissolve USB Capital XII, however, unless we first receive:

•       the approval of the Federal Reserve Board to do so, if such approval is then required by the Federal Reserve Board; and

•       an opinion of independent counsel that the distribution of the ICONs will not be taxable to the holders for United States federal income tax purposes.

See below under the caption “Certain Terms of the ICONs — Distribution of the ICONs” in this prospectus supplement.

If we elect to dissolve USB Capital XII, thus causing the ICONs to be distributed to the holders of the common securities and the capital securities on a proportionate basis, we will continue to have the right to redeem the ICONs in certain circumstances as described above.

Subordination of Common Securities

Payment of distributions or any redemption or liquidation amounts by USB Capital XII regarding the capital securities and the common securities will be made proportionately based on the total liquidation amounts of the securities. However, if we are in default under the ICONs, USB Capital XII will make no payments on the common securities until all unpaid amounts on the capital securities have been provided for or paid in full.

Trust Enforcement Events

An event of default under the indenture constitutes an event of default under the amended and restated trust agreement. We refer to such an event as a “Trust Enforcement Event”. For more information on events of default under the indenture, see “Certain Terms of the ICONs — Events of Default and Acceleration” in this prospectus supplement. Upon the occurrence and continuance of a Trust Enforcement Event, the property trustee, as the sole holder of the ICONs, will have the right under the indenture to declare the principal amount of the ICONs due and payable. The amended and restated trust agreement does not provide for any other events of default.

If the property trustee fails to enforce its rights under the ICONs, any holder of capital securities may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee’s rights under the ICONs and the indenture without first instituting legal proceedings against the property trustee or any other person. In addition, if a Trust Enforcement Event is due to our failure to pay interest in full on the ICONs for a period of 30 days after the conclusion of a ten-year period following the commencement of any Optional Deferral Period, then the registered holder of capital securities may institute a direct action on or after the due date directly against us for enforcement of payment to that holder of the principal of or interest on the ICONs having a principal amount equal to the total liquidation amount of that holder’s capital securities. In connection with such a direct action, we will have the right under the indenture to set off any payment made to that holder by us. The holders of capital securities will not be able to exercise directly any other remedy available to the holders of the ICONs.

Pursuant to the amended and restated trust agreement, the holder of the common securities will be deemed to have waived any Trust Enforcement Event regarding the common securities until all Trust Enforcement Events regarding the capital securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events regarding the capital securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and only the holders of the capital securities will have the right to direct the enforcement actions of the property trustee.

Voting Rights

Holders of capital securities will have only limited voting rights. In particular, holders of capital securities may not elect or remove any trustee, except when there is a default under the ICONs. If such a default occurs, a majority in liquidation amount of the holders of the capital securities would be entitled to remove or appoint the property trustee and the Delaware trustee.

Remedies

So long as any ICONs are held by the property trustee, the holders of a majority of all outstanding capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee, or to direct the exercise of any power conferred upon the property trustee under the amended and restated trust agreement, including the right to direct the property trustee, as holder of the ICONs to:

•       exercise the remedies available to it under the indenture as a holder of the ICONs, including the right to rescind or annul a declaration that the principal of all the ICONs will be due and payable;

•       consent to any amendment, modification or termination of the indenture or the ICONs, guarantee or other applicable transaction document where consent is required; or

•       waive any past default that is waivable under the indenture.

However, where a consent or action under the indenture would require the consent or action of the holders of more than a majority of the total principal amount of ICONs affected by it, only the holders of that greater percentage of the capital securities may direct the property trustee to give the consent or to take such action. See “Description of Capital Securities — Voting Rights; Amendment of Each Trust Agreement” in the accompanying prospectus.

If an event of default under the indenture has occurred and is continuing, the holders of 25% of the total liquidation amount of the capital securities may direct the property trustee to declare the principal and interest on the ICONs due and payable.

Meetings

Any required approval of holders of capital securities may be given at a meeting of holders of capital securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of capital securities are entitled to vote to be given to each holder of record of capital securities in the manner described in the amended and restated trust agreement.

No vote or consent of the holders of capital securities will be required for USB Capital XII to redeem and cancel its capital securities in accordance with the amended and restated trust agreement.

Global Securities; Book-Entry Issue

We expect that the capital securities will be issued in the form of global securities held by The Depository Trust Company as described under the caption “Book-Entry Issuance” in the accompanying prospectus.

Information Concerning the Property Trustee

The property trustee, other than during the occurrence and continuance of a Trust Enforcement Event, undertakes to perform only the duties that are specifically described in the amended and restated trust agreement and, after a Trust Enforcement Event which has not been cured or waived, must exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the amended and restated trust agreement at the request of any holder of capital securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that might be incurred in connection with taking that action.

CERTAIN TERMS OF THE ICONS

We have summarized below certain terms of the ICONs. This summary supplements the general description of these securities under the caption “Description of Junior Subordinated Debt Securities” and elsewhere in the accompanying prospectus. To the extent that this summary is inconsistent with the description in the accompanying prospectus, you should rely on the summary below. This summary is not a complete description of all of the terms and provisions of the ICONs. For more information, we refer you to the Junior Subordinated Indenture, dated as of April 28, 2005, which was filed as an exhibit to the registration statement of which the accompanying prospectus is a part, as supplemented from time to time, and the form of the ICONs, which we will file with the SEC.

The ICONs will be issued pursuant to an indenture between us and Wilmington Trust Company (as successor to Delaware Trust Company, National Association) as indenture trustee. The indenture provides for the issuance from time to time of debt securities, such as the ICONs, in an unlimited dollar amount and an unlimited number of series.

Interest Rate and Maturity

The ICONs will bear interest at the annual rate of       %, payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year, beginning May 15, 2007. Interest payments not paid when due will themselves accrue additional interest at the annual rate of        % (which rate will be equal to the annual interest rate on the ICONs) on the amount of unpaid interest, to the extent permitted by law, compounded quarterly. The amount of interest payable for any period will be computed based on a 360-day year comprised of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period will be computed on the basis of a 30-day month and, for periods of less than a month, the actual number of days elapsed per 30-day month. The distribution provisions of the capital securities correspond to the interest payment provisions for the ICONs because the capital securities represent undivided beneficial ownership interests in the ICONs.

The ICONs do not have a sinking fund. This means that we are not required to make any principal payments prior to maturity.

The ICONs will mature on February 15, 2067.

Ranking of the ICONs and Guarantee

Our payment obligations under the ICONs and the guarantee will be unsecured and will rank junior and be subordinated in right of payment and upon liquidation to all of our current and future indebtedness, including, among other things, indebtedness for borrowed money, indebtedness evidenced by bonds, debentures, notes or similar instruments, similar obligations arising from off-balance sheet guarantees and direct credit substitutes, obligations associated with derivative products including but not limited to interest rate and foreign exchange contracts and forward contracts related to mortgages, commodity contracts, capitalized lease obligations, and guarantees of any of the foregoing, but not including trade account payables and accrued liabilities arising in the ordinary course of business; provided, however, that the ICONs and the guarantee will rank equally in right of payment with any Pari Passu Securities and trade account payables and accrued liabilities arising in the ordinary course of business.

“Pari Passu Securities” means: (i) indebtedness that, among other things, (a) qualifies as, or is issued to financing vehicles issuing securities that qualify as, Tier 1 capital of U.S. Bancorp at the time of issuance under the capital guidelines of the Federal Reserve Board and (b) by its terms ranks equally with our 6.35% Income Capital Obligation Notes underlying the trust preferred securities issued by USB Capital VIII, our Junior Subordinated Notes underlying the 6.189% Fixed-to-Floating Rate Normal Income Trust Securities issued by USB Capital IX, our 6.50% Income Capital Obligation Notes underlying the trust preferred securities issued by USB Capital X, our 6.60% Income Capital Obligation Notes underlying the 6.60% Trust Preferred Securities issued by USB Capital XI and the ICONs in right of payment and upon liquidation; and (ii) guarantees of indebtedness described in clause (i) or securities issued by one or more financing vehicles described in clause (i). “Pari Passu Securities” does not include our junior subordinated debentures or guarantees issued in connection with our currently outstanding and future traditional trust preferred securities, each of which will rank senior to the capital securities issued by USB Capital VIII, USB Capital IX, USB Capital X and USB Capital XI and being issued by USB Capital XII.

As a holding company, our assets primarily consist of the equity securities of our subsidiaries. As a result, the ability of holders of the ICONs to benefit from any distribution of assets of any subsidiary upon the liquidation or reorganization of such subsidiary is subordinate to the prior claims of present and future creditors of that subsidiary.

The capital securities, the ICONs and the guarantee do not limit our or our subsidiaries’ ability to incur additional debt, including debt that ranks senior in priority of payment to the ICONs and the guarantee. At September 30, 2006, our indebtedness and obligations, on an unconsolidated basis, totaled approximately $15 billion. In addition, the ICONs will be effectively subordinated to all of our subsidiaries’ existing and future indebtedness and other obligations, including, but not limited to, obligations to depositors. At September 30, 2006, our subsidiaries’ direct borrowings and deposit liabilities totaled approximately $173 billion.

Redemption

We may redeem the ICONs before their maturity at 100% of their principal amount plus accrued and unpaid interest:

•       in whole or in part, on one or more occasions at any time on or after February 15, 2012; or

•       in whole at any time if certain changes occur in tax or investment company laws and regulations, or in the treatment of the capital securities as Tier 1 capital of U.S. Bancorp under the capital guidelines of the Federal Reserve Board. These events, which we refer to as “Special Events,” are described in detail below under the caption “— Redemption Upon a Special Event”.

We may not redeem the ICONs before their maturity unless we receive the prior approval of the Federal Reserve Board to do so, if such approval is then required by the Federal Reserve Board.

General

When we repay the ICONs, either at maturity on February 15, 2067 or upon early redemption (as discussed above), USB Capital XII will use the cash it receives from the repayment or redemption of the ICONs to redeem a corresponding amount of the capital securities and common securities. The redemption price for the capital securities will be equal to the liquidation amount, $25 per capital security, plus accumulated but unpaid distributions on the capital securities to the redemption date.

If less than all of the capital securities and the common securities are redeemed, the total amount of the capital securities and the common securities to be redeemed will be allocated proportionately among the capital securities and common securities, unless an event of default under the ICONs or similar event has occurred, as described above under the caption “Certain Terms of the Capital Securities — Subordination of Common Securities”.

If we do not elect to redeem the ICONs, then the capital securities will remain outstanding until the repayment of the ICONs unless we liquidate USB Capital XII and distribute the ICONs to you. For more information, see “Certain Terms of the Capital Securities — Optional Liquidation of USB Capital XII and Distribution of ICONs” above.

Redemption Upon a Special Event

If a Special Event has occurred and is continuing, and we cannot cure that event by some reasonable action, then we may redeem the ICONs within 90 days following the occurrence of the Special Event. A “Special Event” means, for these purposes, the occurrence of a “Tax Event”, a “Regulatory Capital Event” or an “Investment Company Event”. We summarize each of these events below.

A “Tax Event” means that either we or USB Capital XII will have received an opinion of counsel (which may be our counsel or counsel of an affiliate but not an employee and which must be reasonably acceptable to the property trustee) experienced in tax matters stating that, as a result of any:

•       amendment to, or change (including any announced prospective change) in, the laws (or any regulations under those laws) of the United States or any political subdivision or taxing authority affecting taxation that is enacted or becomes effective after the initial issuance of the capital securities; or

•       interpretation or application of the laws, enumerated in the preceding bullet point, or regulations by any court, governmental agency or regulatory authority that is announced after the initial issuance of the capital securities, there is more than an insubstantial risk that:

•       USB Capital XII is, or will be within 90 days of the date of the opinion of counsel, subject to United States federal income tax on interest received on the ICONs;

•       interest payable by us to USB Capital XII on the ICONs is not, or will not be within 90 days of the date of the opinion of counsel, deductible, in whole or in part, for United States federal income tax purposes; or

•       USB Capital XII is, or will be within 90 days of the date of the opinion of counsel, subject to more than a minimal amount of other taxes, duties, assessments or other governmental charges.

A “Regulatory Capital Event” means the reasonable determination by us that, as a result of any:

•       amendment to, or change (including any prospective change) in, the laws or any applicable regulation of the United States or any political subdivision that is enacted or becomes effective after the initial issuance of the capital securities, or

•       official or administrative pronouncement or action or judicial decision interpreting or applying the laws or regulations, which is effective or announced on or after the initial issuance of the capital securities, there is more than an insubstantial risk of impairment of our ability to treat the capital securities (or any substantial portion) as Tier 1 capital for purposes of the capital adequacy guidelines of the Federal Reserve Board.

An “Investment Company Event” means the receipt by us and USB Capital XII of an opinion of counsel experienced in matters relating to investment companies to the effect that, as a result of any:

•       change in law or regulation or

•       change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority,

there is more than an insubstantial risk that USB Capital XII is or will be considered an investment company that is required to be registered under the Investment Company Act, which change becomes effective on or after the initial issuance of the capital securities.

Redemption Procedures

Notices of any redemption of the ICONs and the procedures for that redemption will be the same as those described for the redemption of the capital securities under “Certain Terms of the Capital Securities — Redemption — Redemption Procedures” above. Notice of any redemption will be given at least 30 days but not more than 60 days before the redemption date to each holder of ICONs at its registered address.

Distribution of the ICONs

If the property trustee distributes the ICONs to the holders of the capital securities and the common securities upon the liquidation of USB Capital XII, we will cause the ICONs to be issued in denominations of $25 principal amount and integral multiples thereof. We anticipate that the ICONs would be distributed in the form of one or more global securities and that DTC would act as depositary for the ICONs. The depositary arrangements for the ICONs would be substantially the same as those in effect for the capital securities.

For a description of DTC and the terms of the depositary arrangements relating to payments, transfers, voting rights, redemption and other notices and other matters, see “Book-Entry Issuance” in the accompanying prospectus.

Option to Defer Interest Payments

We may defer quarterly interest payments on the ICONs for one or more Optional Deferral Periods for up to 20 consecutive quarters, or five years, without being subject to our obligations under “— Alternative Payment Mechanism” and for one or more consecutive interest periods that do not exceed a total of ten years without giving rise to an event of default and acceleration under the terms of the ICONs. A deferral of interest payments cannot extend, however, beyond the maturity date of the ICONs. During the Optional Deferral Period, interest will continue to accrue on the ICONs, compounded quarterly, and deferred interest payments will accrue additional interest at        % (which rate will be equal to the annual interest rate on the ICONs) to the extent permitted by applicable law. No interest will be due and payable on the ICONs until the end of the Optional Deferral Period except upon a redemption of the ICONs during a deferral period.

We may pay at any time all or any portion of the interest accrued to that point during an Optional Deferral Period, although such payment is subject to the Alternative Payment Mechanism as described below.

Once we pay all accrued and unpaid deferred interest on the ICONs, we again may defer interest payments on the ICONs as described above, provided that a deferral period cannot extend beyond the maturity date of the ICONs.

On or immediately following the first interest payment date during an Optional Deferral Period on which we elect to pay current interest or, if earlier, by the next interest payment date following a five-year Optional Deferral Period, we will notify the Federal Reserve Board and

•       unless we notify the trust that a Market Disruption Event (as defined below) has occurred and except as otherwise described below, we will be required to sell our qualifying warrants or common stock and/or perpetual non-cumulative preferred stock pursuant to the Alternative Payment Mechanism and use the net proceeds of those sales to pay accrued and unpaid deferred interest on the ICONs on or prior to the next interest payment date, in each case as described under “— Alternative Payment Mechanism”; and

•       we will be prohibited from paying deferred interest on the ICONs from any other source until all accrued and unpaid deferred interest has been paid pursuant to the Alternative Payment Mechanism. We may pay current interest at all times from any available funds.

Although the failure to comply with the foregoing rules with respect to the Alternative Payment Mechanism and payment of interest during an Optional Deferral Period would be a breach of our obligations under the ICONs, it would not constitute an event of default or give rise to a right of acceleration under the indenture.

Furthermore, if the Federal Reserve Board has disapproved of the sale of qualifying warrants or common stock and/or perpetual non-cumulative preferred stock pursuant to the Alternative Payment Mechanism, we may pay interest from any source without a breach of our obligations under the indenture. In addition, if we sell qualifying warrants or common stock and/or perpetual non-cumulative preferred stock pursuant to the Alternative Payment Mechanism but the Federal Reserve Board disapproves of the use of the proceeds to pay deferred interest, we may use the proceeds for other purposes and continue to defer interest without a breach of our obligations under the indenture. However, an event of default under the indenture will occur if we fail to pay all accrued and unpaid interest for a period of more than ten consecutive years after the commencement of an Optional Deferral Period.

If we are involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then neither the foregoing rules nor the following paragraph will apply to any deferral period that is terminated on the earlier of (a) the second interest payment date or (b) ninety days, in each case following the date of consummation of the business combination.

To the extent that we apply proceeds from the sale of qualifying warrants or common stock and/or perpetual non-cumulative preferred stock to pay deferred interest pursuant to the Alternative Payment Mechanism, we will allocate the proceeds first to deferred payments of interest (and compounded interest thereon) in chronological order based on the date each payment was first deferred, subject to the “warrant and common stock issuance cap” and the “preferred stock issuance cap”, each as defined under “— Alternative Payment Mechanism” below.

At the end of ten consecutive years after the commencement of an Optional Deferral period, we must pay all deferred interest. If we have paid all deferred interest (and compounded interest thereon) on the ICONs, we may again defer interest payments on the ICONs as described above.

Certain Limitations During a Deferral Period

During any deferral period, we will not and our subsidiaries will not be permitted to:

•       declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of our capital stock;

•       make any payment of principal of or interest or premium, if any, on or repay, purchase or redeem any of our debt securities (including other ICONs or other junior subordinated debt) that rank equally with or junior in interest to the ICONs, other than pro rata payments of accrued and unpaid interest on the ICONs and any other of our debt securities (including the ICONs or other junior subordinated debt) that rank equally with the ICONs except and to the extent the terms of any such debt securities would prohibit us from making such pro rata payment; or

•       make any guarantee payments on any guarantee of debt securities of any of our subsidiaries (including under other guarantees of ICONs or other junior subordinated debt) if the guarantee ranks equally with or junior in interest to the guarantee, other than pro rata payments of accrued and unpaid amounts on the guarantee and any other of our guarantees of debt securities of our subsidiaries that rank equally with the guarantee except and to the extent the terms of any such debt securities would prohibit us from making such pro rata payment.

Our outstanding junior subordinated debt securities contain comparable provisions that will restrict the payment of principal of, and interest on, and the purchase or redemption of, any of the ICONs as well as any guarantee payments on the guarantee of the ICONs if any of the foregoing circumstances occur with respect to those securities.

In addition, if any deferral period lasts longer than one year, the restrictions on our ability to redeem or purchase any of our securities that rank equally with or junior in interest to the ICONs will continue until the first anniversary of the date on which all deferred interest has been paid.

If we are involved in a business combination where immediately after its consummation more than 50% of the surviving entity’s voting stock is owned by the shareholders of the other party to the business combination, then the immediately preceding paragraph will not apply to any deferral period that is terminated on the earlier of (a) the second interest payment date and (b) ninety days, in each case following the date of consummation of the business combination.

However, at any time, including during a deferral period, we will be permitted to:

•       pay dividends or distributions in additional shares of our capital stock;

•       make payments under the guarantee of the series of the capital securities and the common securities;

•       declare or pay a dividend in connection with the implementation of a shareholders’ rights plan, or issue stock under such a plan or repurchase such rights; and

•       purchase common stock for issuance pursuant to any employee benefit plans.

Notice

We will provide to USB Capital XII written notice of any optional deferral of interest at least ten and not more than 60 business days prior to the applicable interest payment date, and any such notice will be forwarded promptly by the trust to each holder of record of capital securities.

If we defer interest for a period of five consecutive years from the commencement of an Optional Deferral Period, we will be required to pay all accrued and unpaid deferred interest from the proceeds of the issuance of qualifying warrants or common stock and/or perpetual non-cumulative preferred stock pursuant to the Alternative Payment Mechanism, as described below under “— Alternative Payment Mechanism”.

Alternative Payment Mechanism

Subject to the exclusion described in this section and in “— Market Disruption Events” below, if we have optionally deferred interest payments otherwise due on the ICONs we will be required, commencing not later than on or immediately following the first interest payment date during an Optional Deferral Period on which we elect to pay current interest or, if earlier, by the next interest payment date following a five-year Optional Deferral Period, to sell qualifying warrants or common stock and/or perpetual non-cumulative preferred stock until we have raised an amount of Eligible Equity Proceeds at least equal to the aggregate amount of  accrued and unpaid deferred interest (and compounded interest thereon) on the ICONs that will be accrued and unpaid as of the next interest payment date. We have agreed to pay all accrued and unpaid deferred interest on the ICONs on the next interest payment date to the extent, and only to the extent, of those Eligible Equity Proceeds, provided that our use of other sources of funds to pay deferred interest payments would not, by itself, be an event of default under the indenture that would permit the trust or holders of capital securities to accelerate the ICONs.

For each interest payment date, “Eligible Equity Proceeds” means the net proceeds (after underwriters’ or placement agents’ fees, commissions or discounts and other expenses relating to the issuances) that we have received during the 180-day period prior to that interest payment date from the sale or offering of any combination of the following equity securities (subject to certain caps and other limitations described below) to persons that are not our affiliates:

•       “qualifying warrants”, which are net share settled warrants to purchase our common stock that:

•        have an exercise price greater than the current stock market price of our common stock as of their date of issuance; and

•        we are not entitled to redeem for cash and the holders of such warrants are not entitled to require us to repurchase for cash in any circumstance;

•       shares of our common stock, including treasury shares and shares of common stock sold pursuant to our dividend reinvestment plan and employee benefit plans; and/or

•       “perpetual non-cumulative preferred stock”, which means shares of our perpetual non-cumulative preferred stock that (i) are subject to a replacement capital covenant similar to the Replacement Capital Covenant described herein and/or (ii) contain provisions which would oblige us upon the occurrence of certain events to defer dividends;

provided, in each case, that we have obtained the prior approval of the Federal Reserve Board for the issuance and sale of such securities. If the Federal Reserve Board has disapproved of (i) the sale of qualifying warrants or common stock and/or perpetual non-cumulative preferred stock pursuant to the Alternative Payment Mechanism or (ii) the use of the proceeds of such issuance to pay deferred interest, we may pay interest from any source without a breach of our obligations under the indenture as described above in “— Option to Defer Interest Payments”.

We intend to issue qualifying warrants with exercise prices at least 10% above the current stock market price for our common stock on the date of issuance. The “current stock market price” of our common stock on any date will be the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions by the New York Stock Exchange or, if our common stock is not then listed on the New York Stock Exchange, as reported by the principal U.S. securities exchange on which our common stock is traded or quoted. If our common stock is not listed on any U.S. securities exchange on the relevant date, the “current stock market price” will be the last quoted bid price for our common stock in the over-the-counter market on the relevant date as reported by the National Quotation Bureau or similar organization. If our common stock is not so quoted, the “current stock market price” will be the average of the mid-point of the last bid and ask prices for our common stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose.

Our obligations under the Alternative Payment Mechanism are qualified in certain circumstances involving Pari Passu Securities, as described in this paragraph. If on any date or for any period we pay interest on any class of Pari Passu Securities in an amount that is less than the full amount of accrued but unpaid interest, we will make payments on all outstanding classes of Pari Passu Securities on the same date or for the corresponding period on a pro rata basis (based on the total amount then due), except and to the extent the terms of any such Pari Passu Securities would prohibit us from making any such pro rata payment. This includes, for example, that if we have outstanding Pari Passu Securities in addition to the ICONs under which we are obligated to sell qualifying warrants, shares of our common stock and/or preferred stock and apply the net proceeds to payment of deferred interest, then on any date and for any period the amount of net proceeds received by us from such sales and available for payment of such deferred interest will be applied to the ICONs and such other Pari Passu Securities on a pro rata basis (taking into account the availability of proceeds of qualifying warrants, shares of common stock and/or preferred stock or other securities to settle deferred interest under any such other Pari Passu Securities).

Under the Alternative Payment Mechanism, we are not required to issue qualifying warrants or common stock and/or perpetual non-cumulative preferred stock to the extent that (i) with respect to deferred interest attributable to the first five years of any Optional Deferral Period (including compounded interest thereon), the net proceeds of any issuance of qualifying warrants or shares of common stock applied to pay interest on the ICONs pursuant to the Alternative Payment Mechanism, together with the net proceeds of all prior issuances in connection with such Optional Deferral Period of qualifying warrants or shares of common stock so applied, would exceed an aggregate amount equal to 2% of the product of the average of the current stock market prices of our common stock on the ten consecutive trading days ending on the fourth trading day immediately preceding the date of issuance multiplied by the total number of issued and outstanding shares of our common stock as of the date of our then most recent publicly available consolidated financial statements (the “warrant and common stock issuance cap”), or (ii) the net proceeds of any issuance of perpetual non-cumulative preferred stock applied to pay interest on the ICONs pursuant to the Alternative Payment Mechanism, together with the net proceeds of all prior issuances of perpetual non-cumulative preferred stock so applied, would exceed 25% of the aggregate principal amount of the ICONs initially issued under the indenture (the “preferred stock issuance cap”). Once we reach the warrant and common stock issuance cap, we will not be required to issue more qualifying warrants or common stock under the Alternative Payment Mechanism with respect to deferred interest attributable to the first five years of any Optional Deferral Period (including compounded interest thereon) even if the amount referred to in clause (i) subsequently increases because of a subsequent increase in the current stock market price of our common stock or the number of outstanding shares of our common stock. Moreover, if we elect to satisfy our obligation to pay deferred interest pursuant to the alternative payment mechanism by issuing qualifying warrants, we will only do so if the total number of shares of our common stock underlying such qualifying warrants applied to pay interest on the ICONs pursuant to the Alternative Payment Mechanism, together with the total number of shares of our common stock underlying all prior issuances of qualifying warrants so applied, does not exceed an amount equal to 15% of the total number of our issued and outstanding common stock as of the date of any proposed issuance.

Although our failure to comply with our obligations with respect to the Alternative Payment Mechanism will breach the indenture, it will not constitute an event of default and acceleration thereunder. The remedies of holders of the ICONs and the capital securities will be limited in such circumstances as described under “Risk Factors — You Will Have Limited Remedies for Breach of Obligations Under the Indenture” above.

If, due to a Market Disruption Event or otherwise, we were able to raise some, but not all, Eligible Equity Proceeds necessary to pay all deferred interest (including compounded interest thereon) on any interest payment date, we will apply any available Eligible Equity Proceeds to pay accrued and unpaid deferred interest no later than the applicable interest payment date in chronological order subject to the warrant and common stock issuance cap and the preferred stock issuance cap, and you will be entitled to receive your pro rata share of any amounts received on the ICONs.

Market Disruption Events

A “Market Disruption Event” means the occurrence or existence of any of the following events or sets of circumstances:

•       trading in securities generally on the New York Stock Exchange or any other national securities, futures or options exchange or over-the-counter market on which our qualifying warrants, common stock or perpetual non-cumulative preferred stock is then listed or traded shall have been suspended or the settlement of such trading activity generally shall have been materially disrupted or minimum prices shall have been established on any such exchange or market by the Securities and Exchange Commission, by the relevant exchange or by another regulatory body or governmental authority having jurisdiction, and the establishment of such minimum prices materially disrupts or otherwise has a material adverse effect on trading in, or the issuance and sale of our qualifying warrants, common stock or perpetual non-cumulative preferred stock;

•       we would be required to obtain the consent or approval of our shareholders or a regulatory body (including, without limitation, any securities exchange) or governmental authority to issue or sell our qualifying warrants, common stock or perpetual non-cumulative preferred stock and we fail to obtain that consent or approval notwithstanding our commercially reasonable efforts to obtain that consent or approval (including, without limitation, (i) failing to obtain approval for such issuance from the Federal Reserve Board after having given notice to the Federal Reserve Board as required under the indenture, or (ii) failing to obtain approval of the Federal Reserve Board to use the proceeds of such issuance to pay deferred interest);

•       a banking moratorium shall have been declared by the federal or state authorities of the United States such that market trading in our qualifying warrants, common stock or perpetual non-cumulative preferred stock has been materially disrupted;

•       a material disruption shall have occurred in commercial banking or securities settlement or clearance services in the United States such that market trading in our qualifying warrants, common stock or perpetual non-cumulative preferred stock has been materially disrupted;

•       the United States shall have become engaged in hostilities, there shall have been an escalation in hostilities involving the United States, there shall have been a declaration of a national emergency or war by the United States or there shall have occurred any other national or international calamity or crisis such that market trading in our qualifying warrants, common stock or perpetual non-cumulative preferred stock has been materially disrupted;

•       there shall have occurred such a material adverse change in general domestic or international economic, political or financial conditions, including without limitation as a result of terrorist activities, such that market trading in our qualifying warrants, common stock or perpetual non-cumulative preferred stock has been materially disrupted;

•       an event occurs and is continuing as a result of which the offering document for such offer and sale of our qualifying warrants, common stock or perpetual non-cumulative preferred stock would, in our reasonable judgment, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and either (a) the disclosure of that event at such time, in our reasonable judgment, would have a material adverse effect on our business or (b) the disclosure relates to a previously undisclosed proposed or pending material business transaction and we have a bona fide reason for keeping the same confidential or its disclosure would impede our ability to consummate such transaction, provided that no single suspension period described in this bullet may exceed 90 consecutive days and multiple suspension periods may not exceed an aggregate of 180 days in any 360-day period; or

•       we reasonably believe that the offering document for the offer and sale of our qualifying warrants, common stock or perpetual non-cumulative preferred stock would not be in compliance with a rule or regulation of the Securities and Exchange Commission and we are unable to comply with such rule or regulation or such compliance is unduly burdensome, provided that no single suspension period described in this bullet may exceed 90 consecutive days and multiple suspension periods may not exceed an aggregate of 180 days in any 360-day period.

We will be excused from our obligations under the Alternative Payment Mechanism in respect of any interest payment date if we provide written certification to the trust (which the trust will promptly forward upon receipt to each holder of record of capital securities) no more than 20 and no fewer than ten business days in advance of that interest payment date certifying that:

•       a Market Disruption Event was existing after the immediately preceding interest payment date;

•       and either (a) the Market Disruption Event continued for the entire period from the day after the immediately preceding interest payment date on which the Market disruption Event occurred to the business day immediately preceding the date on which that certification is provided or (b) the Market Disruption Event continued for only part of this period, but we were unable after commercially reasonable efforts to raise sufficient Eligible Equity Proceeds during the rest of that period to pay all accrued and unpaid interest.

Our certification of a Market Disruption Event will identify which type of Market Disruption Event has occurred with respect to the applicable interest payment date, and the date(s) on which that event occurred or existed.

Limitation on Claims in the Event of Bankruptcy, Insolvency or Receivership.

The indenture provides that a holder of ICONs, by that holder’s acceptance of the ICONs, agrees that in certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of its ICONs, that such holder of ICONs will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the Alternative Payment Mechanism to the extent the amount of such interest exceeds two years of accumulated and unpaid interest (including compounded interest on such two years’ worth of interest) on such holder’s ICONs.

Events of Default and Acceleration

The indenture provides that any one or more of the following events with respect to the ICONs that has occurred and is continuing constitutes an event of default and acceleration:

•       default in the payment of interest, including compounded interest, in full on any ICONs for a period of 30 days after the conclusion of a ten-year period following the commencement of any Optional Deferral Period; or

•       some events of bankruptcy, insolvency and reorganization involving us.

If an event of default and acceleration under the indenture of the type described in the first bullet point above has occurred and is continuing, the indenture trustee or the holders of at least 25% in outstanding principal amount of the ICONs will have the right to declare the principal of, and accrued interest (including compounded interest) on, those securities to be due and payable immediately. If the indenture trustee or the holders of at least 25% of the outstanding principal amount of the ICONs fail to make that declaration, then the holders of at least 25% in total liquidation amount of the capital securities then outstanding will have the right to do so. If an event of default and acceleration under the indenture arising from events of bankruptcy, insolvency and reorganization involving us occurs, the principal of and accrued interest on the ICONs will automatically, and without any declaration or other action on the part of the indenture trustee or any holder of ICONs, become immediately due and payable. In case of any default that is not an event of default and acceleration, there is no right to declare the principal amount of the junior subordinated debt securities immediately payable.

In cases specified in the indenture, the holders of a majority in principal amount of the ICONs or the holders of at least a majority in aggregate liquidation amount of the capital securities may, on behalf of all holders of the ICONs, waive any default, except a default in the payment of principal or interest, or a default in the performance of a covenant or provision of the indenture which cannot be modified without the consent of each holder.

The holders of a majority of the aggregate outstanding principal amount of the ICONs have the right to direct the time, method and place of conducting any proceeding for any remedy available to the indenture trustee with respect to the ICONs.

Agreement by Purchasers of Certain Tax Treatment

Each purchaser of capital securities or a beneficial interest therein agrees to treat the trust as a grantor trust and itself as the owner of an undivided beneficial  interest in the ICONs, and to treat the ICONs as indebtedness for all United States federal, state and local tax purposes. We intend to treat the trust and the ICONs in the same manner.

Miscellaneous

Under the indenture, we will pay most of the costs, expenses or liabilities of USB Capital XII, other than obligations of USB Capital XII under the terms of the capital securities or other similar interests or with respect to the common securities.

RELATIONSHIP AMONG THE CAPITAL SECURITIES,
THE ICONS AND THE GUARANTEE

Full and Unconditional Guarantee

Payments of distributions and other amounts due on the capital securities are irrevocably guaranteed by us, to the extent USB Capital XII has funds available for the payment of such distributions, as described under “Description of the Guarantee” in the accompanying prospectus. The guarantee will be unsecured and will rank junior and be subordinated in right of payment to all our senior debt. See “Certain Terms of the ICONs — Ranking of the ICONs and Guarantee” in this prospectus supplement.

If we do not make payments under the ICONs, USB Capital XII will not have sufficient funds to pay distributions or other amounts due on the capital securities. The guarantee does not cover payment of distributions when USB Capital XII does not have sufficient funds to pay such distributions. In that event, a holder of capital securities may institute a legal proceeding directly against us to enforce payment of the ICONs to such holder in accordance with their terms, including our right to defer interest payments.

Taken together, our obligations under the amended and restated trust agreement, the ICONs, the indenture and the guarantee provide a full and unconditional guarantee of payments of distributions and other amounts due on the capital securities.

Sufficiency of Payments

As long as payments of interest, principal and other payments are made when due on the ICONs, those payments will be sufficient to cover distributions and other payments due on the capital securities because of the following factors:

•       the total principal amount of the ICONs will be equal to the sum of the total stated liquidation amount of the capital securities and the common securities;

•       the interest rate and payment dates on the ICONs will match the distribution rate and payment dates for the capital securities;

•       as borrower, we will pay, and USB Capital XII will not be obligated to pay, all costs, expenses and liabilities of USB Capital XII except USB Capital XII’s obligations under the capital securities and common securities; and

•       the amended and restated trust agreement further provides that USB Capital XII will engage only in activity that is consistent with the limited purposes of USB Capital XII.

We have the right to set-off any payment we are otherwise required to make under the indenture with and to the extent we make a related payment under the guarantee.

Enforcement Rights of Holders of Capital Securities

If a Trust Enforcement Event occurs, the holders of capital securities would rely on the enforcement by the property trustee of its rights as registered holder of the ICONs against us. In addition, the holders of a majority in liquidation amount of the capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the property trustee or to direct the exercise of any trust or power conferred upon the property trustee under the amended and restated trust agreement, including the right to direct the property trustee to exercise the remedies available to it as the holder of the ICONs.

If the property trustee fails to enforce its rights under the ICONs, any holder of capital securities may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee’s rights under the ICONs and the indenture without first instituting legal proceedings against the property trustee or any other person. In addition, if a Trust Enforcement Event is due to our failure to pay interest in full on the ICONs for a period of 30 days after the conclusion of a ten-year period following the commencement of any Optional Deferral Period, then the registered holder of capital securities may institute a direct action on or after the due date directly against us for enforcement of payment to that holder of the principal of or interest on the ICONs having a principal amount equal to the total liquidation amount of that holder’s capital securities. In connection with such a direct action, we will have the right under the indenture to set off any payment made to that holder by us. The holders of capital securities will not be able to exercise directly any other remedy available to the holders of the ICONs.

Limited Purpose of Trust

The capital securities evidence undivided beneficial ownership interests in the assets of USB Capital XII, and USB Capital XII exists for the sole purpose of issuing the common securities and capital securities as described in this prospectus supplement. A principal difference between the rights of a holder of capital securities and a holder of ICONs is that a holder of ICONs is entitled to receive from us the principal of and interest accrued on ICONs held, while a holder of capital securities is entitled to receive distributions to the extent USB Capital XII has funds available for the payment of such distributions.

Rights Upon Termination

Upon any dissolution, winding-up or liquidation of USB Capital XII involving the liquidation of the ICONs, the holders of the capital securities will be entitled to receive, out of assets held by USB Capital XII, subject to the rights of any creditors of USB Capital XII, the liquidation distribution in cash. Upon our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the ICONs, would be our subordinated creditor, subordinated in right of payment to all senior debt as described in the indenture, but entitled, except as described below, to receive payment in full of principal and interest before any of our stockholders receive payments or distributions. Because we are the guarantor under the guarantee and, under the indenture, as borrower, we have agreed to pay for all costs, expenses and liabilities of USB Capital XII (other than USB Capital XII’s obligations to the holders of the capital securities or the common securities), the positions of a holder of capital securities and a holder of the ICONs relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy would be substantially the same.

The indenture provides that in certain events of our bankruptcy, insolvency or receivership prior to the redemption or repayment of the ICONs, that a holder of ICONs will have no claim for, and thus no right to receive, deferred and unpaid interest (including compounded interest thereon) that has not been settled through the application of the Alternative Payment Mechanism to the extent the amount of such interest exceeds two years of accumulated and unpaid interest (including compounded interest on such two years’ worth of interest) on such holder’s ICONs.

CERTAIN TERMS OF THE REPLACEMENT CAPITAL COVENANT

We have summarized below certain terms of the Replacement Capital Covenant. This summary is not a complete description of the Replacement Capital Covenant and is qualified in its entirety by the terms and provisions of the full document  For more information, we refer you to the Replacement Capital Covenant, which we will file as an exhibit to a current report on Form 8-K.

We will covenant in the Replacement Capital Covenant for the benefit of persons that buy, hold or sell a specified series of our long-term indebtedness that ranks senior to the ICONs, or in certain limited cases persons that buy, hold or sell a specified series of long-term indebtedness of our subsidiary, U.S. Bank National Association, that we will not redeem or purchase, and we will cause the trust not to redeem or purchase, ICONs or capital securities on or before February 15, 2057, unless:

•       subject to certain limitations, during the 180 days prior to the date of that redemption or purchase we have received proceeds from the sale of qualifying securities that have equity-like characteristics that are the same as, or more equity-like than, the applicable characteristics of the ICONs at the time of redemption or purchase; and

•       we have obtained the prior approval of the Federal Reserve Board, if such approval is then required by the Federal Reserve Board.

Our covenants in the Replacement Capital Covenant run only to the benefit of holders of the designated series of our long-term indebtedness or the long-term indebtedness of U.S. Bank National Association, as applicable. The Replacement Capital Covenant is not intended for the benefit of holders of the ICONs or capital securities and may not be enforced by them, and the Replacement Capital Covenant is not a term of the indenture, the trust agreement, the ICONs or the capital securities.

Our ability to raise proceeds from qualifying securities during the six months prior to a proposed redemption or purchase of the ICONs or capital securities will depend on, among other things, market conditions at that time as well as the acceptability to prospective investors of the terms of those qualifying securities.

The Replacement Capital Covenant may be terminated if the holders of at least a majority by principal amount of the then existing covered debt agree to terminate the Replacement Capital Covenant, or if we no longer have outstanding any indebtedness that qualifies as covered debt, and will be terminated on February 15, 2057 if not so terminated earlier.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

This section describes the material United States federal income tax consequences of owning the capital securities. It applies to you only if you acquire capital securities upon their initial issuance at their original offering price and you hold your capital securities as capital assets for tax purposes. This section does not apply to you if you are a member of a class of holders subject to special rules, such as:

•       a dealer in securities or currencies;

•       a trader in securities that elects to use a mark-to-market method of accounting for your securities holdings;

•       a bank;

•       a life insurance company;

•       a tax-exempt organization;

•       a person that owns the capital securities as a position in a hedging transaction;

•       a person that owns the capital securities as part of a straddle or conversion transaction for tax purposes; or

•       a United States Holder (as defined below) whose functional currency for tax purposes is not the U.S. dollar.

This section is based on the Internal Revenue Code of 1986, as amended, its legislative history, existing and proposed regulations under the Internal Revenue Code, published rulings and court decisions, all as currently in effect. These laws are subject to change, possibly on a retroactive basis.

If a partnership holds the capital securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding the capital securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the capital securities.

The ICONs are a novel financial instrument, and there is no clear authority addressing their federal income tax treatment. We have not sought any rulings concerning the treatment of the ICONs, and the opinion of our special tax counsel is not binding on the IRS. Investors should consult their tax advisors in determining the specific tax consequences and risks to them of purchasing, holding and disposing of the capital securities, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

Classification of the ICONs

In connection with the issuance of the ICONs, Squire, Sanders & Dempsey L.L.P., special tax counsel to us and to the trust, will render its opinion to us and the trust generally to the effect that, under then current law and assuming full compliance with the terms of the indenture and other relevant documents, and based on the facts, assumptions and analysis contained in that opinion, as well as representations we made, the ICONs held by the trust will be respected as indebtedness of U.S. Bancorp for United States federal income tax purposes (although there is no clear authority on point). The remainder of this discussion assumes that the ICONs will not be recharacterized as other than indebtedness of U.S. Bancorp.

Classification of USB Capital XII

In connection with the issuance of the capital securities, Squire, Sanders & Dempsey L.L.P. will render its opinion to us and to the trust generally to the effect that, under then current law and assuming full compliance with the terms of the declaration, the indenture and other relevant documents, and based on the facts and assumptions contained in that opinion, the trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of trust securities generally will be considered the owner of an undivided interest in the ICONs. Each holder will be required to include in its gross income all interest or original issue discount (“OID”) and any gain recognized relating to its allocable share of those ICONs.

United States Holders

This subsection describes the tax consequences to a “United States Holder”. You are a United States Holder if you are a beneficial owner of a capital security and you are:

•       a citizen or resident of the United States;

•       a domestic corporation;

•       an estate whose income is subject to United States federal income tax regardless of its source; or

•       a trust if (1) a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust, or (2) such trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person.

As used in this summary, the term “non-United States Holder” means a beneficial owner that is not a United States Holder. If you are a non-United States Holder, this subsection does not apply to you and you should refer to “— Non-United States Holders” below.

Interest Income and Original Issue Discount

Under applicable Treasury Regulations, a “remote” contingency that stated interest will not be timely paid will be ignored in determining whether a debt instrument is issued with OID. We believe that the likelihood of our exercising our option to defer payments is remote within the meaning of the regulations. Based on the foregoing, we believe that the ICONs will not be considered to be issued with OID at the time of their original issuance. Accordingly, each United States Holder of capital securities should include in gross income that holder’s allocable share of interest on the ICONs in accordance with that holder’s method of tax accounting.

Under the applicable Treasury Regulations, if the option to defer any payment of interest were determined not to be “remote,” or if we exercised that option, the ICONs would be treated as issued with OID at the time of issuance or at the time of that exercise, as the case may be. If the ICONs were deemed to be issued with OID at the time of issuance, a holder would be required to accrue interest income on an economic accrual basis before the receipt of cash attributable to that income. If the ICONs were treated as issued with OID at the time of the exercise of the option, the manner in which OID would accrue is unclear. In particular, it is not clear whether the OID would accrue based on an economic accrual or based on the principles of the regulations relating to contingent payment debt instruments, and a holder should consult its tax advisor as to the proper treatment in this event.

No rulings or other interpretations have been issued by the IRS which have addressed the meaning of the term “remote” as used in the applicable Treasury Regulations, and it is possible that the IRS could take a position contrary to the interpretation in this prospectus supplement.

Because income on the capital securities will constitute interest or OID, corporate holders of capital securities will not be entitled to a dividends-received deduction relating to any income recognized relating to the capital securities.

Receipt of ICONs or Cash Upon Liquidation of the Trust

Under the circumstances described in this prospectus supplement, ICONs may be distributed to holders in exchange for trust securities upon the liquidation of the trust. Under current law, that distribution, for United States federal income tax purposes, would be treated as a non-taxable event to each United States Holder, and each United States Holder would receive an aggregate tax basis in the ICONs equal to that holder’s aggregate tax basis in its capital securities. A United States Holder’s holding period in the ICONs received in liquidation of the trust would include the period during which the capital securities were held by that holder. We describe the circumstances that may lead to distribution of the ICONs under “Certain Terms of the Capital Securities — Optional Liquidation of USB Capital XII and Distribution of ICONs”.

Under the circumstances described in this prospectus supplement, the ICONs may be redeemed by us for cash and the proceeds of that redemption distributed by the trust to holders in redemption of their capital securities. Under current law, that redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed capital securities. Accordingly, a United States Holder would recognize gain or loss as if it had sold those redeemed capital securities for cash. See “— Sales of Capital Securities” and “Certain Terms of the Capital Securities — Redemption”.

Sales of Capital Securities

A United States Holder that sells capital securities will be considered to have disposed of all or part of its ratable share of the ICONs. That United States Holder will recognize gain or loss equal to the difference between its adjusted tax basis in the capital securities and the amount realized on the sale of those capital securities. Assuming that we do not exercise our option to defer payments of interest on the ICONs and that the ICONs are not deemed to be issued with OID, a United States Holder’s adjusted tax basis in the capital securities generally will be its initial purchase price. If the ICONs are deemed to be issued with OID, a United States Holder’s tax basis in the capital securities generally will be its initial purchase price, increased by OID previously includible in that United States Holder’s gross income to the date of disposition and decreased by distributions or other payments received on the capital securities since and including the date that the ICONs were deemed to be issued with OID. That gain or loss generally will be a capital gain or loss, except to the extent of any accrued interest relating to that United States Holder’s ratable share of the ICONs required to be included in income, and generally will be long-term capital gain or loss if the capital securities have been held for more than one year.

Should we exercise our option to defer payment of interest on the ICONs, the capital securities may trade at a price that does not fully reflect the accrued but unpaid interest relating to the underlying ICONs. In the event of that deferral, a United States Holder who disposes of its capital securities between record dates for payments of distributions will be required to include in income as ordinary income accrued but unpaid interest on the ICONs to the date of disposition and to add that amount to its adjusted tax basis in its ratable share of the underlying ICONs deemed disposed of. To the extent the selling price is less than the holder’s adjusted tax basis, that holder will recognize a capital loss. Capital losses generally cannot be applied to offset ordinary income for United States federal income tax purposes.

Information Reporting and Backup Withholding

Generally, income on the capital securities will be subject to information reporting. In addition, United States Holders may be subject to a backup withholding tax on those payments if they do not provide their taxpayer identification numbers to the trustee in the manner required, fail to certify that they are not subject to backup withholding tax, or otherwise fail to comply with applicable backup withholding tax rules. United States Holders may also be subject to information reporting and backup withholding tax with respect to the proceeds from a sale, exchange, retirement or other taxable disposition (collectively, a “disposition”) of the capital securities. Any amounts withheld under the backup withholding rules will be allowed as a credit against the United States Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Non-United States Holders

Assuming that the ICONs will be respected as indebtedness of U.S. Bancorp, under current United States federal income tax law, no withholding of United States federal income tax will apply to a payment on a capital security to a non-United States Holder under the “Portfolio Interest Exemption,” provided that:

•       that payment is not effectively connected with the holder’s conduct of a trade or business in the United States;

•       the non-United States Holder does not actually or constructively own 10 percent or more of the total combined voting power of all classes of our stock entitled to vote;

•       the non-United States Holder is not a controlled foreign corporation that is related directly or constructively to us through stock ownership; and

•       the non-United States Holder satisfies the statement requirement by providing to the withholding agent, in accordance with specified procedures, a statement to the effect that that holder is not a United States person (generally through the provision of a properly executed Form W-8BEN).

If a non-United States Holder cannot satisfy the requirements of the Portfolio Interest Exemption described above, payments on the capital securities (including payments in respect of OID, if any, on the capital securities) made to a non-United States Holder should be subject to a 30 percent United States federal withholding tax, unless that holder provides the withholding agent with a properly executed statement (i) claiming an exemption from or reduction of withholding under an applicable United States income tax treaty; or (ii) stating that the payment on the capital security is not subject to withholding tax because it is effectively connected with that holder’s conduct of a trade or business in the United States.

If a non-United States Holder is engaged in a trade or business in the United States (or, if certain tax treaties apply, if the non-United States Holder maintains a permanent establishment within the United States) and the interest on the capital securities is effectively connected with the conduct of that trade or business (or, if certain tax treaties apply, attributable to that permanent establishment), that non-United States Holder will be subject to United States federal income tax on the interest on a net income basis in the same manner as if that non-United States Holder were a United States Holder. In addition, a non-United States Holder that is a foreign corporation that is engaged in a trade or business in the United States may be subject to a 30 percent (or, if certain tax treaties apply, those lower rates as provided) branch profits tax.

If, contrary to the opinion of our special tax counsel, ICONs held by the trust were recharacterized as equity of U.S. Bancorp, payments on the ICONs would generally be subject to United States withholding tax imposed at a rate of 30 percent or such lower rate as might be provided for by an applicable income tax treaty.

Any gain realized on the disposition of a capital security generally will not be subject to United States federal income tax unless:

•       that gain is effectively connected with the non-United States Holder’s conduct of a trade or business in the United States (or, if certain tax treaties apply, is attributable to a permanent establishment maintained by the non-United States Holder within the United States); or

•       the non-United States Holder is an individual who is present in the United States for 183 days or more in the taxable year of the disposition and certain other conditions are met.

In general, backup withholding and information reporting will not apply to a payment of interest on a capital security to a non-United States Holder, or to proceeds from the disposition of a capital security by a non-United States Holder, in each case, if the holder certifies under penalties of perjury that it is a non-United States Holder and neither we nor our paying agent has actual knowledge to the contrary. Any amounts withheld under the backup withholding rules will be allowed as a credit against the non-United States Holder’s United States federal income tax liability provided the required information is timely furnished to the IRS. In general, if a capital security is not held through a qualified intermediary, the amount of payments made on that capital security, the name and address of the beneficial owner and the amount, if any, of tax withheld may be reported to the IRS.

THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER’S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE CAPITAL SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS.

ERISA CONSIDERATIONS

Each fiduciary of an employee benefit plan subject to Title I of ERISA, a plan described in Section 4975 of the Code, including an individual retirement arrangement or a Keogh plan, a plan subject to provisions under applicable federal, state, local, non-U.S. or other laws or regulations that are similar to the provisions of Title I of ERISA or Section 4975 of the Code (“Similar Laws”), and any entity whose underlying assets include “plan assets” by reason of any such employee benefit plan’s investment in such entity (each of which we refer to as a “Plan”) should consider the fiduciary responsibility and prohibited transaction provisions of ERISA, applicable Similar Laws and Section 4975 of the Code in the context of the Plan’s particular circumstances before authorizing an investment in the capital securities. Accordingly, such a fiduciary should consider, among other factors, that each Plan investing in the capital securities will be deemed to have represented that the Plan’s purchase of the capital securities is covered by one or more prohibited transaction exemptions. Plan fiduciaries should also consider whether the Plan’s investment in the capital securities would satisfy the prudence and diversification requirements of ERISA and would be consistent with the documents and instruments governing their Plan.

Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to Title I of ERISA or Section 4975 of the Code (“Covered Plans”) from engaging in certain transactions involving “plan assets” with persons who are “parties in interest” under ERISA or “disqualified persons” under the Code (“Parties in Interest”) regarding such Covered Plan. A violation of these “prohibited transaction” rules may result in an excise tax, penalty or other liabilities under ERISA and/or Section 4975 of the Code for such persons or, in the case of an individual retirement account, the occurrence of a prohibited transaction involving the individual who established the individual retirement account, or his or her beneficiaries, would cause the individual retirement account to lose its tax-exempt status, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA or Section 4975(g)(3) of the Code) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

ERISA and the Code do not define “plan assets”. However, regulations (the “Plan Assets Regulations”) promulgated under ERISA by the DOL generally provide that when a Covered Plan subject to Title I of ERISA or Section 4975 of the Code acquires an equity interest in an entity that is neither a “publicly-offered security” nor a security issued by an investment company registered under the Investment Company Act, the Covered Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity unless it is established either that equity participation in the entity by “benefit plan investors” is not “significant” or that the entity is an “operating company,” in each case as defined in the Plan Assets Regulations. USB Capital XII is not expected to qualify as an operating company and will not be an investment company registered under the Investment Company Act. For purposes of the Plan Assets Regulations, equity participation in an entity by benefit plan investors will not be significant if they hold, in the aggregate less than 25% of the value of any class of such entity’s equity, excluding equity interests held by persons (other than a benefit plan investor) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof. The Pension Protection Act of 2006 (“Pension Protection Act”) changes the definition of “benefit plan investors”. For purposes of this 25% test (the “Benefit Plan Investor Test”), as modified by The Pension Protection Act, “benefit plan investors” include all Covered Plans, including “Keogh” plans and individual retirement accounts, as well as any entity whose underlying assets are deemed to include plan assets of such Covered Plans (e.g., an entity of which 25% or more of the value of any class of equity interests is held by Covered Plans and which does not satisfy another exception under the Plan Assets Regulations). In accordance with the Pension  Protection Act, governmental plans and pension plans (not subject to ERISA or Section 4975 of the Code) maintained by foreign corporations are not considered benefit plan investors. No assurance can be given that the value of the capital securities held by “benefit plan investors” will be less than 25% of the total value of such capital securities at the completion of the initial offering of the capital securities or thereafter, and no monitoring or other measures will be taken regarding the satisfaction of the conditions to this exception. All of the common securities will be purchased and held by U.S. Bancorp.

For purposes of the Plan Assets Regulations, a “publicly-offered security” is a security that is (a) “freely transferable,” (b) part of a class of securities that is “widely held”, and (c)(i) sold to the ERISA Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and such class of securities is registered under the Securities Exchange Act of 1934 within 120 days after the end of the fiscal year of the issuer during which the offering of such securities to the public occurred or (ii) is part of a class of securities that is registered under Section 12 of the Securities Exchange Act of 1934 (the “Registration Requirement”). It is anticipated that the capital securities will be offered in a manner which satisfies the Registration Requirement. The Plan Assets Regulations provide that a security is “widely held” only if it is part of a class of securities that is owned by 100 or more investors independent of the issuer and of one another. A security will not fail to be “widely held” because the number of independent investors falls below 100 subsequent to the initial offering as a result of events beyond the control of the issuer. It is anticipated that the capital securities will be “widely held” within the meaning of the Plan Assets Regulations, although no assurance can be given in this regard. The Plan Assets Regulations provide that whether a security is “freely transferable” is a factual question to be determined on the basis of all relevant facts and circumstances. The Plan Assets Regulations further provide that when a security is part of an offering in which the minimum investment in US $10,000 or less, certain restrictions described in the Plan Assets Regulations ordinarily will not, alone or in combination, affect the finding that such securities are “freely transferable”. It is anticipated that the capital securities will be “freely transferable” within the meaning of the Plan Assets Regulations, although no assurance can be given in this regard.

As indicated above, there can be no assurance that any of the exceptions set forth in the Plan Assets Regulations will apply to the capital securities, and, as a result, under the terms of the Plan Assets Regulations, an investing ERISA Plan’s assets could be considered to include an undivided interest in the assets held by USB Capital XII (including the ICONs).

If the assets of USB Capital XII were to be deemed to be “plan assets” under ERISA, this would result, among other things, in (i) the application of the prudence and other fiduciary responsibility standards of ERISA to investments made by USB Capital XII, and (ii) the possibility that certain transactions in which USB Capital XII might seek to engage could constitute “prohibited transactions” under ERISA and the Code. If a prohibited transaction occurs for which no exemption is available, any fiduciary that has engaged in the prohibited transaction could be required (i) to restore to the ERISA Plan any profit realized on the transaction and (ii) to reimburse the ERISA Plan for any losses suffered by the ERISA Plan as a result of the investment. In addition, each disqualified person (within the meaning of Section 4975 of the Code) involved could be subject to an excise tax equal to 15% of the amount involved in the prohibited transaction for each year the transaction continues and, unless the transaction is corrected within statutorily required periods, to an additional tax of 100%. Plan fiduciaries who decide to invest in USB Capital XII could, under certain circumstances, be liable for prohibited transactions or other violations as a result of their investment in USB Capital XII or as co-fiduciaries for actions taken by or on behalf of USB Capital XII. With respect to an individual retirement account (“IRA”) that invests in USB Capital XII, the occurrence of a prohibited transaction involving the individual who established the IRA, or his or her beneficiaries, would cause the IRA to lose its tax-exempt status.

Regardless of whether the assets of USB Capital XII are deemed to be “plan assets” of ERISA Plans investing in USB Capital XII, as discussed above, the acquisition and holding of the capital securities with “plan assets” of an ERISA Plan could itself result in a prohibited transaction. The DOL has issued five prohibited transaction class exemptions (“PTCEs”) that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase and/or holding of the capital securities by a Plan. These class exemptions are:

•       PTCE 96-23 (for certain transactions determined by “in-house asset managers”);

•       PTCE 95-60, as clarified by PTCE 2002-13 (for certain transactions involving insurance company general accounts);

•       PTCE 91-38, as clarified by PTCE 2002-13 (for certain transactions involving bank collective investment funds);

•       PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts); and

•       PTCE 84-14, as clarified by PTCE 2002-13 (for certain transactions determined by independent “qualified professional asset managers”).

Such class exemptions may not, however, apply to all of the transactions that could be deemed prohibited transactions in connection with an ERISA Plan’s investment in the capital securities.

Any insurance company considering the use of its general account assets to purchase capital securities should consult with its counsel concerning matters affecting its purchase decision.

Because of ERISA’s prohibitions and those of Section 4975 of the Code, discussed above and the potential application of Similar Laws to Plans not subject to Title I of ERISA or Section 4975 of the Code (a “Non-ERISA Plan”), the capital securities, or any interest therein, should not be purchased or held by any Plan or any person investing “plan assets” of any Plan, unless such purchase and holding is covered by the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 (or some other applicable administrative or statutory class or individual exemption) (or, in the case of a Non-ERISA Plan, a similar exemption applicable to the transaction). Accordingly, each purchaser or holder of the capital securities or any interest therein will be deemed to have represented by its purchase and holding thereof that either:

•       it is not a Plan and no part of the assets to be used by it to purchase and/or hold such capital securities or any interest therein constitutes “plan assets” of any Plan; or

•       it is itself a Plan, or is purchasing or holding the capital securities or an interest therein on behalf of or with “plan assets” of one or more Plans, and each such purchase and holding of such securities either (i) satisfies the requirements of, and is entitled to full exemptive relief under, PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 (or some other applicable administrative or statutory class or individual exemption) (or, in the case of a Non-ERISA Plan, a similar exemption applicable to the transaction) or (ii) will not result in a prohibited transaction under ERISA or the Code or its equivalent under applicable Similar Laws.

Although, as noted above, governmental plans and certain other plans are not subject to ERISA, including the prohibited transaction provisions thereof, or of Section 4975 of the Code, Similar Laws governing the investment and management of the assets of such plans may contain fiduciary and prohibited transaction provisions similar to those under ERISA and Section 4975 of the Code discussed above. Similarly, fiduciaries of other plans not subject to ERISA may be subject to other legal restrictions under applicable Similar Laws. Accordingly, fiduciaries of governmental plans or other plans not subject to ERISA, in consultation with their advisors, should consider the impact of their respective Similar Laws on their investment in capital securities, and the considerations discussed above, to the extent applicable.

The foregoing discussion is general in nature and is not intended to be inclusive. Consequently, and due to the complexity of the fiduciary responsibility and prohibited transaction rules described above and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the capital securities on behalf of or with “plan assets” of any Plan consult with their counsel, prior to any such purchase, regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether any exemption would be applicable and determine on their own whether all conditions of such exemption or exemptions have been satisfied such that the acquisition and holding of capital securities by the purchaser Plan are entitled to full exemptive relief thereunder.

UNDERWRITING

Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and UBS Securities LLC are acting as representatives of the underwriters named below. Subject to the terms and conditions stated in the underwriting agreement dated the date of this prospectus supplement, each underwriter has agreed to purchase, and we have agreed to sell to that underwriter, the respective number of capital securities set forth opposite the underwriter’s name below:

Underwriters	Number of Capital Securities
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. Incorporated
UBS Securities LLC
A.G. Edwards & Sons, Inc.
Citigroup Global Markets Inc.
RBC Dain Rauscher Inc.
Wachovia Capital Markets, LLC
Banc of America Securities, LLC
Bear, Stearns & Co. Inc.
Charles Schwab & Co., Inc.
Credit Suisse Securities (USA) LLC
Goldman, Sachs & Co.
Jeffries & Company, Inc.
Lehman Brothers Inc.
Stifel, Nicolaus & Company, Incorporated
Total

We have granted the underwriters a right to request from us the opportunity to purchase up to       additional capital securities at the public offering price less the underwriting commission of $      per capital security. The underwriters may exercise these options for 30 days from the date of this prospectus supplement solely to cover any over-allotments.

The underwriting agreement provides that the obligations of the underwriters to purchase the capital securities included in this offering are subject to approval of legal matters by counsel and to other conditions. The underwriters are obligated to purchase all capital securities (other than the capital securities that are the subject of the over-allotment option) if they purchase any of the capital securities.

The underwriters propose to offer some of the capital securities directly to the public at the public offering price set forth on the cover page of this prospectus supplement and some of the capital securities to dealers at the public offering price less a concession not to exceed $      per capital security ($      per capital security for sales of more than       capital securities to a single purchaser). The underwriters may allow, and dealers may reallow a discount not to exceed $      per capital security on sales to other dealers ($      per capital security for sales of more than       capital securities to a single purchaser). After the initial offering of the capital securities to the public, the representatives may change the public offering price, concession and discount.

The following table shows the underwriting discounts and commissions that we are to pay to the underwriters in connection with this offering.

Paid by U.S. Bancorp
Per capital security(1)	$

(1)          U.S. Bancorp will pay the underwriters compensation of $      per capital security for sales of more than       capital securities to a single purchaser. As a result of such sales, the total underwriting discounts will decrease, and the total proceeds to U.S. Bancorp will increase, by $     .

Prior to this offering, there has been no public market for the capital securities. We will apply to list the capital securities on the New York Stock Exchange under the symbol “USB Pr K”. Trading of the capital securities on the New York Stock Exchange is expected to commence within a 30-day period after the initial delivery of the capital securities. In order to meet one of the requirements for listing the capital securities on the New York Stock Exchange, the underwriters have undertaken to sell the capital securities to a minimum of 400 beneficial owners. The representatives have advised us that they intend to make a market in the capital securities prior to the commencement of trading on the New York Stock Exchange, but are not obligated to do so, and may discontinue market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for the capital securities.

In connection with this offering, the underwriters are permitted to engage in transactions that stabilize the market price of the capital securities. Such transactions consist of bids or purchases to peg, fix or maintain the price of the capital securities. If the underwriters create a short position in the capital securities in connection with this offering, i.e., if they sell more capital securities than are on the cover page of this prospectus supplement, the underwriters may reduce that short position by purchasing capital securities in the open market. Purchases of a security to stabilize the price or to reduce a short position could cause the price of a security to be higher than it might be in the absence of such purchases.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the capital securities. In addition, neither we nor any of the underwriters makes any representation that the underwriters will engage in those transactions or that those transactions, once commenced will not be discontinued without notice.

U.S. Bancorp and the trust have agreed in the underwriting agreement that for a period of 15 days after the date of this prospectus supplement, they will not, without the consent of Merrill Lynch, Pierce, Fenner & Smith Incorporated, offer, sell, contract to sell or otherwise dispose of any additional capital securities or any other securities of the trust or any similar trust that are substantially similar to the capital securities.

We estimate that our share of the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $150,000.

Certain of the underwriters and certain of their respective affiliates have performed banking, investment banking, custodial and advisory services for us and our affiliates, from time to time, for which they have received customary fees and expenses. The underwriters may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business.

U.S. Bancorp expects to deliver the capital securities against payment on or about the date specified in the last paragraph of the cover page of this prospectus supplement, which is the fifth business day following the date of this prospectus supplement. Under Rule 15c6-1 of the SEC under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, if any purchaser wishes to trade the capital securities on the date of this prospectus supplement or the next succeeding two business days, it will be required, by virtue of the fact that the capital securities initially will settle on the fifth business day following the date of this prospectus supplement, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement.

The underwriters do not intend to make sales of the capital securities to accounts over which they exercise discretionary authority without obtaining the prior written approval of the account holder.

USB Capital XII and we have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or contribute to payments that the underwriters may be required to make because of any of those liabilities.

LEGAL MATTERS

The validity of the capital securities and certain matters of Delaware law relating to USB Capital XII will be passed upon for USB Capital XII and U.S. Bancorp by Richards, Layton & Finger, P.A., Wilmington, Delaware. The due authorization, execution and delivery of the ICONs and the validity of the ICONs and the guarantees will be passed upon for U.S. Bancorp and USB Capital XII by Squire, Sanders & Dempsey L.L.P., Cincinnati, Ohio. Certain legal matters will be passed upon for the underwriters by Shearman & Sterling LLP, New York, New York.

EXPERTS

Our consolidated financial statements as of December 31, 2005 and 2004 and for each of the three years in the period ended December 31, 2005 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 incorporated in this prospectus supplement by reference from our Annual Report on Form 10-K for the year ended December 31, 2005 have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their reports which are incorporated by reference in this prospectus supplement. Such financial statements and management’s assessment are incorporated herein by reference in reliance upon the reports of such firm given on its authority as experts in accounting and auditing.

PROSPECTUS

U.S. Bancorp

800 Nicollet Mall
Minneapolis, Minnesota 55402
(651) 466-3000

$10,000,000,000

U.S. Bancorp

Junior Subordinated Deferrable
Interest Debt Securities

USB Capital VII
USB Capital VIII
USB Capital IX
USB Capital X
USB Capital XI
USB Capital XII
USB Capital XIII
USB Capital XIV
USB Capital XV
USB Capital XVI

Capital Securities

Fully and unconditionally guaranteed, as described in this prospectus, by U.S. Bancorp

We will provide the specific terms of these securities in supplements to this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest.

The securities will be unsecured obligations of USB and/or the trusts and will not be savings accounts deposits or other obligations of any bank or nonbank subsidiary of USB and/or the trusts and are not insured by the Federal Deposit Insurance Corporation, the Bank Insurance Fund or any other government agency.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

The date of this prospectus is August 3, 2005.

You should rely on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Neither we nor the underwriters are making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

TABLE OF CONTENTS

Prospectus

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we, along with the trusts, USB Capital VII, USB Capital VIII, USB Capital IX, USB Capital X, USB Capital XI, USB Capital XII, USB Capital XIII, USB Capital XIV, USB Capital XV and USB Capital XVI, filed with the SEC using a shelf registration process. Under this shelf registration process, we may sell:

•       debt securities;

•       preferred stock;

•       depositary shares;

•       common stock;

•       debt warrants;

•       equity warrants; and

•       units

and the trusts may sell:

•       capital securities (representing undivided beneficial interests in the trusts) to the public; and

•       common securities to us

in one or more offerings.

The trusts will use the proceeds from sales of securities to buy a series of our junior subordinated debt securities with terms that correspond to the capital securities.

We:

•       will pay principal and interest on our junior subordinated debt securities, subject to the payment of our more senior debt;

•       may choose to distribute our junior subordinated debt securities pro rata to the holders of the related capital securities and common securities if we terminate a trust; and

•       will fully and unconditionally guarantee the capital securities based on:

•        our obligations to make payments on our junior subordinated debt securities;

•        our obligations under our guarantee (our payment obligations are subject to payment on all of our general liabilities); and

•        our obligations under the trust agreements.

This prospectus provides you with a general description of the capital securities, the junior subordinated debt securities and the guarantee. The description of the debt securities, the preferred stock, the depositary shares, the debt warrants, the equity warrants and the units will be included in a separate prospectus in this registration statement. Each time we sell capital securities, we will provide an applicable prospectus supplement that will contain specific information about the terms of that offering. The applicable prospectus supplement may also add, update or change information in this prospectus. You should read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

The registration statement that contains this prospectus (including the exhibits to the registration statement) has additional information about us and about the trusts and the securities offered under this prospectus. That registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

The words “USB,” “Company,” “we,” “our,” “ours” and “us” refer to U.S. Bancorp and its subsidiaries, unless otherwise stated. We have also defined terms in the glossary section, at the back of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our SEC filings are also available to the public from the SEC’s website at http://www.sec.gov. Our SEC filings are also available at the offices of the New York Stock Exchange. For further information on obtaining copies of our public filings at the New York Stock Exchange, you should call (212) 656-5060.

The SEC allows us to incorporate by reference the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We incorporate by reference the following documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), until we or any underwriters sell all of the securities:

•       Annual Report on Form 10-K for the year ended December 31, 2004;

•       Quarterly Report on Form 10-Q for the quarter ended March 31, 2005; and

•       Current Reports on Form 8-K filed on January 18, March 9 (two reports, one of which was on Form 8-K/A), March 21, April 19, May 16, June 15, June 22, June 27, and July 19, 2005.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address:

U.S. Bancorp
800 Nicollet Mall
Minneapolis, Minnesota 55402
Attn: Investor Relations Department
(612) 303-0799 or (866) 775-9668

The trusts have no separate financial statements. The statements would not be material to holders of the capital securities because the trusts have no independent operations.

Unless otherwise indicated, currency amounts in this prospectus and in any applicable prospectus supplement are stated in U.S. dollars.

ABOUT U.S. BANCORP

We are a multi-state financial holding company with $204 billion in assets at June 30, 2005, headquartered in Minneapolis, Minnesota. We were incorporated in Delaware in 1929 and operate as a financial holding company and a bank holding company under the Bank Holding Company Act of 1956. We provide a full range of financial services, including lending and depository services, cash management, foreign exchange and trust and investment management services. We also engage in credit card services, merchant and automated teller machine processing, mortgage banking, insurance, brokerage, leasing and investment banking. We are the parent company of U.S. Bank.

Our banking subsidiaries are engaged in the general banking business, principally in domestic markets. Our subsidiaries range in size from $25 million to $128 billion in deposits at December 31, 2004, and provide a wide range of products and services to individuals, businesses, institutional organizations, governmental entities and other financial institutions. Commercial and consumer lending services are principally offered to customers within our domestic markets, to domestic customers with foreign operations and within certain niche national venues. Lending services include traditional credit products as well as credit card services, financing and import/export trade, asset-backed lending, agricultural finance and other products. Leasing products are offered through bank leasing subsidiaries. Depository services include checking accounts, savings accounts and time certificate contracts. Ancillary services such as foreign exchange, treasury management and receivable lock-box collection are provided to corporate customers. Our bank and trust subsidiaries provide a full range of asset management and fiduciary services for individuals, estates, foundations, businesses and charitable organizations.

Our nonbanking subsidiaries primarily offer investment and insurance products to our customers principally within their markets and mutual fund processing services to a broad range of mutual funds. Banking and investment services are provided through a network of 2,383 banking offices principally operating in 24 states in the Midwest and West. U.S. Bancorp operates a network of 4,877 branded ATMs and provides 24-hour, seven day a week telephone customer service. Mortgage banking services are provided through banking offices and loan production offices throughout our markets. Consumer lending products may be originated through banking offices, indirect correspondents, brokers or other lending sources, and a consumer finance division. We are also one of the largest providers of Visa® corporate and purchasing card services and corporate trust services in the United States. A wholly-owned subsidiary, NOVA Information Systems, Inc., provides merchant processing services directly to merchants through a network of banking affiliations. Affiliates of NOVA Information Systems, Inc. provide similar merchant services in Canada and segments of Europe. These foreign operations are not significant to us.

Our common stock is traded on the New York Stock Exchange under the ticker symbol “USB.” Our principal executive offices are located at 800 Nicollet Mall, Minneapolis, Minnesota 55402, and our telephone number is (651) 466-3000.

If you would like to know more about us, see our documents incorporated by reference in this prospectus as described under the section “Where You Can Find More Information.”

ABOUT THE TRUSTS

We created a number of trusts under Delaware law under separate trust agreements established for each trust. A trust is a fiduciary relationship where one person known as the trustee, holds some property for the benefit of another person, in this case, the purchasers of the securities. For the securities being sold, the trustees and we will enter into amended and restated trust agreements that will be essentially in the form filed as an exhibit to the registration statement, which will state the terms and conditions for each trust to issue and sell the specific capital securities and common securities.

The trusts exist solely to:

•       issue and sell capital securities and common securities;

•       use the gross proceeds from the sale of the capital securities and common securities to purchase corresponding series of our junior subordinated debt securities;

•       maintain their status as grantor trusts for federal income tax purposes; and

•       engage in other activities that are necessary or incidental to these purposes.

We will purchase all of the common securities of each trust. The common securities will represent an aggregate liquidation amount equal to at least 3% of each trust’s total capitalization. The capital securities will represent the remaining 97% of each trust’s total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the capital securities. If we default on the corresponding junior subordinated debt securities, then distributions on the common securities will be subordinate to the preferred securities in priority of payment.

For each trust, as the direct or indirect holder of the common securities, we have appointed five trustees to conduct each trust’s business and affairs. As holder of the common securities we (except in some circumstances) have the power to:

•       appoint the trustees;

•       replace or remove the trustees; and

•       increase or decrease the number of trustees.

This means that if you are dissatisfied with a trustee you will not be able to remove the trustee without our assistance. Similarly, if we are dissatisfied with a trustee we can remove the trustee even if you are satisfied with the trustee.

The capital securities will be fully and unconditionally guaranteed by us as described under “Description of the Guarantees.”

The principal executive offices of each trust is c/o U.S. Bancorp, 800 Nicollet Mall, Minneapolis, Minnesota 55402 and the telephone number is (651) 466-3000.

USE OF PROCEEDS

Each trust will use all the proceeds from the sale of the capital securities to purchase our junior subordinated debt securities. Except as otherwise stated in the applicable prospectus supplement, we intend to use the proceeds from the sale of our junior subordinated debt securities (including corresponding junior subordinated debt securities) for general corporate purposes, including working capital, capital expenditures,investments in or advances to existing or future indebtedness, repayment of maturing obligations and replacement of outstanding indebtedness. Pending such use, we may temporarily invest the proceeds or use them to reduce short-term indebtedness.

The applicable prospectus supplement provides more details on the use of proceeds of any specific offering.

RATIO OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges of USB for each of the periods indicated is as follows:

	Year Ended December 31
	2004	2003	2002	2001	2000
Ratio of Earnings to Fixed Charges:
Excluding interest on deposits	5.98	6.40	4.88	2.26	2.76
Including interest on deposits	3.88	3.64	2.79	1.50	1.69

The ratio of earnings to fixed charges is computed by dividing income from continuing operations before income taxes and fixed charges (excluding capitalized interest), as adjusted for some equity method investments, by fixed charges. Fixed charges consist of interest on debt (including capitalized interest), amortization of debt discount and expense and a portion of rentals determined to be representative of interest.

DESCRIPTION OF JUNIOR SUBORDINATED DEBT SECURITIES

This section describes the general terms and provisions of the junior subordinated debt securities that are offered by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the junior subordinated debt securities offered under that prospectus supplement and any general terms outlined in this section that will not apply to those junior subordinated debt securities.

The junior subordinated indenture will be issued under an indenture dated as of April 28, 2005, between us and Delaware Trust Company, National Association, as trustee. The indenture will be qualified under the Trust Indenture Act. A form of the junior subordinated indenture is filed as an exhibit to the registration statement relating to this prospectus.

This section summarizes the material terms and provisions of the junior subordinated indenture and the junior subordinated debt securities. Because this is a summary, it does not contain all of the details found in the full text of the junior subordinated indenture and the junior subordinated debt securities. If you would like additional information, you should read the form of junior subordinated indenture and the form of junior subordinated debt securities.

General

We can issue the junior subordinated debt securities in one or more series. A series of junior subordinated debt securities initially will be issued to a trust in connection with a capital securities offering.

Unless otherwise described in the applicable prospectus supplement regarding any offered junior subordinated debt securities, the junior subordinated debt securities will rank equally with all other series of junior subordinated debt securities, will be unsecured and will be subordinate and junior in priority of payment to all of our Senior Debt as described below under “Subordination.”

The indenture does not limit the amount of junior subordinated debt securities which we may issue, nor does it limit our issuance of any other secured or unsecured Debt.

We can issue the junior subordinated debt securities under a supplemental indenture, an officers’ certificate or a resolution of our board of directors.

The applicable prospectus supplement will describe the following terms of the junior subordinated debt securities:

•       the title;

•       any limit on the aggregate principal amount that may be issued;

•       the date(s) on which the principal is payable or the method of determining that date;

•       the interest rate, if any, the interest payment dates, any rights we may have to defer or extend an interest payment date, and the regular record date for any interest payment or the method by which any of the foregoing will be determined;

•       the place(s) where payments shall be payable and where the junior subordinated debt securities can be presented for registration of transfer or exchange, and the place(s) where notices and demands to or on us can be made;

•       any period(s) within which or date(s) on which, price(s) at which and the terms and conditions on which the junior subordinated debt securities can be redeemed, in whole or in part, at our option or at the option of a holder of the junior subordinated debt securities;

•       our or any holder’s obligation or right, if any, to redeem, purchase or repay the junior subordinated debt securities and other related terms and provisions;

•       the denominations in which any junior subordinated debt securities will be issued if other than denominations of $100,000 and integral multiples of $1,000 in excess thereof;

•       if other than in U.S. dollars, the currency in which the principal, premium and interest, if any, that the junior subordinated debt securities will be payable or denominated;

•       any additions, modifications or deletions in the events of default or covenants specified in the indenture;

•       the portion of the principal amount that will be payable at declaration of acceleration of the maturity;

•       any additions or changes to the indenture as will be necessary to facilitate the issuance of a series of junior subordinated debt securities in bearer form, registrable or not registrable for the principal, and with or without interest coupons;

•       the index or indices used to determine the amount of payments of principal and premium, if any, on any junior subordinated debt securities and how these amounts will be determined;

•       the terms and conditions under which temporary global securities are exchanged for definitive junior subordinated debt securities of the same series;

•       whether the junior subordinated debt securities will be issued in global form and, in that case, the terms and the depositary for these global securities;

•       the paying agent;

•       the terms and conditions of any right to convert or exchange any junior subordinated debt securities into any of our other securities or property;

•       the form of trust agreement and guarantee agreement;

•       the relative degree, if any, to which the junior subordinated debt securities shall be senior or subordinated to other junior subordinated debt securities or any of our other indebtedness in right of payment; and

•       any other terms of the junior subordinated debt securities consistent with the provisions of the indenture.

Junior subordinated debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Some U.S. federal income tax consequences and special considerations applicable to the junior subordinated debt securities will be described in the applicable prospectus supplement.

The applicable prospectus supplement will describe the restrictions, elections, some U.S. federal income tax consequences, and specific terms and other information related to the junior subordinated debt securities if the purchase price, principal, premium, or interest of any of the junior subordinated debt securities is payable or denominated in one or more foreign currencies or currency units.

If any index is used to determine the amount of payments of principal, premium, or interest on any series of junior subordinated debt securities, special U.S. federal income tax, accounting and other considerations applicable to the junior subordinated debt securities will be described in the applicable prospectus supplement.

Option to Extend Interest Payment Dates

If provided in the applicable prospectus supplement and if the junior subordinated debentures are not in default, we shall have the right at any time and from time to time during the term of any series of junior subordinated debt securities to defer payment of interest for a number of consecutive interest payment periods as specified in the applicable prospectus supplement (extension period).

Some U.S. federal income tax consequences and considerations applicable to any junior subordinated debt securities that permit extension periods will be described in the applicable prospectus supplement.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, junior subordinated debt securities will not be subject to any sinking fund.

Unless the applicable prospectus supplement indicates otherwise, we may, at our option and subject to the receipt of prior approval by the Board of Governors of the Federal Reserve System, if then required under applicable capital guidelines or policies, redeem the junior subordinated debt securities of any series:

•       in whole at any time or in part from time to time; or

•       upon the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment Event in whole (but not in part) at any time within 90 days of the occurrence of the Tax Event, the Investment Company Event or Capital Treatment Event.

If the junior subordinated debt securities of any series are redeemable only on or after a specified date or by the satisfaction of additional conditions, the applicable prospectus supplement will specify the date or describe these conditions.

Junior subordinated debt securities shall be redeemable in the denominations specified in the prospectus supplement. Unless the applicable prospectus supplement indicates otherwise, junior subordinated debt securities will be redeemed at the redemption price.

A Tax Event means that either we or a trust will have received an opinion of counsel (which may be our counsel or counsel of an affiliate but not an employee and which must be reasonably acceptable to the property trustee) experienced in tax matters stating that, as a result of any:

•       amendment to, or change (including any announced prospective change) in, the laws (or any regulations under those laws) of the United States or any political subdivision or taxing authority affecting taxation; or

•       interpretation or application of the laws enumerated in the preceding bullet point or regulations, by any court, governmental agency or regulatory authority;

there is more than an insubstantial risk that:

•       a trust is, or will be within 90 days of the date of the opinion of counsel, subject to U.S. federal income tax on interest received on the junior subordinated debt securities;

•       interest payable by us to the trusts on the junior subordinated debt securities is not, or will not be within 90 days of the date of the opinion of counsel, deductible, in whole or in part, for U.S. federal income tax purposes; or

•       a trust is, or will be within 90 days of the date of the opinion of counsel, subject to more than a minimal amount of other taxes, duties, assessments or other governmental charges.

An Investment Company Event means the receipt by us and a trust of an opinion of counsel experienced in matters relating to investment companies to the effect that, as a result of any:

•       change in law or regulation; or

•       change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority,

the trust is or will be considered an investment company that is required to be registered under the Investment Company Act, which change becomes effective on or after the original issuance of the capital securities.

A Capital Treatment Event means the reasonable determination by us that, as a result of any:

•       amendment to, or change (including any prospective change) in, laws or any applicable regulation of the United States and any political subdivision; or

•       as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying the laws or regulations, which amendment is effective or announced on or after the date of issuance of the capital securities, there is more than an insubstantial risk of impairment of our ability to treat the capital securities (or any substantial portion) as Tier 1 capital (or its equivalent) for purposes of the capital adequacy guidelines of the Federal Reserve, in effect and applicable to us.

Notice of any redemption will be mailed at least 30 days and not more than 60 days before the redemption date to each holder of redeemable junior subordinated debt securities, at its registered address. Unless we default in the payment of the redemption price, on or after the redemption date, interest will cease to accrue on the junior subordinated debt securities or portions called for redemption.

Restrictions on Some Payments

We agreed that we will not permit any of our subsidiaries to:

•       declare or pay any dividends or distributions, or redeem, purchase, acquire, or make a liquidation payment on any of our capital stock;

•       make any payment of principal of interest or premium, if any, on or repay, repurchase or redeem any of our debt securities (including other junior subordinated debt securities) that rank equally with or junior in interest to the junior subordinated debt securities; or

•       make any guarantee payments on any guarantee of debt securities of any of our subsidiaries (including under other guarantees) if the guarantee ranks equally with or junior in interest to the junior subordinated debt securities, except in some circumstances, if at that time:

•        we have actual knowledge of an event that with the giving of notice or the lapse of time, or both, would constitute an event of default under the indenture and we will not have taken reasonable steps to cure the event of default;

•        the junior subordinated debt securities are held by a trust that is the issuer of a series of related capital securities and we are in default on our payment obligations under the guarantee relating to those related capital securities; or

•        we have given notice of our selection of an extension period on the junior subordinated debt securities of a series and we have not rescinded the notice, or extension period, or any extension period relating to the junior subordinated debt securities shall be continuing.

Modification of Indenture

We may and the trustee may change the indenture without your consent for specified purposes, including:

•       to fix any ambiguity, defect or inconsistency, provided that the change does not materially adversely affect the interest of any holder of any series of junior subordinated debt securities or, in the case of corresponding junior subordinated debt securities, the interest of a holder of any related capital securities so long as they remain outstanding; and

•       to qualify or maintain the qualification of the indenture under the Trust Indenture Act.

In addition, under the indenture, we and the trustee may modify the indenture to affect the rights of the holders of the series of the junior subordinated debt securities, with the consent of the holders of a majority in principal amount of the outstanding series of junior subordinated debt securities that are affected. However, neither we nor the trustee may take the following actions without the consent of each holder of the outstanding junior subordinated debt securities affected:

•       change the maturity date of any series of junior subordinated debt securities (except as otherwise specified in the applicable prospectus supplement), or reduce the principal amount, rate of interest, or extend the time of payment of interest;

•       reduce the percentage in principal amount of junior subordinated debt securities of any series necessary to modify the indenture;

•       modify some provisions of the indenture relating to modification or waiver, except to increase the required percentage; or

•       modify the provisions of the indenture relating to the subordination of the junior subordinated debt securities of any series in a manner adverse to the holders, provided that, in the case of corresponding junior subordinated debt securities, as long as any of the related capital securities are outstanding, no modification will be made that adversely affects the holders of these capital securities in any material respect. Also the indenture cannot be terminated, and a waiver of any event of default or compliance with any covenant under the indenture cannot be effective, without the prior consent of the holders of a majority of the liquidation preference of the related capital securities unless and until the principal of the corresponding junior subordinated debt securities and all accrued and unpaid interest have been paid in full and some other conditions are satisfied.

In addition, we and the trustee may execute any supplemental indenture to create any new series of junior subordinated debt securities without the consent of any holders.

Events of Default

The following are events of defaults under the indenture:

•       the default in the payment of interest in full for a period of 30 days after the conclusion of a period consisting of 20 consecutive quarters, commencing with the earliest quarter for which interest (including deferred payments) has not been paid in full;

•       the related trust shall have voluntarily or involuntarily dissolved, wound-up its business or otherwise terminated its existence, except in connection with (i) the distribution of the junior subordinated debt securities to holders of the trust preferred securities, (ii) the redemption of all of the outstanding trust preferred securities or (iii) certain mergers, consolidations or amalgamations;

•       certain events in bankruptcy, insolvency or reorganization; or

•       any other event of default that may be specified for the junior subordinated debt securities of that series when that series is created.

The holders of a majority in aggregate outstanding principal amount of any series of junior subordinated debt securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee. If an event of default (other than certain events of bankruptcy) under the indenture of any series occurs and is continuing, the junior subordinated trustee or the holders of at least 25% in aggregate principal amount of the outstanding junior subordinated debt securities can declare the unpaid principal and accrued interest, if any, to the date of acceleration on all the outstanding junior subordinated debt securities of that series to be due and payable immediately. Similarly, in the case of corresponding junior subordinated debt securities, if the trustee or holders of the corresponding junior subordinated debt securities fail to make this declaration, the holders of at least 25% in aggregate liquidation preference of the related capital securities will have that right.

If an event of default consisting of certain events of bankruptcy occurs under the indenture of any series, the principal amount of all the outstanding junior subordinated debt securities of that series will automatically, and without any declaration or other action on the part of the trustee or any holder, become immediately due and payable.

The holders of a majority in aggregate outstanding principal amount of any series of junior subordinated debt securities can rescind a declaration of acceleration and waive the default if the default (other than the non-payment of principal which has become due solely by acceleration) has been cured and a sum sufficient to pay all principal and interest due (other than by acceleration) has been deposited with the trustee. In the case of corresponding junior subordinated debt securities, if the holders of the corresponding junior subordinated debt securities fail to rescind a declaration and waive the default, the holders of a majority in aggregate liquidation amount of the related capital securities will have that right.

The holders of a majority in aggregate outstanding principal amount of the junior subordinated debt securities of any affected series may, on behalf of holders of all of the junior subordinated debt securities, waive any past default, except:

•       a default in the payment of principal or interest (unless the default has been cured or a sum sufficient to pay all matured installments of principal and interest has been deposited with the trustee); or

•       a default in a covenant or provision of the indenture which cannot be modified or amended without the consent of the holders of each outstanding junior subordinated debt securities.

In the case of corresponding junior subordinated debt securities, if the holders of the corresponding junior subordinated debt securities fail to rescind a declaration and waive the default, the holders of a majority in liquidation preference of the related capital securities will have that right.

We are required to file annually, with the trustee, a certificate stating whether or not we are in compliance with all the conditions and covenants applicable to us under the junior subordinated indenture.

If an event of default occurs and is continuing on a series of corresponding junior subordinated debt securities, the property trustee will have the right to declare the principal of, and the interest on, the corresponding junior subordinated debt securities, and any amounts payable under the indenture, to be immediately due and payable, and to enforce its other rights as a creditor for these corresponding junior subordinated debt securities.

Enforcement of Some Rights by Holders of Capital Securities

If an event of default under the indenture has occurred and is continuing, and this event can be attributable to our failure to pay interest or principal on the related junior subordinated debt securities when due, you may institute a legal proceeding directly against us to enforce the payment of the principal of or interest on those subordinated debt securities having a principal amount equal to the liquidation amount of your related capital securities. We cannot amend the indenture to remove the right to bring a direct action, without the written consent of holders of all capital securities. If the right to bring a direct action is removed, the applicable trust may become subject to reporting obligations under the Exchange Act.

You would not be able to exercise directly any remedy other than those stated in the preceding paragraph which are available to the holders of the junior subordinated debt securities unless there has been an event of default under the trust agreement. See “Description of Capital Securities — Events of Default; Notice.”

Consolidation, Merger, Sale of Assets and Other Transactions

The indenture states that we cannot consolidate with or merge into any other person or convey, transfer or lease our properties and assets substantially as an entirety to any person, and no person will consolidate with or merge into us or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

•       the successor is organized under the laws of the United States or any state or the District of Columbia, and expressly assumes all of our obligations under the indenture;

•       immediately after the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, shall have occurred and be continuing;

•       this transaction is permitted under the related trust agreement and the related guarantee and does not give rise to any breach or violation of the related trust agreement or the related guarantee; and

•       some other conditions prescribed in the indenture are met.

The general provisions of the indenture do not afford protection to the holders of the junior subordinated debt securities in the event of a highly leveraged or other transaction involving us that may adversely affect the holders.

Satisfaction and Discharge

The indenture provides that when all junior subordinated debt securities not previously delivered to the trustee for cancellation:

•       have become due and payable; or

•       will become due and payable within one year, and

•        we deposit with the trustee money sufficient to pay and discharge the entire indebtedness on the junior subordinated debt securities;

•        we deliver to the trustee officers’ certificates and opinions of counsel; and

•        we comply with some other requirements under the indenture,

then the indenture will cease to be of further effect and we will be considered to have satisfied and discharged the indenture.

Conversion or Exchange

If indicated in the applicable prospectus supplement, the junior subordinated debt securities of any series may be convertible or exchangeable into capital securities or other securities. The applicable prospectus supplement will describe the specific terms on which the junior subordinated debt securities of any series may be so converted or exchanged. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of capital securities or other securities to be received by the holders of junior subordinated debt securities would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

The indenture provides that any junior subordinated debt securities will be subordinate and junior in right of payment to all Senior Debt.

Upon any payment or distribution of assets to creditors upon our liquidation, dissolution, winding up, reorganization, whether voluntary or involuntary, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings, the holders of Senior Debt will first be entitled to receive payment in full of the principal, premium, or interest due before the holders of junior subordinated debt securities or, in the case of corresponding junior subordinated debt securities, the property trustee, on behalf of the holders, will be entitled to receive any payment or distribution.

In the event of the acceleration of the maturity of any junior subordinated debt securities, the holders of all Senior Debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due on the Senior Debt (including any amounts due upon acceleration) before the holders of junior subordinated debt securities.

No payment, by or on our behalf, of principal, premium, if any, or interest, on the junior subordinated debt securities shall be made if at the time of the payment, there exists:

•       a default in any payment on any Senior Debt, or any other default under which the maturity of any Senior Debt has been accelerated; and

•       any judicial proceeding relating to the defaults which shall be pending.

We are a non-operating holding company and almost all of our operating assets are owned by our subsidiaries. We rely primarily on dividends from our subsidiaries to meet our obligations to pay the principal of and interest on our outstanding debt obligations and corporate expenses. We are a legal entity separate and distinct from our banking and nonbanking affiliates. Our principal sources of income are dividends, interest and fees from U.S. Bank National Association and our other banking and nonbanking affiliates. Our banking subsidiaries are subject to some restrictions imposed by federal law on any extensions of credit to, and some other transactions with, us and some other affiliates, and on investments in stock or other securities. These restrictions prevent us and our other affiliates from borrowing from our banking subsidiaries unless the loans are secured by various types of collateral. Further, these secured loans, other transactions and investments by any of our banking subsidiaries are generally limited in amount for us and each of our other affiliates to 10% of our banking subsidiaries’ capital and surplus, and as to us and all of our other affiliates to an aggregate of 20% of our banking subsidiaries’ capital and surplus. In addition, payment of dividends by our banking subsidiaries to us are subject to ongoing review by banking regulators and to various statutory limitations and in some circumstances requires approval by banking regulatory authorities. Because we are a holding company, our right to participate in any distribution of assets of any subsidiary upon the liquidation or reorganization or otherwise of our subsidiary is subject to the prior claims of creditors of the subsidiary, unless we can be recognized as a creditor of that subsidiary. Accordingly, the junior subordinated debt securities will be effectively subordinated to all existing and future liabilities of our banking subsidiaries, and holders of junior subordinated debt securities should look only to our assets for payments on the junior subordinated debt securities.

The indenture places no limitation on the amount of Senior Debt that we may incur. We expect to incur from time to time additional indebtedness constituting Senior Debt.

The indenture provides that these subordination provisions, as they relate to any particular issue of junior subordinated debt securities, may be changed before the issuance. The applicable prospectus supplement will describe any of these changes.

Denominations, Registration and Transfer

Unless the applicable prospectus supplement specifies otherwise, we will issue the junior subordinated debt securities in registered form only, without coupons and in the denominations specified in the prospectus supplement. Holders can exchange junior subordinated debt securities of any series for other junior subordinated debt securities:

•       of the same issue and series;

•       in any authorized denominations;

•       in a like principal amount;

•       of the same date of issuance and maturity; and

•       bearing the same interest rate.

Subject to the terms of the indenture and the limitations applicable to global securities stated in the applicable prospectus supplement, junior subordinated debt securities will be presented for exchange or for registration of transfer (duly endorsed or with the form of transfer duly endorsed, or a satisfactory written instrument of transfer, duly executed) at the office of the security registrar or at the office of any transfer agent designated by us for that purpose.

Unless otherwise provided in the applicable prospectus supplement, no service charge will be made for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges. We have appointed the trustee as security registrar for the junior subordinated debt securities. Any transfer agent (in addition to the security registrar) initially designated by us for any junior subordinated debt securities will be named in the applicable prospectus supplement. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the junior subordinated debt securities of each series.

If the junior subordinated debt securities of any series are to be redeemed, neither the trustee nor us will be required to:

•       issue, register the transfer of, or exchange any junior subordinated debt securities of any series during a period beginning on the business day that is 15 days before the day of mailing of notice of redemption of any junior subordinated debt securities that is selected for redemption and ending at the close of business on the day of mailing of the relevant notice; or

•       transfer or exchange any junior subordinated debt securities selected for redemption, except, the unredeemed portion of any junior subordinated debt securities being redeemed in part.

Global Junior Subordinated Debt Securities

We may issue, in whole or in part, the junior subordinated debt securities of a series in the form of one or more global junior subordinated debt securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement relating to those series. The specific terms of the depositary arrangements for a series of junior subordinated debt securities will be described in the applicable prospectus supplement. See “Book-Entry Issuance.”

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of principal of and any premium and interest on junior subordinated debt securities will be made at the office of the trustee in the City of New York or at the office of the paying agent(s) designated by us, from time to time, in the applicable prospectus supplement. However, we may make interest payments by:

•       check mailed to the address of the person entitled to it at the address appearing in the securities register (except in the case of global junior subordinated debt securities); or

•       transfer to an account maintained by the person entitled to it as specified in the securities register, so long as we receive proper transfer instructions by the regular record date.

Unless otherwise indicated in the applicable prospectus supplement, payment of the interest on junior subordinated debt securities on any interest payment date will be made to the person in whose name the junior subordinated debt securities are registered at the close of business on the regular record date relating to the interest payment date, except in the case of defaulted interest.

We may at any time designate additional paying agents or cancel the designation of any paying agent. We will at all times be required to maintain a paying agent in each place of payment for each series of junior subordinated debt securities.

Any money deposited with the trustee or any paying agent, or held by us in trust for the payment of the principal of and any premium or interest on any junior subordinated debt securities that remains unclaimed for two years after the principal, any premium or interest has become due and payable will, at our request, be repaid to us and the holder of the junior subordinated debt securities can then only look to us for payment.

Information About the Trustee

The Trust Indenture Act describes the duties and responsibilities of the trustee. Subject to the provisions under the Trust Indenture Act, the trustee has no obligation to exercise any of the powers vested in it by the indenture, at the request of any holder of junior subordinated debt securities, unless the holder offers reasonable indemnity against the costs, expenses and liabilities that are incurred. The trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if it reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

Corresponding Junior Subordinated Debt Securities

The corresponding junior subordinated debt securities are issued in one or more series of junior subordinated debt securities under the indenture with terms corresponding to the terms of a series of related capital securities. Concurrently with the issuance of each trust’s capital securities, the trust will invest the proceeds and the consideration paid by us for the related common securities in a series of corresponding junior subordinated debt securities. Each series of corresponding junior subordinated debt securities will be in the principal amount equal to the aggregate stated liquidation amount of the related capital securities and the common securities of the trust and will rank equally with all other series of junior subordinated debt securities. As a holder of the related capital securities for a series of corresponding junior subordinated debt securities, you will have rights in connection with modifications to the indenture or at the occurrence of events of default under the indenture described under “ — Modification of Indenture” and “ — Events of Default,” unless provided otherwise in the applicable prospectus supplement for these related capital securities.

Unless otherwise specified in the applicable prospectus supplement, if a Tax Event relating to a trust of related capital securities occurs and is continuing, we have the option, and subject to prior approval by the Federal Reserve (if required at the time under applicable capital guidelines or policies), to redeem the corresponding junior subordinated debt securities at any time within 90 days of the occurrence of the Tax Event, in whole but not in part, at the redemption price. As long as the applicable trust is the holder of all outstanding series of corresponding junior subordinated debt securities, the trust will use the proceeds of the redemption to redeem the corresponding capital securities and common securities in accordance with their terms. We may not redeem a series of corresponding junior subordinated debt securities in part, unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debt securities of the applicable series.

We will covenant in the indenture that if and as long as:

•       the trust of the related series of capital securities and common securities is the holder of all the corresponding junior subordinated debt securities;

•       a Tax Event related to the trust has occurred and is continuing; and

•       we have elected, and have not revoked our election to pay Additional Sums for the capital securities and common securities,

we will pay to the trust the Additional Sums.

We will also covenant, as to each series of corresponding junior subordinated debt securities:

•       to maintain directly or indirectly 100% ownership of the common securities of the trust to which corresponding junior subordinated debt securities have been issued, provided that some successors which are permitted under the indenture, may succeed to our ownership of the common securities;

•       not to voluntarily terminate, wind-up or liquidate any trust, except:

•        with prior approval of the Federal Reserve if then so required under applicable capital guidelines or policies of the Federal Reserve; and

•        in connection with a distribution of corresponding junior subordinated debt securities to the holders of the capital securities in liquidation of a trust, or in connection with some mergers, consolidations or amalgamations permitted by the related trust agreement; and

•       to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

DESCRIPTION OF CAPITAL SECURITIES

General

This section describes the general terms and provisions of the capital securities that are offered by this prospectus. The applicable prospectus supplement will describe the specific terms of the series of the capital securities offered under that prospectus supplement and any general terms outlined in this section that will not apply to those capital securities.

The capital securities will be issued under the trust agreement. The trust agreement will be qualified as an indenture under the Trust Indenture Act. The forms of trust agreement and capital securities have been filed as an exhibit to the registration statement.

The capital securities will have the terms described in the applicable trust agreement or made part of the trust agreement by the Trust Indenture Act or the Delaware Business Trust Act. The terms of the capital securities will mirror the terms of the junior subordinated debt securities held by each trust.

This section summarizes the material terms and provisions of the trust agreement and the capital securities. Because this is only a summary, it does not contain all of the details found in the full text of the trust agreement and the capital securities. If you would like additional information you should read the form of trust agreement and the form of capital securities.

The trust agreement of each trust authorizes the administrative trustees to issue on behalf of each trust one series of capital securities and one series of common securities containing the terms described in the applicable prospectus supplement. The proceeds from the sale of the capital securities and common securities will be used by each trust to purchase a series of junior subordinated debt securities from us. The junior subordinated debt securities will be held in trust by the property trustee for your benefit and the benefit of the holder of the common securities.

Under the guarantee, we will agree to make payments of distributions and payments on redemption or liquidation of the capital securities, to the extent that the related trust holds funds available for this purpose and has not made such payments. See “Description of the Guarantee.”

The assets of each trust available for distribution to you will be limited to payments received from us under the corresponding junior subordinated debt securities. If we fail to make a payment on the corresponding junior subordinated debt securities, the property trustee will not have sufficient funds to make related payments, including distributions, on the capital securities.

Each guarantee, when taken together with our obligations under the corresponding junior subordinated debt securities and the indenture, the applicable trust agreement and the expense agreement, will provide a full and unconditional guarantee of amounts due on the capital securities issued by each trust.

Each trust will redeem an amount of capital securities equal to the amount of any corresponding junior subordinated debt securities redeemed.

Specific terms relating to the capital securities will be described in the applicable prospectus supplement, including:

•       the name of the capital securities;

•       the dollar amount and number of capital securities issued;

•       the annual distribution rate(s) (or method of determining this rate(s)), the payment date(s) and the record dates used to determine the holders who are to receive distributions;

•       the date from which distributions shall be cumulative;

•       the optional redemption provisions, if any, including the prices, time periods and other terms and conditions for which the capital securities shall be purchased or redeemed, in whole or in part;

•       the terms and conditions, if any, under which the junior subordinated debt securities are distributed to you by the trusts;

•       any securities exchange on which the capital securities are listed;

•       whether the capital securities are to be issued in book-entry form and represented by one or more global certificates, and if so, the depositary for the global certificates and the specific terms of the depositary arrangements; and

•       any other relevant rights, preferences, privileges, limitations or restrictions of the capital securities.

The applicable prospectus supplement will also describe some U.S. federal income tax considerations applicable to any offering of capital securities.

Redemption or Exchange

Mandatory Redemption.   If any corresponding junior subordinated debt securities are repaid or redeemed in whole or in part, whether at maturity or upon earlier redemption, the property trustee will use the proceeds from this repayment or redemption to redeem a Like Amount of the capital securities and common securities. The property trustee will give you at least 30 days’ notice, but not more than 60 days’ notice, before the date of redemption. The capital securities and (unless there is a default under the junior subordinated debt securities) the common securities will be redeemed at the redemption price at the concurrent redemption of the corresponding junior subordinated debt securities. See “Description of the Junior Subordinated Debt Securities — Redemption.”

If less than all of any series of corresponding junior subordinated debt securities are to be repaid or redeemed on a date of redemption, then the proceeds from the repayment or redemption shall be allocated, pro rata, to the redemption of the related capital securities and the common securities.

We may redeem any series of corresponding junior subordinated debt securities:

•       on or after the date as specified in the applicable prospectus supplement, in whole at any time or in part, from time to time;

•       at any time, in whole (but not in part), upon the occurrence of a Tax Event, an Investment Company Event or a Capital Treatment; or

•       as is otherwise specified in the applicable prospectus supplement.

Distribution of Corresponding Junior Subordinated Debt Securities.   We may at any time terminate any trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, cause the corresponding junior subordinated debt securities relating to the capital securities and common securities issued by the trust to be distributed to you and the holders of the common securities in liquidation of the trust.

Tax Event, Investment Company Event Redemption or Capital Treatment Event.   If a Tax Event, Investment Company Event or Capital Treatment Event relating to a series of capital securities and common securities shall occur and be continuing, we may redeem the corresponding junior subordinated debt securities in whole, but not in part. This will cause a mandatory redemption of all of the related capital securities and common securities at the redemption price within 90 days following the occurrence of the Tax Event, Investment Company Event or Capital Treatment Event.

If a Tax Event, Investment Company Event or Capital Treatment Event relating to a series of capital securities and common securities occurs and is continuing and we elect not to redeem the corresponding junior subordinated debt securities or to terminate the related trust and cause the corresponding junior subordinated debt securities to be distributed to holders of the capital securities and common securities as described above, those capital securities and common securities will remain outstanding and Additional Sums may be payable on the corresponding junior subordinated debt securities.

Like Amount means:

•       for a redemption of any series of capital securities and common securities, capital securities and common securities of the series having a Liquidation Amount equal to that portion of the principal amount of corresponding junior subordinated debt securities to be contemporaneously redeemed. The Like Amount will be allocated to the common securities and to the capital securities based upon their relative Liquidation Amounts. The proceeds will be used to pay the redemption price of the capital securities and common securities; and

•       for a distribution of corresponding junior subordinated debt securities to holders of any series of capital securities and common securities, corresponding junior subordinated debt securities having a principal amount equal to the Liquidation Amount of the related capital securities and common securities.

•       Liquidation Amount means, unless otherwise provided in the applicable prospectus supplement, $25 per capital security and common security.

Once the liquidation date is fixed for any distribution of corresponding junior subordinated debt securities for any series of capital securities:

•       the series of capital securities will no longer be deemed to be outstanding;

•       The DTC, or its nominee, as the record holder of the series of capital securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debt securities to be delivered upon the distribution; and

•       certificates representing the series of capital securities not held by DTC or its nominee will be deemed to represent the corresponding junior subordinated debt securities. Those certificates will bear accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the series of capital securities until the certificates are presented to the administrative trustees of the applicable trust or their agent for transfer or reissuance.

We cannot assure you of the market prices for the capital securities or the corresponding junior subordinated debt securities. Accordingly, the capital securities that you may purchase, or the corresponding junior subordinated debt securities that you may receive on dissolution and liquidation of a trust, may trade at a discount of the price that you paid for the capital securities.

Redemption Procedures

Capital securities redeemed on a date of redemption shall be:

•       redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debt securities; and

•       payable on each date of redemption only to the extent that the related trust has funds on hand available for the payment of the redemption price.

If notice of redemption is given, then, by 12:00 noon, New York City time, on the date of redemption, to the extent funds are available, the property trustee will deposit irrevocably with DTC funds sufficient to pay the applicable redemption price and will give DTC irrevocable instructions and authority to pay the redemption price to you. See “Book-Entry Issuance.” If the capital securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the capital securities, funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to you when you surrender your certificates evidencing the capital securities.

Distributions payable on or before the date of redemption for any capital securities called for redemption shall be payable to the holders on the relevant record dates for the related distribution dates.

If notice of redemption is given and funds deposited as required, all of your rights will cease, except your right to receive the redemption price, and the capital securities will cease to be outstanding.

If a date of redemption is not a business day, then payment of the redemption price payable on the date of redemption will be made on the next succeeding day which is a business day (and without any interest or other payment for any delay). However, if the business day falls in the next calendar year, then payment will be made on the immediately preceding business day.

If payment of the redemption price of the capital securities called for redemption is improperly withheld or refused and not paid either by the trust or by us under the guarantee, then distributions on the capital securities will continue to accrue at the then applicable rate from the date of redemption to the date that the redemption price is actually paid. In this case the actual payment date will be the date of redemption for purposes of calculating the redemption price.

Subject to applicable law (including, without limitation, federal securities law), our subsidiaries or us may at any time and from time to time purchase outstanding capital securities by tender offer, in the open market or by private agreement.

Payment of the redemption price on the capital securities and any distribution of corresponding junior subordinated debt securities to holders of capital securities shall be payable to the holders on the relevant record date as they appear on the register of capital securities. The record date shall be one business day before the relevant date of redemption or liquidation date as applicable. However, if the capital securities are not in book-entry form, the relevant record date for the capital securities shall be at least 15 days before the date of redemption or liquidation date.

If less than all of the capital securities and common securities issued by a trust are to be redeemed on a redemption date, then the aggregate Liquidation Amount of the capital securities and common securities to be redeemed shall be allocated pro rata to the capital securities and the common securities based upon the relative Liquidation Amounts of such classes. The property trustee will select the capital securities to be redeemed on a pro rata basis not more than 60 days before the date of redemption, by a method deemed fair and appropriate by it. The property trustee will promptly notify the registrar in writing of the capital securities selected for redemption and, in the case of any capital securities selected for partial redemption, the Liquidation Amount to be redeemed.

You will receive notice of any redemption at least 30 days but not more than 60 days before the date of redemption at your registered address. Unless we default in the payment of the redemption price on the corresponding junior subordinated debt securities, on and after the date of redemption, interest will cease to accrue on the junior subordinated debt securities or portions of the junior subordinated debt securities (and distributions will cease to accrue on the related capital securities or portions of the capital securities) called for redemption.

Subordination of Common Securities

Payment of distributions on, and the redemption price of, each trust’s capital securities and common securities, will be made pro rata based on the liquidation amount of the capital securities and common securities. However, if an event of default under the indenture shall have occurred and is continuing, no payment may be made on any of the trust’s common securities, unless all unpaid amounts on each of the trust’s outstanding capital securities shall have been made or provided for in full.

If an event of default under the indenture has occurred and is continuing, we, as holder of the trust’s common securities, will be deemed to have waived any right to act on the event of default under the applicable trust agreement until the effect of all events of default relating to the capital securities have been cured, waived or otherwise eliminated. Until the events of default under the applicable trust agreement relating to the capital securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on your behalf and not on our behalf as holder of the trust’s common securities, and only you and the other holders of capital securities will have the right to direct the property trustee to act on your behalf.

Liquidation Distribution Upon Termination

Each trust agreement states that each trust shall be automatically terminated upon the expiration of the term of the trust and shall also be terminated upon the first to occur of:

•       our bankruptcy, dissolution or liquidation;

•       the distribution of a Like Amount of the junior subordinated debt securities directly to the holders of the capital securities and common securities. For this distribution, we must give at least 30 days’ written notice to the trustees;

•       the redemption of all of the capital securities and common securities of a trust; and

•       a court order for the dissolution of a trust is entered.

If dissolution of a trust occurs as described in the first, second and fourth bullets above, the applicable trustee shall liquidate the trust as quickly as possible. After paying all amounts owed to creditors, the trustee will distribute to the holders of the capital securities and the common securities either:

•       a Like Amount of junior subordinated debt securities; or

•       if the distribution of the junior subordinated debt securities is determined by the property trustee not to be practical, cash assets equal to the aggregate Liquidation Amount per capital security and common security specified in an accompanying prospectus supplement, plus accumulated and unpaid distributions from that date to the date of payment.

If a trust cannot pay the full amount due on its capital securities and common securities because insufficient assets are available for payment, then the amounts payable by the trust on its capital securities and common securities shall be paid pro rata. However, if an event of default under the indenture has occurred and is continuing, the total amounts due on the capital securities shall be paid before any distribution on the common securities.

Trust Enforcement Event

An event of default under the indenture constitutes an event of default under the amended and restated trust agreement. We refer to such an event as a “Trust Enforcement Event”. For more information on events of default under the indenture, see “Description of the Junior Subordinated Debt Securities — Events of Default”. Upon the occurrence and continuance of a Trust Enforcement Event, the property trustee, as the sole holder of the junior subordinated debentures, will have the right under the indenture to declare the principal amount of the junior subordinated debentures due and payable. The amended and restated trust agreement does not provide for any other events of default.

If the property trustee fails to enforce its rights under the junior subordinated debentures, any holder of capital securities may, to the extent permitted by applicable law, institute a legal proceeding against us to enforce the property trustee’s rights under the junior subordinated debentures and the indenture without first instituting legal proceedings against the property trustee or any other person. In addition, if a Trust Enforcement Event is due to our failure to pay interest or principal on the junior subordinated debentures when due, then the registered holder of capital securities may institute a direct action on or after the due date directly against us for enforcement of payment to that holder of the principal of or interest on the junior subordinated debentures having a principal amount equal to the total liquidation amount of that holder’s capital securities. In connection with such a direct action, we will have the right under the indenture to set off any payment made to that holder by us. The holders of capital securities will not be able to exercise directly any other remedy available to the holders of the junior subordinated debentures.

Pursuant to the amended and restated trust agreement, the holder of the common securities will be deemed to have waived any Trust Enforcement Event regarding the common securities until all Trust Enforcement Events regarding the capital securities have been cured, waived or otherwise eliminated. Until all Trust Enforcement Events regarding the capital securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the capital securities and only the holders of the capital securities will have the right to direct the enforcement actions of the property trustee.

Removal of Trustees

Unless an event of default under a trust agreement has occurred and is continuing, we can remove and replace any trustee at any time. If an event of default under a trust agreement has occurred and is continuing, the property trustee and the Delaware trustee may be removed or replaced by the holders of at least a majority in Liquidation Amount of the outstanding capital securities. We are the only one that has the right to remove or replace the administrative trustees. No resignation or removal of any of the trustees and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee as described in the applicable trust agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default under a trust agreement has occurred and is continuing, we, as the holder of the common securities, and the administrative trustees shall have the power:

•       to appoint one or more persons approved by the property trustee either to act as co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as a separate trustee of any trust property, in either case with the powers as provided in the instrument of appointment; and

•       to vest in the person(s) any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement.

If an event of default under a trust agreement has occurred and is continuing, only the property trustee may appoint a co-trustee or separate property trustee.

Merger or Consolidation of Trustees

If any of the trustees merge, convert, or consolidate with or into another entity or sells its trust operations to another entity, the new entity shall be the successor of the trustee under each trust agreement, provided that the corporation or other entity shall be qualified and eligible to be a trustee.

Mergers, Consolidations, Amalgamations or Replacements of the Trust

A trust may not merge with or into, consolidate, amalgamate, or be replaced by or transfer or lease all or substantially all of its properties and assets to any other entity (a merger event), except as described below. A trust may, at our request, with the consent of the administrative trustees and without your consent, merge with or into, consolidate, amalgamate or be replaced by another trust provided that:

•       the successor entity either:

•        expressly assumes all of the obligations of the trust relating to the capital securities; or

•        substitutes for the capital securities other securities with terms substantially similar to the capital securities (successor securities) so long as the successor securities have the same rank as the capital securities for distributions and payments upon liquidation, redemption and otherwise;

•       we expressly appoint a trustee of the successor entity who has the same powers and duties as the property trustee of the trust as it relates to the junior subordinated debt securities;

•       the successor securities are listed or will be listed on the same national securities exchange or other organization that the capital securities are listed on;

•       the merger event does not cause the capital securities or successor securities to be downgraded by any national statistical rating organization;

•       the merger event does not adversely affect the rights, preferences and privileges of the holders of the capital securities or successor securities in any material way;

•       the successor entity has a purpose substantially similar to that of the trust;

•       before the merger event, we have received an opinion of counsel stating that:

•        the merger event does not adversely affect the rights of the holders of the capital securities or any successor securities in any material way; and

•        following the merger event, neither the trust nor the successor entity will be required to register as an investment company under the Investment Company Act; and

•       we own all of the common securities of the successor entity and guarantee the successor entity’s obligations under the successor securities in the same manner provided by the related guarantee.

•       The trusts and any successor entity must always be classified as grantor trusts for U.S. federal income tax purposes unless all of the holders of the capital securities approve otherwise.

Voting Rights; Amendment of Each Trust Agreement

You have no voting rights except as discussed under “Description of the Capital Securities — Mergers, Consolidations, Amalgamations or Replacements of the Trust” and “Description of the Guarantee — Amendments and Assignment,” and as otherwise required by law and the applicable trust agreement. The property trustee, the administrative trustees and us may amend each trust agreement without your consent:

•       to fix any ambiguity or inconsistency; or

•       to modify, eliminate or add provisions to the applicable trust agreement as shall be necessary to ensure that each trust shall at all times be classified as a grantor trust for U.S. federal income tax purposes.

The administrative trustees and us may amend each trust agreement for any other reason as long as the holders of at least a majority in aggregate liquidation amount of the capital securities agree, and the trustees receive an opinion of counsel which states that the amendment will not affect the applicable trust status as a grantor trust for U.S. federal income tax purposes, or its exemption from regulation as an investment company under the Investment Company Act, except to:

•       change the amount and/or timing or otherwise adversely affect the method of payment of any distribution or Liquidation Amount on the capital securities or common securities;

•       restrict your right or the right of the common security holder to institute suit for enforcement of any distribution or Liquidation Amount on the capital securities or common securities;

The changes described in the two bullet points above require the approval of each holder of the capital securities affected.

So long as the corresponding junior subordinated debt securities of a trust are held by the property trustee of that trust, the trustees shall not:

•       direct the time, method and place of conducting any proceeding for any remedy available to the trustee or executing any trust or power conferred on the trustee relating to the corresponding junior subordinated debt securities;

•       waive any past default under Section 5.13 of the indenture;

•       cancel an acceleration of the principal of the corresponding junior subordinated debt securities; or

•       agree to any change in the indenture or the corresponding junior subordinated debt securities, where the trustees’ approval is required, without obtaining the prior approval of the holders of at least a majority in the aggregate Liquidation Amount of all outstanding related capital securities. However, if the indenture requires the consent of each holder of corresponding junior subordinated debt securities that are affected, then the property trustee must get approval of all holders of capital securities.

The trustees cannot change anything previously approved by you without your approval to make the change. The property trustee shall notify you of any notice of default relating to the corresponding junior subordinated debt securities.

In addition, before taking any of the actions described above, the trustees must obtain an opinion of counsel experienced in these matters, stating that the trust will continue to be classified as a grantor trust for U.S. federal income tax purposes.

As described in each trust agreement, the property trustee may hold a meeting so that you may vote on a change or request that you approve the change by written consent.

Your vote or consent is not required for the trust to redeem and cancel its capital securities under the trust agreement.

If your vote is taken or a consent is obtained, any capital securities that are owned by us, the trustees or any affiliate of either of us shall, for purposes of the vote or consent, be treated as if they were not outstanding.

Global Capital Securities

The capital securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in the applicable prospectus supplement. The specific terms of the depositary arrangements for a series of capital securities will be described in the applicable prospectus supplement. See “Book-Entry Issuance.”

Payment and Paying Agents

Payments regarding the capital securities shall be made to a depositary, which shall credit the relevant accounts at the depositary on the applicable distribution dates or, if any trusts’ capital securities are not held by a depositary, the payments shall be made by check mailed to the address of the holder entitled to it at the address listed in the register.

Unless otherwise specified in the applicable prospectus supplement, the paying agent shall initially be the property trustee. The paying agent shall be permitted to resign as paying agent with 30 days’ written notice to the property trustee and to us. If the property trustee shall no longer be the paying agent, the administrative trustees shall appoint a successor (which shall be a bank or trust company acceptable to the administrative trustees and to us) to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the capital securities.

Registration of transfers of capital securities will be effected without charge by or on behalf of each trust, after payment of any tax or other governmental charges that are imposed in connection with any transfer or exchange. No transfers of capital securities called for redemption will be registered.

Information About the Property Trustee

The property trustee will perform only those duties that are specifically stated in each trust agreement. If an event of default arises or certain defaults occur and continue under a trust agreement, the property trustee must use the same degree of care and skill in the exercise of its duties as a prudent person would exercise or use in the conduct of his or her own affairs. The property trustee is under no obligation to exercise any of the powers given it by the applicable trust agreement at your request unless it is offered reasonable security or indemnity against the costs, expenses and liabilities that it might incur.

If no event of default under a trust agreement has occurred and is continuing, and the property trustee is required to decide between alternative courses of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provisions of the applicable trust agreement, and the matter is not one on which you are entitled to vote, then the property trustee shall:

•       take some action as directed by us; and

•       if not so directed, take whatever action the property trustee deems advisable and in your best interests, and in the best interests of the holders of the capital securities and common securities of the applicable trust and will have no liability except for its own bad faith, negligence or willful misconduct.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the trusts in the manner that:

•       no trust will be deemed to be an investment company required to be registered under the Investment Company Act or to fail to be classified as a grantor trust for U.S. federal income tax purposes;

•       the corresponding junior subordinated debt securities will be treated as our indebtedness for U.S. federal income tax purposes.

In this connection, the administrative trustees and we are authorized to take any action, consistent with applicable law or the certificate of trust of each trust or each trust agreement, that we each determine in our discretion to be necessary or desirable for these purposes.

You have no preemptive or similar rights. A trust may not borrow money, issue Debt or mortgages, or pledge any of its assets.

DESCRIPTION OF THE GUARANTEE

General

We will execute a guarantee, for your benefit at the same time that a trust issues the capital securities. The guarantee trustee will hold the guarantee for your benefit. The guarantee will be qualified as an indenture under the Trust Indenture Act. The form of guarantee has been filed as an exhibit to the registration statement.

This section summarizes the material terms and provisions of the guarantee. Because this is only a summary, it does not contain all of the details found in the full text of the guarantee. If you would like additional information you should read the form of guarantee agreement.

We will irrevocably agree to pay to you in full the Guarantee Payments as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert other than the defense of payment. The following payments, to the extent not paid by a trust, will be subject to the guarantee:

•       any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the trust has applicable funds available to make the payment;

•       the redemption price and all accrued and unpaid distributions to the date of redemption on the capital securities called for redemption, to the extent that the trust has funds available to make the payment; or

•       in the event of a voluntary or involuntary dissolution, winding up or liquidation of the trust (other than in connection with a distribution of corresponding junior subordinated debt securities to you or the redemption of all the related capital securities), the lesser of:

•        the aggregate of the Liquidation Amount specified in the applicable prospectus supplement for each capital security plus all accrued and unpaid distributions on the capital securities to the date of payment; and

•        the amount of assets of the trust remaining available for distribution to you.

We can satisfy our obligation to make a guarantee payment by direct payment to you of the required amounts or by causing the trust to pay those amounts to the holders.

Each guarantee will be an irrevocable guarantee on a subordinated basis of the related trust’s obligations under the capital securities, but will apply only to the extent that the related trust has funds sufficient to make the payments, and is not a guarantee of collection.

No single document executed by us that is related to the issuance of the capital securities will provide for its full, irrevocable and unconditional guarantee of the capital securities. It is only the combined operation of the applicable guarantee, the applicable trust agreement, the indenture and the expense agreement that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under its capital securities.

Status of Guarantees

Each guarantee will constitute an unsecured obligation of ours and will rank subordinate and junior in right of payment to all of our Senior Debt; and each guarantee will rank equally with all other guarantees issued by us. The guarantee will constitute a guarantee of payment and not of collection (in other words you may sue us, or seek other remedies, to enforce your rights under the guarantee without first suing any other person or entity). Each guarantee will be held for your benefit. Each guarantee will not be discharged except by payment of the Guarantee Payments in full to the extent not previously paid by the trust or upon distribution to you of the corresponding series of junior subordinated debt securities. None of the guarantees places a limitation on the amount of additional Senior Debt that we may incur. We expect to incur from time to time additional indebtedness constituting Senior Debt.

Amendments and Assignment

Except regarding any changes which do not adversely affect your rights in any material respect (in which case your consent will not be required), the guarantee may only be amended with the prior approval of the holders of at least a majority in aggregate Liquidation Amount of the outstanding capital securities. A description of the manner in which approval may be obtained is described under “Description of the Capital Securities — Voting Rights; Amendment of Each Trust Agreement.” All guarantees and agreements contained in each guarantee will be binding on our successors, assigns, receivers, trustees and representatives and shall inure to the benefit of the holders of the related capital securities then outstanding.

Events of Default

An event of default under each guarantee occurs if we fail to make any of our required payments or perform our obligations under the guarantee. The holders of at least a majority in aggregate Liquidation Amount of the related capital securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee relating to the guarantee or to direct the exercise of any trust or power given to the guarantee trustee under the guarantee.

You may institute a legal proceeding directly against us to enforce your rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

As guarantor, we are required to file annually with the guarantee trustee a certificate stating whether or not we are in compliance with all the conditions and covenants applicable to us under the guarantee.

Information About the Guarantee Trustee

The guarantee trustee, other than during the occurrence and continuance of an event of default by us in the performance of any guarantee, will only perform the duties that are specifically described in the guarantee. After an event of default on any guarantee, the guarantee trustee will exercise the same degree of care and skill as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the guarantee trustee is under no obligation to exercise any of its powers as described in the guarantee at your request unless it is offered reasonable indemnity against the costs, expenses and liabilities that it might incur.

Termination of Capital Securities Guarantees

Each guarantee will terminate once the related capital securities are paid in full or upon distribution of the corresponding series of junior subordinated debt securities to you. Each guarantee will continue to be effective or will be reinstated if at any time you are required to restore payment of any sums paid under the capital securities or the guarantee.

RELATIONSHIP AMONG THE CAPITAL SECURITIES, THE CORRESPONDING JUNIOR

SUBORDINATED DEBT SECURITIES AND THE GUARANTEES

Full and Unconditional Guarantee

Payments of distributions and other amounts due on the capital securities (to the extent the trust has funds available for the payments) will be irrevocably guaranteed by us to the extent described under “Description of the Guarantee.” No single document executed by us in connection with the issuance of the capital securities will provide for its full, irrevocable and unconditional guarantee of the capital securities. It is only the combined operation of our obligations under the related guarantee, the related trust agreement, the corresponding series of junior subordinated debt securities, the indenture and the expense agreement that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the related series of capital securities.

If we do not make payments on any series of corresponding junior subordinated debt securities, the related trust will not pay distributions or other amounts on the related capital securities. The guarantee does not cover payments of distributions when the related trust does not have sufficient funds to pay such distributions. If that occurs, your remedy is to sue us, or seek other remedies, to enforce your rights under the guarantee without first instituting a legal proceeding against the guarantee trustee.

Sufficiency of Payments

As long as we make payments of interest and other payments when due on each series of corresponding junior subordinated debt securities, the payments will be sufficient to cover the payment of distributions and other payments due on the related capital securities, primarily because:

•       the aggregate principal amount of each series of corresponding junior subordinated debt securities will be equal to the sum of the aggregate liquidation amount of the related capital securities and common securities;

•       the interest rate and interest and other payment dates on each series of corresponding junior subordinated debt securities will match the distribution rate and distribution and other payment dates for the related capital securities;

•       we shall pay for any and all costs, expenses and liabilities of a trust except the trust’s obligations to holders of its capital securities under the capital securities; and

•       each trust agreement provides that the trust will not engage in any activity that is inconsistent with the limited purposes of the trust.

We have the right to set-off any payment we are otherwise required to make under the indenture with and to the extent we have made, or are concurrently on the date of the payment making, a payment under the related guarantee.

Enforcement Rights of Holders of Capital Securities

You may institute a legal proceeding directly against us to enforce your rights under the related guarantee without first instituting a legal proceeding against the guarantee trustee, the related trust or any other person or entity.

A default or event of default under any of our Senior Debt would not constitute a default or event of default under the trust agreements. However, in the event of payment defaults under, or acceleration of, any of our Senior Debt, the subordination provisions of the indenture provide that no payments will be made regarding the corresponding junior subordinated debt securities until the Senior Debt has been paid in full or any payment default on it has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debt securities would constitute an event of default under the trust agreements.

Limited Purpose of Trusts

Each trust’s capital securities evidence a beneficial interest in the respective trust, and each trust exists for the sole purpose of issuing its capital securities and common securities and investing the proceeds in corresponding junior subordinated debt securities. A principal difference between the rights of a holder of a capital security and a holder of a corresponding junior subordinated debt security is that a holder of a corresponding junior subordinated debt security is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debt securities held, while a holder of capital securities is entitled to receive distributions from the trust (or from us under the applicable guarantee) if and to the extent the trust has funds available for the payment of distributions.

Rights Upon Termination

In the event of any voluntary or involuntary termination, winding up or liquidation of any trust involving a liquidation of the corresponding junior subordinated debt securities held by a trust, you will be entitled to receive, out of assets held by that trust, the liquidation distribution in cash. See “Description of the Capital Securities — Liquidation Distribution Upon Termination.” In the event of our voluntary or involuntary liquidation or bankruptcy, the property trustee, as holder of the corresponding junior subordinated debt securities, would be a subordinated creditor of ours, subordinated in right of payment to all senior debt, but entitled to receive payment in full of principal, premium, if any, and interest, before any of our common stockholders receive payments or distributions. Since we are the guarantor under each guarantee and have agreed to pay for all costs, expenses and liabilities of each trust (other than the trust’s obligations to you), your position and the position of a holder of the corresponding junior subordinated debt securities relative to other creditors and to our stockholders in the event of our liquidation or bankruptcy are expected to be substantially the same.

BOOK-ENTRY ISSUANCE

DTC will act as securities depositary for all of the capital securities and the junior subordinated debt securities, unless otherwise stated in the applicable prospectus supplement. We will issue the capital securities and junior subordinated debt securities only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). We will issue and deposit with DTC one or more fully-registered global certificates for the capital securities of each trust and junior subordinated debt securities representing in the aggregate, the total number of the trust’s capital securities or aggregate principal balance of junior subordinated debt securities, respectively.

DTC is a limited purpose trust company organized under the New York Banking Law, a banking organization under the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation under the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, like transfers and pledges, in deposited securities through electronic computerized book-entry changes in the participants’ accounts, eliminating in this manner the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly, the Indirect Participants, also have access to the DTC system. The rules applicable to DTC and its participants are on file with the SEC.

Purchases of capital securities or junior subordinated debt securities within the DTC system must be made by or through Direct Participants, who will receive a credit for the capital securities or junior subordinated debt securities on DTC’s records. The ownership interest of each actual purchaser of each capital security and each junior subordinated debt securities is in turn to be recorded on the Direct and Indirect Participants’ records. DTC will not send written confirmation to Beneficial Owners of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased capital securities or junior subordinated debt securities. Transfers of ownership interests in the capital securities or junior subordinated debt securities are to be accomplished by entries made on the books of participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in capital securities or junior subordinated debt securities, unless the book-entry system for the capital securities of the trust or junior subordinated debt securities is discontinued.

DTC has no knowledge of the actual Beneficial Owners of the capital securities or junior subordinated debt securities. DTC’s records reflect only the identity of the Direct Participants to whose accounts the capital securities or junior subordinated debt securities are credited, which may or may not be the Beneficial Owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners and the voting rights of Direct Participants, Indirect Participants and Beneficial Owners, subject to any statutory or regulatory requirements as is in effect from time to time, will be governed by arrangements among them.

We will send redemption notices to Cede & Co. as the registered holder of the capital securities or junior subordinated debt securities. If less than all of a trust’s capital securities or the junior subordinated debt securities are redeemed, DTC’s current practice is to determine by lot the amount of the interest of each Direct Participant to be redeemed.

Although voting on the capital securities or the junior subordinated debt securities is limited to the holders of record of the capital securities or junior subordinated debt securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote on capital securities or junior subordinated debt securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the relevant trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to Direct Participants for whose accounts the capital securities or junior subordinated debt securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

The relevant trustee will make distribution payments on the capital securities or on the junior subordinated debt securities to DTC. DTC’s practice is to credit Direct Participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Standing instructions and customary practices will govern payments from participants to Beneficial Owners. Subject to any statutory or regulatory requirements, participants, and not DTC, the relevant trustee, trust or us will be responsible for the payment. The relevant trustee is responsible for payment of distributions to DTC. Direct and Indirect Participants are responsible for the disbursement of the payments to the Beneficial Owners.

DTC may discontinue providing its services as securities depositary on any of the capital securities or the junior subordinated debt securities at any time by giving reasonable notice to the relevant trustee and to us. If a successor securities depositary is not obtained, final capital securities or junior subordinated debt securities certificates must be printed and delivered. We may at our option decide to discontinue the use of the system of book-entry transfers through DTC (or a successor depositary). After an event of default, the holders of a majority in liquidation preference of capital securities or aggregate principal amount of junior subordinated debt securities may discontinue the system of book-entry transfers through DTC. In this case, final certificates for the capital securities or junior subordinated debt securities will be printed and delivered.

The trusts and we have obtained the information in this section about DTC and DTC’s book-entry system from sources that they believe to be accurate, but the trusts and we assume no responsibility for the accuracy of the information. Neither the trusts nor USB have any responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION

We may sell the securities:

•       through underwriters or dealers;

•       directly to one or more purchasers; or

•       through agents.

The applicable prospectus supplement will include the names of underwriters, dealers or agents retained. The applicable prospectus supplement will also include the purchase price of the securities, our proceeds from the sale, any underwriting discounts or commissions and other items constituting underwriters’ compensation, and any securities exchanges on which the securities are listed.

The underwriters will acquire the securities for their own account. They may resell the securities in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to some conditions. The underwriters will be obligated to purchase all the securities offered if any of the securities are purchased. Any initial public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time.

Underwriters, dealers, and agents that participate in the distribution of the securities may be underwriters as defined in the Securities Act, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may have agreements with the underwriters, dealers, and agents to indemnify them against some civil liabilities, including liabilities under the Act, or to contribute to payments which the underwriters, dealers or agents may be required to make.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our subsidiaries in the ordinary course of their businesses.

We may authorize underwriters, dealers and agents to solicit offers by certain specified institutions to purchase securities from us at the public offering price stated in the applicable prospectus supplement on delayed delivery contracts providing for payment and delivery on a specified date in the future. These contracts will be subject only to the conditions included in the applicable prospectus supplement, and the prospectus supplement will specify the commission payable for solicitation of such contracts.

We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe in the applicable prospectus supplement how any auction will be conducted to determine the price or any other terms of the securities, how potential investors may participate in the auction and, where applicable, the nature of the underwriters’ obligations with respect to the auction.

Unless the applicable prospectus supplement states otherwise, all securities except for common stock will be new issues of securities with no established trading market. Any underwriters who purchase securities from us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot assure you that the trading market for any securities will be liquid.

The maximum commission or discount to be received by any dealer/underwriter will not exceed eight (8) percent.

VALIDITY OF SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, some legal matters will be passed upon for us by Squire, Sanders & Dempsey L.L.P., Cincinnati, Ohio, our counsel, and for the underwriters, by Shearman & Sterling LLP, New York, New York. Richards, Layton & Finger P.A., Wilmington, Delaware, special Delaware counsel for the trusts, will pass on some legal matters for the trusts. Squire, Sanders & Dempsey L.L.P. and Shearman & Sterling LLP will rely on the opinion of Richards, Layton & Finger, P.A., Wilmington, Delaware as to matters of Delaware law regarding the trusts.

EXPERTS

Our financial statements as of December 31, 2004 and 2003 and for each of the two years in the period ended December 31, 2004 and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2004 incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2004 have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their reports which are incorporated by reference in this prospectus. Our financial statements for the year ended December 31, 2002 incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2004 have been audited by PricewaterhouseCoopers LLP, independent registered public accounting firm, as stated in their report. Such financial statements and management’s assessment are incorporated herein by reference in reliance upon the reports of such firms given on their authority as experts in accounting and auditing.

GLOSSARY

Below are abbreviated definitions of capitalized terms used in this prospectus and in the applicable prospectus supplement. The applicable prospectus supplement may contain a more complete definition of some of the terms defined here and reference should be made to the applicable prospectus supplement for a more complete definition of these terms.

“Additional Sums” refers to the additional amounts required to be paid so that the amount of distributions due and payable by a trust on outstanding capital securities and common securities shall not be reduced because of any additional taxes, duties and other governmental charges to which a trustee is subject because of a Tax Event.

“Beneficial Owner” refers to the ownership interest of each actual purchaser of each debt security.

“Company” refers to U.S. Bancorp and its subsidiaries, unless otherwise stated.

“Debt” means, for any person, whether recourse is to all or a portion of the assets of the person and whether or not contingent:

•       every obligation of the person for money borrowed;

•       every obligation of the person evidenced by bonds, debt securities, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•       every reimbursement obligation of the person regarding letters of credit, bankers’ acceptances or similar facilities issued for the account of the person;

•       every obligation of the person issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business);

•       every capital lease obligation of the person;

•       all indebtedness of the person whether incurred on, before, or after the date of the indenture, for claims relating to derivative products, including interest rate, foreign exchange rate and commodity-forward contracts, options and swaps and similar arrangements; and

•       every obligation of the type referred to in the first through the sixth bullet points above of another person and all dividends of another person the payment of which, in either case, the person has guaranteed or is responsible or liable, directly or indirectly, as obligor or otherwise.

“Depositary” refers to a bank or trust company selected by us, having its principal office in the United States and a combined capital and surplus of at least $50 million and where we will deposit the shares of any series of the preferred stock underlying the depositary shares under a separate deposit agreement between us and that bank or trust company.

“Direct Participants” refers to securities brokers and dealers, banks, trust companies, clearing corporations and other organizations who, with the New York Stock Exchange, Inc., the American Stock Exchange Inc., and the National Association of Securities Dealers, Inc., own DTC. Purchases of debt securities within the DTC system must be made by or through Direct Participants who will receive a credit for the debt securities on DTC’s records.

“Guarantee Payments” refers to the following payments, to the extent not paid by a trust, which will be subject to the guarantee:

•       any accumulated and unpaid distributions required to be paid on the capital securities, to the extent that the trust has applicable funds available to make the payment;

•       the redemption price and all accrued and unpaid distributions to the date of redemption with respect to capital securities called for redemption, to the extent that the trust has funds available to make the payment; or

•       in the event of a voluntary or involuntary dissolution, winding up or liquidation of the trust (other than in connection with a distribution of corresponding junior subordinated debt securities to you or the redemption of all the related capital securities), the lesser of:

•        the aggregate of the Liquidation Amount specified in the prospectus supplement for each capital security plus all accrued and unpaid distributions on the capital securities to the date of payment; and

•        the amount of assets of the trust remaining available for distribution to you.

“Indirect Participants” refers to others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with Direct Participants, either directly or indirectly, and who also have access to the DTC system.

“Omnibus Proxy” refers to the omnibus proxy that DTC would mail under its usual procedures to the relevant trustee as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to Direct Participants for whose accounts the debt securities are credited on the record date.

“Senior Debt” means the principal of, premium, if any, and interest, if any (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to us whether or not the claim for post-petition interest is allowed in the proceeding) on, our Debt whether incurred on, before or subsequent to the date of the indenture, unless, in the instrument creating or evidencing the Debt or under which the Debt is outstanding, it is provided that the obligations are not superior in right of payment to the junior subordinated debt securities.

“Tier 1 Capital” refers to the sum of core capital elements, less goodwill, other intangible assets, interest-only strip receivables, deferred tax assets, nonfinancial equity investments and certain other items. The core capital elements include: common stockholders’ equity, qualifying noncumulative perpetual preferred stock (including related surplus), Class A minority interest and restricted core capital elements. The restricted core capital elements may not exceed 25% of the sum of all core capital elements and include qualifying cumulative perpetual preferred stock (including related surplus), Class B minority interest, Class C minority interest and qualifying trust preferred securities.

         Securities

USB Capital XII

       % Trust Preferred Securities
fully and unconditionally guaranteed by

PROSPECTUS SUPPLEMENT

Merrill Lynch & Co.

Morgan Stanley

UBS Investment Bank

A.G. Edwards & Sons

Citigroup

RBC Capital Markets

Wachovia Securities

Banc of America Securities LLC

Bear, Stearns & Co. Inc.

Charles Schwab

Credit Suisse

Goldman, Sachs & Co.

Jeffries & Company

Lehman Brothers

Stifel Nicolaus

                 , 2007